UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1/A

Amendment No. 4

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

RX Safes, Inc.

(Name of small business issuer in its charter)

Nevada	3490	27-2928918
(State or jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
incorporation or organization)	Classification Code Number)	Identification Number)

170 Green Valley Parkway, Suite 300

Henderson, NV 89012

(tel. no.516-983-9144)

(fax no.702-522-8995)

(Address and telephone number of principal executive offices and principal place of business)

Copies to:

Cane Clark LLP

3273 E. Warm Springs Rd.

Las Vegas, NV 89120

(702) 312-6255 (Tel.)

(702) 944-7100 (Fax)

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act Registration Statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting Company.  See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting Company” in Rule 12b-2 of the Exchange Act.

[ ] Large accelerated filer [ ] Accelerated filer [ ] Non-accelerated filer [x]Smaller reporting Company

Calculation of Registration Fee

Title of each class of securities to be registered	Number to be registered (1)	Proposed maximum offering price per unit	Proposed maximum aggregate offering price(2)	Amount of registration fee(3)

Common Stock, par value $0.001	10,000,000	$0.25 per share	$2,500,000	$322.00
TOTAL	10,000,000		$2,500,000

(1)	This registration statement covers the sale by us of up to an aggregate of 10,000,000 shares of its common stock. Pursuant to Rule 416 under the Securities Act of 1933, as amended, this registration statement also covers any additional securities that may be offered or issued in connection with any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration that results in an increase in the number of the outstanding shares of our common stock.

(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended.

(3)	Previously paid.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

PROSPECTUS

RX SAFES, INC.

10,000,000 Common Shares

We have no public market for our Common Stock

This prospectus relates to our offering of 10,000,000 new shares of our common stock at an offering price of $0.25 per share. There is no minimum purchase requirement and no escrow, and the proceeds may be used by RX SAFES, INC. in its discretion.  There is no established public market for RX SAFES, INC.’s common stock, and the offering price has been arbitrarily determined.  Our common stock is not currently listed or quoted on any quotation service.  Although we intend to apply for quotation on the OTCBB or OTCQB through a market maker, there can be no assurance that our common stock will ever be quoted on any quotation service or that any market for our stock will ever develop. The shares are being offered by us on a “best efforts” basis and there can be no assurance that all or any of the shares offered will be subscribed. If less than the maximum proceeds are available to us, our development and prospects could be adversely affected. We may retain the services of licensed broker/dealers and compensate these broker/dealers with a cash commission not to exceed 10% of the proceeds raised by the broker/dealer. To the extent that our common stock is sold by our officers or directors, no commissions will be paid. This offering will be open until the earlier of: (i) the maximum amount of shares have been sold; or (ii) nine months from the date of effectiveness of this registration statement of which this prospectus forms a part.

	Price to the public	Underwriting Discounts and Commissions (1)	Proceeds to the Company Assuming 100% Subscribed	Proceeds to the Company Assuming 75% Subscribed	Proceeds to the Company Assuming 50% Subscribed	Proceeds to the Company Assuming 25% Subscribed
Per Share	$0.25	$0.00	$0.25	$0.25	$0.25	$0.25
Gross Proceeds	$2,500,000	$0.00	$2,500,000	$1,875,000	$1,250,000	$625,000
Net Proceeds(2)	$2,500,000	$0.0	$2,460,000	$1,835,000	$1,210,000	$585,000

(1)	There are no arrangements or plans to use underwriters or broker/dealers to offer our common stock. However, we reserve the right to utilize the services of licensed broker/dealers and compensate these broker/dealers with a commission not to exceed 10% of the proceeds raised.

(2)	The net proceeds estimates offering expenses of $40,000.

We are an “emerging growth company” as defined under the federal securities laws and, as such, may elect to comply with certain reduced public company reporting requirements. The purchase of the securities offered through this prospectus involves a high degree of risk. See section entitled “Risk Factors” starting on page 6.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The information in this prospectus is not complete and may be changed.  We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective.  The prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted

The date of this prospectus is July 8, 2014

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PROSPECTUS SUMMARY

Our Business

Rx Safes, Inc. designs, develops, engineers and markets fingerprint medical security storage solutions for consumers and healthcare professionals. We are experts in identity-based security utilizing biometric fingerprint recognition technology. Founded in 2010, we are a pioneer in a new targeted sector in Prescription (Rx) and over-the-counter (OTC) drug security, providing real solutions to address Rx and OTC drug abuse. The Rx DrugSAFE™ product line of medical safes and prescription drug products offers consumers the security products specifically designed to safely and securely store medications in the home. These secure storage products also offer healthcare professionals a secure and convenient means by which to control access to medications, addressing both loss prevention and safety concerns within a variety of healthcare settings. Our Rx DrugSAFE™ products are easy to set up and operate, convenient and competitively priced. Rx Safes, Inc. has spent over a year redesigning the core electronics technology and mechanical locking mechanisms of these products in order to provide further security and convenience for our customers.

Our strategy over the next twenty-four months will be to penetrate the consumer and healthcare medicine storage markets through comprehensive, multi-tiered marketing, distribution and educational efforts that leverage both traditional and online retail pharmacies, medical supply distributors and strategic partnerships with corporations and not-for-profits. We also plan to engage the support of credible professional and celebrity endorsements to position and market our products directly to consumers. We further plan to leverage relationships we have established with complementary businesses and organizations to provide education and raise awareness on the issue of Rx and OTC drug abuse and the increase in occurrences of accidental poisonings caused by infants, toddlers, adolescents and others accessing unsecured medications in the home.

As of March 31, 2014, we had $41,279 in current assets and current liabilities in the amount of $186,496. Accordingly, we had a working capital deficit of $145,217 as of March 31, 2014. Our current working capital is not sufficient to enable us to implement our business plan as set forth in this prospectus. We will need to sell a minimum of 25% of the shares offering in this prospectus for net proceeds of $585,000 in order to continue as a going concern. For these and other reasons, our independent auditors have raised substantial doubt about our ability to continue as a going concern. Accordingly, we will require additional financing, including the equity funding sought in this prospectus.

The shares in this prospectus are being offered by us on a “best efforts” basis and there can be no assurance that all or any of the shares offered will be subscribed. If less than the maximum proceeds are available to us, our development and prospects could be adversely affected. There is no minimum offering required for this offering to close. The proceeds of this offering will be immediately available to us for our general business purposes. The Maximum Offering amount is 10,000,000 shares ($2,500,000).

Our principal executive offices are located at 170 Green Valley Parkway, Suite 300 Henderson, NV 89012. Our telephone number is 516-983-9144.

The Offering

Common Stock Offered	Up to 10,000,000 shares at $0.25 per share

Common Stock Outstanding after the Offering	125,095,072 shares

Use of Proceeds	If we are successful at selling all the shares we are offering, our proceeds from this offering less offering expenses will be approximately $2,460,000. We intend to use these net proceeds to execute our business plan.

Symbol	None

Risk Factors	The Shares of Common Stock offered involves a high degree of risk and immediate substantial dilution. See "Risk Factors"

Term of offering	This offering will be open until the earlier of: (i) the maximum amount of shares have been sold; or (ii) nine months from the date of effectiveness of this registration statement of which this prospectus forms a part.

No Symbol for Common Stock	There is no trading market for our Common Stock. We intend to apply for a quotation on the OTCBB or OTCQB through a market maker. There is no guarantee that a market-maker will agree to assist us.

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Summary Financial Information

Balance Sheet Data	As of December 31, 2012	As of December 31, 2013	As of March 31, 2014
Cash	$32,006	$1,721	$36,899
Total Assets	$35,588	$6,908	$41,279
Liabilities	$114,122	$231,449	$278,732
Total Stockholders’ Deficit	$78,534	$224,541	$237,453
Statement of Operations	For the Year Ended December 31, 2012	For the Year Ended December 31, 2013	For the Three Months Ended March 31, 2014	For the Period from Inception to March 31, 2014
Revenue	$5,195	$3,024	$1,066	$31,566
Net Profit (Loss) for Reporting Period	$(1,365,227)	$(166,007)	$(12,912)	$(2,406,716)

References in this prospectus to “RX SAFES, INC.” “we,”  “us,” and “our” refer to RX SAFES, INC.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

The Securities and Exchange Commission (“SEC”) encourages companies to disclose forward-looking information so that investors can better understand future prospects and make informed investment decisions.  This prospectus contains these types of statements.  Words such as “may,” “expect,” “believe,” “anticipate,” “estimate,” “project,” or “continue” or comparable terminology used in connection with any discussion of future operating results or financial performance identify forward-looking statements.  You are cautioned not to place undue reliance on the forward-looking statements, which speak only as of the date of this prospectus.  All forward-looking statements reflect our present expectation of future events and are subject to a number of important factors and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements.  The factors listed in the “Risk Factors” section of this prospectus, as well as any cautionary language in this prospectus, provide examples of these risks and uncertainties.  The safe harbor for forward-looking statements is not applicable to this offering pursuant to Section 27A of the Securities Act of 1933.

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RISK FACTORS

An investment in our common stock involves a high degree of risk. You should carefully consider the risks described below and the other information in this prospectus before investing in our common stock. If any of the following risks occur, our business, operating results and financial condition could be seriously harmed. Currently, shares of our common stock are not publicly traded. In the event that shares of our common stock become publicly traded, the trading price of our common stock could decline due to any of these risks, and you may lose all or part of your investment.

RISKS RELATED TO OUR FINANCIAL CONDITION AND OUR BUSINESS

Because we have a limited operating history, you may not be able to accurately evaluate our operations.

We have had limited operations to date and have generated only a small amount of revenue. Therefore, we have a limited operating history upon which to evaluate the merits of investing in our company. Because we are in the early stages of operating our business, we are subject to many of the same risks inherent in the operation of a business with a limited operating history, including the potential inability to continue as a going concern.

Our investors may lose their entire investment because our financial status creates a doubt whether we will continue as a going concern.

Our auditors, in their opinion dated April 25, 2014 have stated that currently we do not have sufficient cash nor do we have a significant source of revenues to cover our operational costs and allow us to continue as a going concern.  We seek to raise operating capital to implement our business plan in an offering of our common stock.  Our company's plan specifies a minimum amount of $585,000 in additional operating capital to operate for the next twelve months. However, there can be no assurance that such offering will be successful. You may lose your entire investment.

We are dependent on outside financing for continuation of our operations.

Because we have generated only a small amount of revenue and currently operate at a significant loss, we are completely dependent on the continued availability of financing in order to continue our business. There can be no assurance that financing sufficient to enable us to continue our operations will be available to us in the future. Our failure to obtain future financing or to produce levels of revenue to meet our financial needs could result in our inability to continue as a going concern and, as a result, investors in the Company could lose their entire investment.

Our business will not grow unless the market for prescription and OTC drug safety products expands both domestically and internationally.

Our revenues will be derived from the sale of fingerprint activated drug safety products, predominantly into the consumer market. Drug safety products have not gained widespread commercial acceptance by consumers. We cannot accurately predict the future growth rate, if any, or the ultimate size of the drug safety market. The expansion of the market for our products depends on a number of factors including without limitation:

•	national or international events which may affect the need for or interest in drug safety products;

•	the cost, performance and reliability of our products and those of our competitors;

•	customers’ perception of the perceived benefit by drug safety products and their satisfaction with the performance and reliablity our products;

•	public perceptions regarding the confidentiality of private information;

•	proposed or enacted legislation related to the safe storage of prescription and OTC medication; and

•	marketing efforts and publicity regarding these products.

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We may face intense competition from other drug safety product providers who offer less expensive solutions to lock up medications

A significant number of established and startup companies are marketing or developing drug safety products that may eventually compete with our current offerings.

The drug safety product market is a rapidly evolving and intensely competitive, and we believe that additional significant long-term competitors will continue to enter the market. We expect competition in the market to increase and intensify in the near term. Companies competing with us may introduce products that are targeted at our target markets and competitively priced, have increased performance or functionality or incorporate technological advances we have not yet developed or implemented. Some present and potential competitors have financial, marketing, research, and manufacturing resources substantially greater than ours. Other players in the drug safety market do have the potential to directly compete with us. Among these companies are Medicus Health, Graham Field, Medsafe and LockMed. The former two companies primarily focus on the professional healthcare market and their products are costly and cumbersome for home consumer use. We believe the latter two companies offer inferior and less effective solutions when compared the Rx DrugSAFE, but at a price less expensive than ours. . This competitive disadvantage we face could mean less market share for our company.

The drug safety product market is a fledgling industry and the growth and success of it is dependent upon the perceived need by families to lock up medications in the home and the subsequent adoption of drug safety products consumers.

The majority of both teens and young adults obtain prescription drugs they abuse from friends and relatives, sometimes without their knowledge. And according to the 2012 Monitoring the Future survey, which is an ongoing study of the behaviors, attitudes and values of American secondary school students, funded by research grants from the National Institute on Drug Abuse, about 50 percent of high school seniors said that opioid drugs other than heroin (e.g., Vicodin) would be fairly or very easy to get. Many teens think these drugs are safe because they have legitimate uses, but taking them without a prescription to get high or self-medicate can be as dangerous – and addictive – as using street narcotics and illicit drugs.

This public health threat requires an all-out effort to raise awareness in the public about proper use, storage, and disposal of these powerful drugs. Retail pharmacies, pharmaceutical companies, as well as the government, have only offered educational programs in the hopes that education will prevent teen prescription drug abuse. It has not. The fact is that more teens take prescription drugs now than they did 5 years ago, deaths from prescription drug overdoses have skyrocketed, yet still, the public and the profession have not provided consumers a real solution. But regardless of these scary statistics and the more widespread publicity on the issue of prescription drug abuse, based on our own independent findings and industry knowledge, it still appears that many US households do not lock up their medications and these drugs are easily accessible. according to a statement by Nora Volkow, Director of the National Institute on Drug Abuse (NIDA), on Scientific Research on Prescription Drug Abuse before the US Senate Judiciary Committee, Subcomittee on Crime and Drugs, Wednesday March 12, 2008, most people don't lock up their prescription medications, nor do they discard them when they are no longer needed for their intended use, making them vulnerable to theft or misuse.

There are many potential customers that do not even know that drug safety products exist. If the public does not grasp or is ignorant of the benefits of our drug safety products, we may not be able to reach out and persuade them to purchase our products.

Because we do not have an exclusive agreement with our third party Chinese manufacturer that will manufacture our products, we may be unable to effectively manufacture and distribute our products or distribute them at all, which would adversely affect our reputation and materially reduce our revenues.

We do not own or operate any manufacturing facilities. We use only one third party manufacturers in China to manufacture our products, Good Promotions, Ltd. If we lose the services of our third party manufacturer, we may be unable to secure the services of replacement manufacturers. In addition, because we do not have a written agreement with our manufacturer, it could refuse to supply some or all of our products, reduce the number of products that it supplies or change the terms and prices under which it normally supplies our products. The occurrence of any such conditions will have a materially negative effect upon our reputation and our ability to distribute our products, which will cause a material reduction in our revenues.

In addition, certain Chinese manufacturers and the products they export have recently been the source of safety concerns and recalls, which is generally attributed to lax regulatory, quality control and safety standards. Should Chinese manufacturers continue to draw public criticism for exporting unsafe products, whether those products relate to our products or not we may be adversely affected by the stigma associated with Chinese production, which could have a material adverse effect on our business, results of operations and financial condition.

The occurrence of any such conditions will have a materially negative effect upon our reputation and our ability to distribute our products, which will cause a material reduction in our revenues.

We may be forced to re-design the core technology for our product line if Authentec (whose technology is now sold and manufactured under license by Digital Persona) stops supplying us with Sensors.

Our products currently incorporate a fingerprint sensor, that could possible become EOL (end of life) which means that the manufacturer will no longer make or support the product. This would cause us to have to redesign our core technology and would mean that we may not have product to sell. The redesign could be costly and time consuming and may allow potential competitors to take opportunities in the market place. Moreover, if we are unable to redesign our core technology, we could go out of business.

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Our financial and operating results often vary significantly from quarter to quarter and may be negatively affected by a number of factors.

Our financial and operating results may fluctuate from quarter to quarter because of the following reasons:

•	reduced demand for products and services caused, for example, by product offerings from new competitors;
•	the inability to timely and successfully (i) complete development of designs, components and products, (ii) complete new product introductions that may result in improved gross margins, or (iii) manufacture in volume.
•	changes in the mix of products and services we or our distributors sell;
•	the readiness of customers to accept delivery of new products on a timely basis;
•	unforeseen legal expenses, including litigation costs;
•	expenses related to acquisitions or mergers;
•	impairment charges arising out of our assessments of goodwill and intangibles;
•	other one-time financial charges;
•	the lack of availability or increase in cost of key components and subassemblies;
•	competitive pricing pressures; and
•	unpredictable product production schedules

Particularly important is the need to invest in planned technical development programs to maintain and enhance our competitiveness, and to successfully develop and launch new products and services on a timely basis. Managing and improving the likelihood of success of such programs requires the development of budgets, plans and schedules for the execution of these programs and the adherence to such budgets, plans and schedules. The majority of such program costs are payroll and related staff expenses, and secondarily materials, subcontractors and promotional expenses. These costs are very difficult to adjust in response to short-term fluctuations in our revenues, compounding the difficulty of achieving profitability in the event of a revenue downturn.

Our lengthy and variable sales cycle will make it difficult to predict operating results.

We have had limited sales to date. Nevertheless, we anticipate certain of our products will have a lengthy sales cycle. Although our target is consumers, we plan to access consumers through various distribution channels and not direct to the consumer, and it is the distributors that take the time to evaluate the products to determine if they fit into, or complement their existing product offerings. In addition, in our efforts to become approved as a medical device, this will require a great deal of time and effort getting insurance companies to pick up the product and then following that, introducing the product to the doctors, hospitals and other healthcare providers and facilities to encourage them to write prescriptions for the product.

If, after expending significant funds and effort, we fail to receive an order, a negative impact on our financial results and stock price could result. It is difficult to predict accurately the sales cycle of any order for any of our products. If we do not ship one or more orders as forecast for a fiscal quarter, our total revenues and operating results for that quarter could be materially and adversely affected.

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The substantial lead-time required for ordering parts and materials may lead to inventory problems.

The lead-time for ordering parts and materials and building many of our products can be many months. As a result, we must order parts and materials and build our products based on forecasted demand. If demand for our products lags significantly behind our forecasts, we may produce more products than we can sell, which can result in cash flow problems and write-offs or write-downs of obsolete inventory.

We will rely in part upon sales reps, retailers and distribution partners to distribute our products, and we may be adversely affected if those parties do not actively promote our products or pursue customers who would have a potential demand for our products.

We estimate that a significant portion of our revenue will come from sales to partners including reps, retailers, distributors and resellers. Some of these relationships have not been formalized in a detailed contract, and may be subject to termination at any time. Even where these relationships are formalized in a detailed contract, the agreements are often terminable with little or no notice and subject to periodic amendment. We cannot control the amount and timing of resources that our partners devote to activities on our behalf.

We intend to continue to seek strategic relationships to distribute, license and sell certain of our products. We, however, may not be able to negotiate acceptable relationships in the future and cannot predict whether current or future relationships will be successful.

The loss of sole or limited source suppliers may result in delays or additional expenses.

We obtain certain hardware components and complete products, as well as software applications, from a single source or a limited group of suppliers. We do not have long-term agreements with any of our suppliers. We will experience significant delays in manufacturing and shipping of products to customers if we lose these sources or if supplies from these sources are delayed.

As a result, we may be required to incur additional development, manufacturing and other costs to establish alternative sources of supply. It may take several months to locate alternative suppliers, if required, or to re-tool our products to accommodate components from different suppliers. We cannot predict if we will be able to obtain replacement components within the time frames we require at an affordable cost, or at all. Any delays resulting from suppliers failing to deliver components or products on a timely basis in sufficient quantities and of sufficient quality or any significant increase in the price of components from existing or alternative suppliers could have a severe negative impact on our financial results and stock price.

We may be subject to loss in market share and market acceptance as a result of performance failures, manufacturing errors, delays or shortages.

There is a risk that for unforeseen reasons we may be required to repair or replace a substantial number of products in use or to reimburse customers for products that fail to work or meet strict performance criteria. To date, we have experienced some product failures related to customer use of the fingerprint technology. It took some customers some time to get used to how the fingerprint technology worked, and customer service was needed to correct this problem. Also, prior to our redesign there was a material deficiency with the mechanical design and construction of the metal case that would allow a possible breach of the safe. We have taken steps to limit remedies for product failure to the repair or replacement of malfunctioning or noncompliant products or services, and also attempt to exclude or minimize exposure to product and related liabilities by including in our standard agreements warranty disclaimers and disclaimers for consequential and related damages as well as limitations on our aggregate liability. From time to time, in certain sales transactions, we may negotiate liability provisions that vary from such standard forms. There is a risk that our contractual provisions may not adequately minimize our product and related liabilities or that such provisions may be unenforceable. We intend to carry product liability insurance, but coverage we secure may not be adequate to cover potential claims. Moreover, to the extent we have to repair, reimburse or expend funds to cover customer service issues, our results of operations will be negatively affected.

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We may be subject to repair, replacement, reimbursement and liability claims as a result of products that fail to work or to meet applicable performance criteria.

There is a risk that for unforeseen reasons we may be required to repair or replace a substantial number of products in use or to reimburse customers for products that fail to work or meet strict performance criteria. We attempt to limit remedies for product failure to the repair or replacement of malfunctioning or noncompliant products or services, and also attempt to exclude or minimize exposure to product and related liabilities by including in our standard agreements warranty disclaimers and disclaimers for consequential and related damages as well as limitations on our aggregate liability. From time to time, in certain complex sale or licensing transactions, we may negotiate liability provisions that vary from such standard forms. There is a risk that our contractual provisions may not adequately minimize our product and related liabilities or that such provisions may be unenforceable. We intend to carry product liability insurance, but coverage we secure may not be adequate to cover potential claims.

Failure by us to maintain the proprietary nature of our technology, intellectual property and manufacturing processes could have a material adverse effect on our business, operating results, financial condition, stock price, and on our ability to compete effectively.

We principally rely upon patent, trademark, copyright, trade secret and contract law to establish and protect our proprietary rights. There is a risk that claims allowed on any patent licenses or trademarks we hold may not be broad enough to protect our technology. In addition, our patent licenses or trademarks may be challenged, invalidated or circumvented and we cannot be certain that the rights granted thereunder will provide competitive advantages to us. Moreover, any current or future issued or licensed patents, or trademarks, or currently existing or future developed trade secrets or know-how may not afford sufficient protection against competitors with similar technologies or processes, and the possibility exists that certain of our already issued patents or trademarks may infringe upon third party patents or trademarks or be designed around by others. In addition, there is a risk that others may independently develop proprietary technologies and processes, which are the same as, substantially equivalent or superior to ours, or become available in the market at a lower price.

In addition, foreign laws treat the protection of proprietary rights differently from laws in the United States and may not protect our proprietary rights to the same extent as U.S. laws. The failure of foreign laws or judicial systems to adequately protect our proprietary rights or intellectual property, including intellectual property developed on our behalf by foreign contractors or subcontractors may have a material adverse effect on our business, operations, financial results and stock price.

There is a risk that we have infringed or in the future will infringe patents or trademarks owned by others, that we will need to acquire licenses under patents or trademarks belonging to others for technology potentially useful or necessary to us, and that licenses will not be available to us on acceptable terms, if at all.

We may have to litigate to enforce our patents or trademarks or to determine the scope and validity of other parties’ proprietary rights. Litigation could be very costly and divert management’s attention. An adverse outcome in any litigation may have a severe negative effect on our financial results and stock price. To determine the priority of inventions, we may have to participate in interference proceedings declared by the United States Patent and Trademark Office or oppositions in foreign patent and trademark offices, which could result in substantial cost and limitations on the scope or validity of our patents or trademarks.

We also rely on trade secrets and proprietary know-how, which we seek to protect by confidentiality agreements with our employees, consultants, service providers and third parties. There is a risk that these agreements may be breached, and that the remedies available to us may not be adequate. In addition, our trade secrets and proprietary know-how may otherwise become known to or be independently discovered by others.

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Compliance with changing regulation of corporate governance and public disclosure may result in additional expenses.

Changing laws, regulations and standards relating to corporate governance and public disclosure, including the Sarbanes-Oxley Act of 2002 and new SEC regulations, are creating uncertainty for companies such as ours. These new or changed laws, regulations and standards are subject to varying interpretations in many cases due to their lack of specificity, and as a result, their application in practice may evolve over time as new guidance is provided by regulatory and governing bodies, which could result in continuing uncertainty regarding compliance matters and higher costs necessitated by ongoing revisions to disclosure and governance practices. We are committed to maintaining high standards of corporate governance and public disclosure. As a result, we intend to invest resources to comply with evolving laws, regulations and standards, and this investment may result in increased general and administrative expenses and a diversion of management time and attention from revenue-generating activities to compliance activities. If our efforts to comply with new or changed laws, regulations and standards differ from the activities intended by regulatory or governing bodies due to ambiguities related to practice, our reputation may be harmed.

If we fail to adequately manage the size of our business, it could have a severe negative effect on our financial results or stock price.

Our management believes that in order to be successful we must appropriately manage the size of our business. This may mean reducing costs and overhead in certain economic periods, and selectively growing in periods of economic expansion. In addition, we will be required to implement operational, financial and management information procedures and controls that are efficient and appropriate for the size and scope of our operations. The management skills and systems currently in place may not be adequate and we may not be able to manage any significant cost reductions or effectively provide for our growth.

If we fail to attract and retain qualified senior executive and key technical personnel, our business will not be able to expand.

We are dependent on the continued availability of the services of our employees, many of whom are individually key to our future success, and the availability of new employees to implement our business plans. We rely heavily on the marketing experience of Lorraine Yarde to move our product into distribution for sales. As we move forward we will need to engage professionals with various specific experience. We will need engineers with specific knowledge in designing and developing biometric products and there are limited resources available that have this specific experience. We will also need to hire professionals who understand the process of selling product through CMS (Centers for Medicare and Medicaid Services) as well as people familiar with working with medical devices as it relates to reimbursement by private insurance companies. We will also need to identify sales and marketing professionals with specific experience in selling into certain channels of distribution such as mass merchant retail, hospitals, doctors and healthcare facilities.

The market for skilled employees is highly competitive, especially for employees in technical fields. There can be no assurance that we will be able to retain the services of all our key employees or a sufficient number to execute our plans, nor can there be any assurance we will be able to continue to attract new employees as required.

Our personnel may voluntarily terminate their relationship with us at any time, and competition for qualified personnel, especially engineers, is intense. The process of locating additional personnel with the combination of skills and attributes required to carry out our strategy could be lengthy, costly and disruptive.

If we lose the services of key personnel, or fail to replace the services of key personnel who depart, we could experience a severe negative effect on our financial results and stock price. In addition, there is intense competition for highly qualified engineering and marketing personnel in the locations where we principally operate. The failure to acquire the services of any key engineering, marketing or other personnel or our failure to attract, integrate, motivate and retain additional key employees could have a material adverse effect on our business, operating and financial results and stock price.

Because our management have other obligations and are only able to provide their services on a part-time basis, they may not be able or willing to devote a sufficient amount of time to our business operations, causing our business to fail.

Our President and Director, Ms. Yarde, and our Treasurer and Director, Dr. Kutzner, devote 25 and 10 hours per week to our business affairs, respectively. We do not have employment agreements with management, nor do we maintain key life insurance. Currently, we do not have any full or part-time employees. If the demands of our business require the full business time of our management, it is possible that they may not be able to devote sufficient time to the management of our business, as and when needed. Ms. Yarde plans to work with our company on a full-time basis after this registration statement goes effective. If our management is unable to devote a sufficient amount of time to manage our operations, our business will fail.

If we fail to comply with the new rules under the Sarbanes-Oxley Act related to accounting controls and procedures, or if material weaknesses or other deficiencies are discovered in our internal accounting procedures, our stock price could decline significantly.

Section 404 of the Sarbanes-Oxley Act requires annual management assessments of the effectiveness of our internal controls over financial reporting and a report by our independent auditors addressing these assessments. We are in the process of documenting and testing our internal control procedures, and we may identify material weaknesses in our internal control over financial reporting and other deficiencies. If material weaknesses and deficiencies are detected, it could cause investors to lose confidence in our Company and result in a decline in our stock price and consequently affect our financial condition. In addition, if we fail to achieve and maintain the adequacy of our internal controls, we may not be able to ensure that we can conclude on an ongoing basis that we have effective internal controls over financial reporting in accordance with Section 404 of the Sarbanes-Oxley Act. Moreover, effective internal controls, particularly those related to revenue recognition, are necessary for us to produce reliable financial reports and are important to helping prevent financial fraud. If we cannot provide reliable financial reports or prevent fraud, our business and operating results could be harmed, investors could lose confidence in our reported financial information, and the trading price of our Common Stock could drop significantly. In addition, we cannot be certain that additional material weaknesses or significant deficiencies in our internal controls will not be discovered in the future.

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Insiders will continue to have substantial control over us and our policies after this offering and will be able to influence corporate matters.

Our directors and officers, whose interests may differ from other stockholders, have the ability to exercise significant control over us. Presently, these individuals beneficially own approximately 29% of our common stock, and, assuming 100% of this offering is sold, they will continue to beneficially own approximately 27%.  These stockholders are able to exercise significant influence over all matters requiring approval by our stockholders, including the election of directors, the approval of significant corporate transactions, and any change of control of our company.  These individuals could prevent transactions, which would be in the best interests of the other shareholders. The interests of our officers and directors may not necessarily be in the best interests of the shareholders in general.

RISKS RELATED TO OUR SECURITIES AND THIS OFFERING

If a market for our common stock does not develop, shareholders may be unable to sell their shares.

Prior to this offering, there has been no public market for our securities and there can be no assurance that an active trading market for the securities offered herein will develop after this offering, or, if developed, be sustained. We anticipate that, upon completion of this offering, the common stock will be eligible for quotation on the OTCBB or OTCQB. If for any reason, however, our securities are not eligible for initial or continued quotation on the OTCBB or OTCQB or a public trading market does not develop, purchasers of the common stock may have difficulty selling their securities should they desire to do so and purchasers of our common stock may lose their entire investment if they are unable to sell our securities.

Our common stock price may be volatile and could fluctuate widely in price, which could result in substantial losses for investors.

The market price of our common stock is likely to be highly volatile and could fluctuate widely in price in response to various factors, many of which are beyond our control, including:

  technological innovations or new products and services by us or our competitors;
  government regulation of our products and services;
  the establishment of partnerships with other technology companies;
  intellectual property disputes;
  additions or departures of key personnel;
  sales of our common stock
  our ability to integrate operations, technology, products and services;
  our ability to execute our business plan;
  operating results below expectations;
  loss of any strategic relationship;
  industry developments;
  economic and other external factors; and
  period-to-period fluctuations in our financial results.

Because we are a development stage company with nominal revenues to date, you should consider any one of these factors to be material. Our stock price may fluctuate widely as a result of any of the above.

In addition, the securities markets have from time to time experienced significant price and volume fluctuations that are unrelated to the operating performance of particular companies. These market fluctuations may also materially and adversely affect the market price of our common stock.

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We have not paid cash dividends in the past and do not expect to pay cash dividends in the future on our common stock. Any return on investment may be limited to the value of our common stock.

We have never paid cash dividends on our common stock and do not anticipate paying cash dividends in the foreseeable future. The payment of cash dividends on our common stock will depend on earnings, financial condition and other business and economic factors at such time as the board of directors may consider relevant. If we do not pay cash dividends, our common stock may be less valuable because a return on your investment will only occur if its stock price appreciates.

In the event that we are unable to sell sufficient shares of common stock we may need additional capital in the future, which may not be available to us on favorable terms, or at all, and the raising of additional capital at a later time may dilute your ownership of our common stock.

We expect that the net proceeds of this offering, $2,460,000, will be sufficient to meet our expected needs for working capital and capital expenditures to fully implement and carry out our business plan.   If we need to raise capital in the future, through private or public offerings, depending on the terms of the offerings, such sales of additional shares may dilute the holdings of investors who purchase our shares in this offering beyond the dilution figures we have presented in this prospectus.  We cannot be certain that additional financing through private placements of our stock or borrowing will be available to us when required, on favorable terms, or at all.  Our inability to obtain adequate capital or financing may limit our ability to achieve the level of corporate growth that we believe to be necessary to succeed in our business or may require us to cease business operations entirely.

We must raise at least 25% of the offering to pursue our business plan on a limited basis.

We have no alternative plan of operation if at least 25% of the shares offered herein are not sold.  We plan to remain in business through our website sales for as long as possible. Those investing in our common stock through this offering are taking substantial risk in that they may lose their entire investment if we do not sell at least 25% of the shares offered (See Use of Proceeds).

Investors purchasing common Stock prior to our 25% ($585,000 net after offering cost of $40,000) threshold of the offering may lose their entire investment.

We may fail and cease operations all together if 25% or $625,000 of common stock is not sold. Therefore, investors who purchase stock at the beginning of our offering are at greater risk of losing their entire investment than those investing after the 25% threshold is made.

Our management will have broad discretion over the use of the proceeds we receive in this offering and might not apply the proceeds in ways that increase the value of your investment.

The offering has no escrow, and investor funds may be used on receipt.  There is no escrow of any funds received by RX SAFES, INC. in this offering, and any funds received may be used by RX SAFES, INC. for any corporate purpose as the funds are received.

We intend to use the money raised in this offering as detailed in “Use of Proceeds” section of this prospectus. However, our management has the discretion to use the money as it sees fit, and may diverge from using the proceeds of this offering as explained herein. The use of proceeds may not be used to increase the value of your investment.

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As a new investor, you will experience substantial dilution as a result of future equity issuances.

In the event we are required to raise additional capital it may do so by selling additional shares of common stock thereby diluting the shares and ownership interests of existing shareholders.

Our shares may be considered a “penny stock” within the meaning of Rule 3a-51-1 of the Securities Exchange Act which will affect your ability to sell your shares; “penny stocks” often suffer wide fluctuations and have certain disclosure requirements which make resale in the secondary market difficult.

Our shares will be subject to the Penny Stock Reform Act, which will affect your ability to sell your shares in any secondary market, which may develop. If our shares are not listed on a nationally approved exchange or NASDAQ, do not meet certain minimum financing requirements, or have a bid price of at least $5.00 per share, they will likely be defined as a “penny stock”. Broker-dealer practices, in connection with transactions in “penny stocks”, are regulated by the SEC. Rules associated with transactions in penny stocks include the following:

·	the delivery of standardized risk disclosure documents;
·	the provision of other information such as current bid/offer quotations, compensation to be provided broker-dealer and salesperson, monthly accounting for penny stocks held in the customers account;
·	written determination that the penny stock is a suitable investment for purchaser;
·	written agreement to the transaction from purchaser; and
·	a two-business day delay prior to execution of a trade

These disclosure requirements and the wide fluctuations that “penny stocks” often experience in the market may make it difficult for you to sell your shares in any secondary market, which may develop.

USE OF PROCEEDS

The net proceeds to RX SAFES, INC. from the sale of the shares of common stock offered are estimated to be approximately $2,460,000 if all shares in this offering are sold, provided the offering expenses are $40,000.

The following table shows our use of net proceeds if 25%, 50%, 75%, and 100% of the shares are sold. There can be no assurance that any shares will be sold in this offering.  We intend to raise $2,500,000 selling 10,000,000 shares of our common stock at $0.25 per share.

	25%	50%	75%	100%

Gross Offering	625,000	1,250,000	1,875,000	$2,500,000
Commissions(1)	$0	$0	$0	$0
Offering Expenses	$40,000	$40,000	$40,000	$40,000
Net Proceeds	$585,000	$1,210,000	$1,835,000	$2,460,000
USE OF NET PROCEEDS
Legal and accounting(2)	$25,000	$25,000	$25,000	$25,000
Sales and Marketing (3)	$87,750	$181,500	$275,250	$369,000
Product Development (4)	$58,500	$121,000	$183,500	$246,000
Inventory (5)	$146,250	$302,500	$458,750	$615,000
Working capital (6)	$267,500	$580,000	$892,500	$1,205,000
Total	$585,000	$1,210,000	$1,835,000	$2,460,000

(1)	Commissions: There are no arrangements or plans to use underwriters or broker/dealers to offer our common stock. However, we reserve the right to utilize the services of licensed broker/dealers and compensate these broker/dealers with a commission not to exceed 10% of the proceeds raised.
(2)	Legal and Accounting: A portion of the proceeds will be used to pay legal, accounting, and related compliance costs in connection with our future needs.
(3)	Sales and Marketing: A portion of the proceeds will be used to pay Sales and Marketing expenses to include sales rep commissions, advertising, PR, promotional and marketing material and media.
(4)	Product Development: A portion of the proceeds will be used to continuously improve on the core technology used in our products and the ongoing funding of new product development. We also may us a portion of the funds to acquire existing technologies to product lines from other companies, although we presently have no plans to do so.

(5)	Inventory: A portion of the proceeds will be used to purchase inventory of the existing products.
(6)	Working Capital: A portion of the proceeds will be used for working capital needs.

The allocation of the net proceeds of the offering set forth above represents our best estimates based upon our current plans and certain assumptions regarding industry and general economic conditions and our future revenues and expenditures. If any of these factors change, we may find it necessary or advisable to reallocate some of the proceeds within the above-described categories. Working capital includes payroll, office expenses and supplies, insurance, and other general expenses.

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DETERMINATION OF OFFERING PRICE

As of the date of this prospectus, there is no public market for our common stock. The offering price of $0.25 per share was determined arbitrarily by us and should not be considered an indication of the actual value of our company or our shares of common Stock. It was not based on any established criteria of value and bears no relation to our assets, book value, earnings or net worth. In determining the offering price and the number of shares to be offered, we considered such factors as the price paid by both initial and subsequent investors, our financial condition, our potential for profit and the general condition of the securities market.

We decided on the offering price of $0.25 per share because we believe that the price of $0.25 per share will be the easiest price at which to sell the shares. The price of the common stock that will prevail in any market that develops after the offering, if any, may be higher or lower than the price you paid. There is also no assurance that an active market will ever develop in our securities. You may not be able to resell any shares you purchased in this offering. Our common stock has never been traded on any exchange or market prior to this offering.

DILUTION

As of March 31, 2014, RX SAFES, INC.’s net tangible book value was ($237,453) or ($0.0021) per share of common stock.  Net tangible book value is the aggregate amount of RX SAFES, INC.’s tangible assets less its total liabilities. Net tangible book value per share represents our total tangible assets less our total liabilities, divided by the number of shares of Common Stock outstanding.  After giving effect to the sale of 10,000,000 shares of Common Stock at an offering price of $0.25 per share, application of the estimated net sale proceeds ($2,460,000 after deducting offering expenses of $40,000 resulting in a net price per share of $0.246 if all shares are sold) our net tangible book value as of the closing of this offering would increase from ($.0021) to $0.0178 per share.  This represents an immediate increase in the net tangible book value of $0.0198 per share to current shareholders, and immediate dilution of $0.4822 per share to new investors, as illustrated in the following table: (Gross offering share price of $0.25 is reduced to $0.4822 (rounded) after deducting offering expenses.)

If 100% of the offering is sold:  10,000,000 shares @ $0.25 = $2,500,000 ($2,460,000 net proceeds)

Public offering price per share of Common Stock	$0.25

Net tangible book value per share before	$(0.0021)
Increase per share attributable to old investors	$0.0198
Net tangible book value per share after offering	$0.0178
Dilution per share to new investors	$0.4822
Percentage dilution	96.45%

If 75% of the offering is sold:  7,500,000 shares @ $0.25 = $1,875,000 ($1,835,000 net proceeds)

Public offering price per share of Common Stock	$0.25
Net tangible book value per share before	$(0.0021)
Increase per share attributable to old investors	$0.0151
Net tangible book value per share after offering	$0.0130
Dilution per share to new investors	$0.4870
Percentage dilution	97.39%

If 50% of the offering is sold:  5,000,000 shares @ $0.25 = $1,250,000 ($1,210,000 net proceeds)

Public offering price per share of Common Stock	$0.25
Net tangible book value per share before	$(0.0021)
Increase per share attributable to old investors	$0.0102
Net tangible book value per share after offering	$0.0081
Dilution per share to new investors	$0.4919
Percentage dilution	98.38%

If 25% of the offering is sold:  2,500,000 shares @ $0.25 = $625,000 ($585,000 net proceeds)

Public offering price per share of Common Stock	$0.25
Net tangible book value per share before	$(0.0021)
Increase per share attributable to old investors	$0.0050
Net tangible book value per share after offering	$0.0030
Dilution per share to new investors	$0.4970
Percentage dilution	99.41%

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PLAN OF DISTRIBUTION

There Is No Current Market for Our Shares of Common Stock

There is currently no market for our shares. We cannot give you any assurance that the shares you purchase will ever have a market or that if a market for our shares ever develops, that you will be able to sell your shares. In addition, even if a public market for our shares develops, there is no assurance that a secondary public market will be sustained.

The shares you purchase are not traded or listed on any exchange. After the effective date of the registration statement of which this prospectus forms a part, we intend to have a market maker file an application with the Financial Industry Regulatory Authority to have our common stock quoted on the OTCBB.

We currently have no market maker who is willing to list quotations for our stock. Further, even assuming we do locate such a market maker, it could take several months before the market maker’s listing application for our shares is approved.

The OTCQB is maintained by OTC Market Group, Inc. The securities traded on the OTCQB are not listed or traded on the floor of an organized national or regional stock exchange. Instead, these securities transactions are conducted through a telephone and computer network connecting dealers in stocks. Over-the-counter stocks are traditionally smaller companies that do not meet the financial and other listing requirements of a regional or national stock exchange.

Even if our shares are quoted on the OTCQB, a purchaser of our shares may not be able to resell the shares. Broker-dealers may be discouraged from effecting transactions in our shares because they will be considered penny stocks and will be subject to the penny stock rules. Rules 15g-1 through 15g-9 promulgated under the Securities Exchange Act of 1934, as amended, impose sales practice and disclosure requirements on FINRA brokers-dealers who make a market in a "penny stock." A penny stock generally includes any non-NASDAQ equity security that has a market price of less than $5.00 per share. Under the penny stock regulations, a broker-dealer selling penny stock to anyone other than an established customer or "accredited investor" (generally, an individual with net worth in excess of $1,000,000 or an annual income exceeding $200,000, or $300,000 together with his or her spouse) must make a special suitability determination for the purchaser and must receive the purchaser's written consent to the transaction prior to sale, unless the broker-dealer or the transactions is otherwise exempt. In addition, the penny stock regulations require the broker-dealer to deliver, prior to any transaction involving a penny stock, a disclosure schedule prepared by the Commission relating to the penny stock market, unless the broker-dealer or the transaction is otherwise exempt. A broker-dealer is also required to disclose commissions payable to the broker-dealer and the registered representative and current quotations for the securities. Finally, a broker-dealer is required to send monthly statements disclosing recent price information with respect to the penny stock held in a customer's account and information with respect to the limited market in penny stocks.

The additional sales practice and disclosure requirements imposed upon brokers-dealers may discourage broker-dealers from effecting transactions in our shares, which could severely limit the market liquidity of the shares and impede the sale of our shares in the secondary market, assuming one develops.

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The Offering will be Sold by Our Officers and Directors

We are offering up to a total of 10,000,000 shares of common stock. The offering price is $0.25 per share. The offering will be for nine months unless closed sooner by a sale of all of the shares offered. In our sole discretion, we have the right to terminate the offering at any time, even before we have sold the 10,000,000 shares. There are no specific events which might trigger our decision to terminate the offering.

The shares are being offered by us on a “best efforts” basis and there can be no assurance that all or any of the shares offered will be subscribed. If less than the maximum proceeds are available to us, our development and prospects could be adversely affected. There is no minimum offering required for this offering to close. All funds received as a result of this offering will be immediately available to us for our general business purposes.

We cannot assure you that all or any of the shares offered under this prospectus will be sold. No one has committed to purchase any of the shares offered. Therefore, we may sell only a nominal amount of shares, in which case our ability to execute our business plan might be negatively impacted. We reserve the right to withdraw or cancel this offering and to accept or reject any subscription in whole or in part, for any reason or for no reason. Subscriptions will be accepted or rejected promptly. All monies from rejected subscriptions will be returned immediately by us to the subscriber, without interest or deductions. Certificates for shares purchased will be issued and distributed by our transfer agent promptly after a subscription is accepted and "good funds" are received in our account.

If it turns out that we have not raised enough money to effectuate our business plan, we will try to raise additional funds from a second public offering, a private placement or loans. At the present time, we have not made any plans to raise additional money and there is no assurance that we would be able to raise additional money in the future. If we need additional money and are not successful, we will have to suspend or cease operations.

We will sell the shares in this offering through our officers and directors, who and intend to offer them to friends, family members and business acquaintances using this prospectus and a subscription agreement as the only materials to offer potential investors. The officers and directors that offer shares on our behalf may be deemed to be underwriters of this offering within the meaning of Section 2(11) of the Securities Act of 1933, as amended. We reserve the right to use licensed broker/dealers and pay the brokers a cash commission of up to 10% of the proceeds raised by that broker. The officers and directors engaged in the sale of the securities will receive no commission from the sale of the shares nor will they register as broker-dealers pursuant to Section 15 of the Securities Exchange Act of 1934 in reliance upon Rule 3(a) 4-1. Rule 3(a) 4-1 sets forth those conditions under which a person associated with an issuer may participate in the offering of the issuer's securities and not be deemed to be a broker-dealer. Our officers and directors satisfy the requirements of Rule 3(a) 4-1 in that:

(1)	They are not subject to a statutory disqualification, as that term is defined in Section 3(a)(39) of the Act, at the time of his or her participation; and

(2)	They are not compensated in connection with their participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities; and

(3)	They are not, at the time of their participation, an associated person of a broker- dealer; and

(4)	They meet the conditions of Paragraph (a)(4)(ii) of Rule 3(a)4-1 of the Exchange Act, in that they (A) primarily perform, or are intended primarily to perform at the end of the offering, substantial duties for or on behalf of the issuer otherwise than in connection with transactions in securities; and (B) are not brokers or dealers, or an associated person of a broker or dealer, within the preceding twelve (12) months; and (C) do not participate in selling and offering of securities for any issuer more than once every twelve (12) months other than in reliance on Paragraphs (a)(4)(i) or (a)(4)(iii).

As long as we satisfy all of these conditions, we are comfortable that we will be able to satisfy the requirements of Rule 3(a)4-1 of the Exchange Act.

As our officers and director will sell the shares being offered pursuant to this offering, Regulation M prohibits us and our officers and directors from certain types of trading activities during the time of distribution of our securities. Specifically, Regulation M prohibits our officers and directors from bidding for or purchasing any common stock or attempting to induce any other person to purchase any common stock, until the distribution of our securities pursuant to this offering has ended.

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Offering Period and Expiration Date

This offering will commence on the effective date of this prospectus, as determined by the Securities and Exchange Commission and continue for a period of nine months unless closed sooner by a sale of all of the shares offered. In our sole discretion, we have the right to terminate the offering at any time, even before we have sold the 10,000,000 shares. There are no specific events which might trigger our decision to terminate the offering.

Funds received from investors will be counted towards the subscription amount only if the form of payment, such as a check, clears the banking system and represents immediately available funds held by us prior to the termination of the subscription period.

Procedures for Subscribing

If you decide to subscribe for any shares in this offering, you must deliver a check or certified funds for acceptance or rejection. All checks for subscriptions must be made payable to "RX Safes, Inc.”

Right to Reject Subscriptions

We maintain the right to accept or reject subscriptions in whole or in part, for any reason or for no reason. All monies from rejected subscriptions will be returned immediately by us to the subscriber, without interest or deductions. Subscriptions for securities will be accepted or rejected within 48 hours of our having received them.

LEGAL PROCEEDINGS

RX SAFES, INC. is not subject to any pending litigation, legal proceedings or claims.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

The current executive officers and directors of RX SAFES, INC. are as follows:

Name	Age	Position	Director Since
Lorraine Yarde	44	President, Chief Executive Officer, Principal Executive Officer Chief Financial Officer, Principal Financial Officer, Principal Accounting Officer, Secretary & Director	June 2010
Susan Von Kutzner	62	Treasurer & Director	August 2012

Officer/Director Experience 2008 to present:

Lorraine Yarde:

2004-2009: COO, bioMETRX, Inc. a public company that simplified state of the art fingerprint technology and incorporated it into every day consumer products. Ms. Yarde was responsible for providing strategic direction, driving revenue and securing and maintaining business relationships with major corporations. Ms. Yarde served as Chief Operating Officer and a member of the Board of Directors of bioMETRX

2008-2010: Co-Founder, Partner - Axius Healthcare Security, Inc., a company focusing on delivering products to support patient safety and loss prevention in the Healthcare arena

2009-Present: Co-Founder, Axius Consulting Group, Inc., a company that offers entrepreneurs assistance in financing and commercializing their new products and ideas.

2010-Present: Co-Founder, CEO Rx Safes, Inc... Ms. Yarde is currently responsible for all aspects of managing, guiding and operating this fledgling business including the overall direction of the business, it’s marketing, distribution and pricing strategies, product design, development and market introduction, general day to day operations, sales, marketing, and business development. Ms. Yarde has already developed strong relationships with industry partners and has been responsible for establishing all of the distribution channels and publicity to date..

2013-Present: Co-Founder, Principal Axius Entertainment Group, Inc., a company that focuses on the production of unscripted video content for television and alternative media.

Ms. Yarde received a B.A. in Business Administration from Croydon College.

Aside from that provided above, Ms. Yarde does not hold and has not held over the past five years any other directorships in any company with a class of securities registered pursuant to Section 12 of the Exchange Act or subject to the requirements of Section 15(d) of the Exchange Act or any company registered as an investment company under the Investment Company Act of 1940. Ms. Yarde’s career spans over 20 years of sales, marketing, business development and senior operational management and she has specific experience in commercializing new, innovative products through variety of channels. Specfically, Ms. Yarde has over 9 years of experience in the biometric industry focusing on integrating fingerprint technology into every day consumer products. The Board believes that Ms. Yarde has the experience, qualifications, attributes and skills necessary to serve on the Board because of her many years of experience in the biometric’s industry and her strong relationships with industry partners.

Susan Von Kutzner:

2009-Present: For the past five years Dr. Kutzner has been an advisor for Axius Consulting Group, Inc. and Rx Safes, Inc. which involved review of documents and recommendations for contacts to further business transactions. For instance, she profiled corporations and governmental agencies that had a specific reference to health care supplies, health care provision involving drug prescriptions which required security in the home (personal drug safe) and professional health setting (i.e. hospital, ambulatory and mobile clinics), retail drug stores (sites with pharmacies that would recommend a personal safe for prescription drug security in the home). Since August of 2012, she has served as Treasurer and Director of RX Safes, Inc.

Dr. Kutzner received her Ph.D. from the University of Michigan (Research Methodology and Clinical Research); an M.S. from the University of Pennsylvania (Clinical Care of Women); and a B.S. from University of Connecticut.

Dr. Kutzner does not hold and has not held over the past five years any other directorships in any company with a class of securities registered pursuant to Section 12 of the Exchange Act or subject to the requirements of Section 15(d) of the Exchange Act or any company registered as an investment company under the Investment Company Act of 1940. Susan Von. Kutzner, Ph.D., has 39 years of experience as an OB/ Gyn clinician & Research Scientist. The Board believes that Dr. Kutzner has the experience, qualifications, attributes and skills necessary to serve on the Board because of her valued education, familiarity with hospital practices, work ethic and strong organizational and analytical capabilities.

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Term of Office

Our directors are appointed for a one-year term to hold office until the next annual general meeting of our shareholders or until removed from office in accordance with our bylaws. Our officers are appointed by our board of directors and hold office until removed by the board.

Family Relationships

There are no family relationships between or among the directors, executive officers or persons nominated or chosen by us to become directors or executive officers.

Significant Employees

We do not currently have any significant employees aside from Ms. Yarde and Dr. Kutzner.

Involvement in Certain Legal Proceedings

To the best of our knowledge, during the past ten years, none of the following occurred with respect to our present or former director, executive officer, or employee: (1) any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time; (2) any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses); (3) being subject to any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his or her involvement in any type of business, securities or banking activities; and (4) being found by a court of competent jurisdiction (in a civil action), the SEC or the Commodities Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended or vacated.

Committees

We do not currently have an audit, compensation or nominating committee.

Director Independence

According to Item 407 (a)(1)(ii) of Regulation S-K, we are not subject to listing requirements of any national securities exchange or national securities association and, as a result, we are not at this time required to have our board comprised of a majority of “independent Directors.” We do not believe that any of our directors currently meets the definition of “independent” as promulgated by the rules and regulations of NASDAQ.

DESCRIPTION OF SECURITIES

Our authorized capital stock consists of 250,000,000 shares of common stock, with a par value of $0.001 per share, and 50,000,000 shares of preferred stock, par value $0.0001 per share. As of July 8, 2014 , there were 115,095,072 shares of our common stock issued and outstanding. Our shares are currently held by 45 stockholders of record. We have not issued any shares of preferred stock.

Common Stock

Our common stock is entitled to one vote per share on all matters submitted to a vote of the stockholders, including the election of directors. Except as otherwise required by law or provided in any resolution adopted by our board of directors with respect to any series of preferred stock, the holders of our common stock will possess all voting power. Generally, all matters to be voted on by stockholders must be approved by a majority (or, in the case of election of directors, by a plurality) of the votes entitled to be cast by all shares of our common stock that are present in person or represented by proxy, subject to any voting rights granted to holders of any preferred stock. Holders of our common stock representing fifty percent (50%) of our capital stock issued, outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of our stockholders. A vote by the holders of a majority of our outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to our Articles of Incorporation. Our Articles of Incorporation do not provide for cumulative voting in the election of directors.

Subject to any preferential rights of any outstanding series of preferred stock created by our board of directors from time to time, the holders of shares of our common stock will be entitled to such cash dividends as may be declared from time to time by our board of directors from funds available therefore.

Subject to any preferential rights of any outstanding series of preferred stock created from time to time by our board of directors, upon liquidation, dissolution or winding up, the holders of shares of our common stock will be entitled to receive pro rata all assets available for distribution to such holders.

In the event of any merger or consolidation with or into another company in connection with which shares of our common stock are converted into or exchangeable for shares of stock, other securities or property (including cash), all holders of our common stock will be entitled to receive the same kind and amount of shares of stock and other securities and property (including cash). Holders of our common stock have no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to our common stock.

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Preferred Stock

Our board of directors may become authorized to authorize preferred shares of stock and to divide the authorized shares of our preferred stock into one or more series, each of which must be so designated as to distinguish the shares of each series of preferred stock from the shares of all other series and classes. Our board of directors is authorized, within any limitations prescribed by law and our articles of incorporation, to fix and determine the designations, rights, qualifications, preferences, limitations and terms of the shares of any series of preferred stock including, but not limited to, the following:

(1)	The number of shares constituting that series and the distinctive designation of that series, which may be by distinguishing number, letter or title;

(2)	The dividend rate on the shares of that series, whether dividends will be cumulative, and if so, from which date(s), and the relative rights of priority, if any, of payment of dividends on shares of that series;

(3)	Whether that series will have voting rights, in addition to the voting rights provided by law, and, if so, the terms of such voting rights;

(4)	Whether that series will have conversion privileges, and, if so, the terms and conditions of such conversion, including provision for adjustment of the conversion rate in such events as the Board of Directors determines;

(5)	Whether or not the shares of that series will be redeemable, and, if so, the terms and conditions of such redemption, including the date or date upon or after which they are redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates;

(6)	Whether that series will have a sinking fund for the redemption or purchase of shares of that series, and, if so, the terms and amount of such sinking fund;

(7)	The rights of the shares of that series in the event of voluntary or involuntary liquidation, dissolution or winding up of the corporation, and the relative rights of priority, if any, of payment of shares of that series; and

(8)	Any other relative rights, preferences and limitations of that series.

Dividend Policy

We have never declared or paid any cash dividends on our common stock. We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future.

Warrants and Options

We have no options outstanding.

Outstanding warrants as of March 31, 2014 are included in the following table.

	Number	Number	Exercise	Expiration
Date Granted	Outstanding	Exercisable	Price	Date
August 31, 2010 (as amended May 23, 2011)	2,750,000	2,750,000	$0.01	August 20, 2015
August 31, 2010 (as amended May 23, 2011)	2,750,000	2,750,000	$0.01	September 1, 2016
August 31, 2010 (as amended May 23, 2011)	2,750,000	2,750,000	$0.01	September 1, 2017
Totals	8,250,000	8,250,000

In addition to the foregoing, we are also required to issue a consultant a warrant to purchase 5,000,000 shares of our common stock upon the effectiveness of our registration statement. At the end of six months of service following the effective registration statement, the consultant will be issued a warrant to purchase 2,500,000 shares of common stock and, unless we opt out of the agreement, at the end of a year of service following the effective registration statement, the consultant will be issued a warrant to purchase 2,500,000 shares of common stock.

Nevada Anti-Takeover Laws

Nevada Revised Statutes sections 78.378 to 78.379 provide state regulation over the acquisition of a controlling interest in certain Nevada corporations unless the articles of incorporation or bylaws of the corporation provide that the provisions of these sections do not apply. Our articles of incorporation and bylaws do not state that these provisions do not apply. The statute creates a number of restrictions on the ability of a person or entity to acquire control of a Nevada company by setting down certain rules of conduct and voting restrictions in any acquisition attempt, among other things. The statute is limited to corporations that are organized in the state of Nevada and that have 200 or more stockholders, at least 100 of whom are stockholders of record and residents of the State of Nevada; and does business in the State of Nevada directly or through an affiliated corporation. Because of these conditions, the statute currently does not apply to our company.

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MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

No Public Market for Common Stock

There is presently no public market for our common stock.  We anticipate making an application for trading of our common stock on the OCTBB upon the effectiveness of the registration statement of which this prospectus forms a part.  We can provide no assurance that our shares will be traded on the bulletin board, or if traded, that a public market will materialize.

The Securities Exchange Commission has adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00, other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system.  The penny stock rules require a broker-dealer, prior to a transaction in a penny stock, to deliver a standardized risk disclosure document prepared by the Commission, that: (a) contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading; (b) contains a description of the broker's or dealer's duties to the customer and of the rights and remedies available to the customer with respect to a violation to such duties or other requirements of Securities' laws; (c) contains a brief, clear, narrative description of a dealer market, including bid and ask prices for penny stocks and the significance of the spread between the bid and ask  price;(d) contains a toll-free telephone number for inquiries on disciplinary actions;(e) defines significant terms in the disclosure document or in the conduct of trading in penny stocks; and;(f) contains such other information and is in such form, including language, type, size and format, as the Commission shall require by rule or regulation.

The broker-dealer also must provide, prior to effecting any transaction in a penny stock, the customer with; (a) bid and offer quotations for the penny stock;(b) the compensation of the broker-dealer and its salesperson in the transaction;(c) the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and (d) a monthly account statements showing the market value of each penny stock held in the customer's account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement.

These disclosure requirements may have the effect of reducing the trading activity in the secondary market for our stock if it becomes subject to these penny stock rules. Therefore, because our common stock is subject to the penny stock rules, stockholders may have difficulty selling those securities.

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Rule 144 Shares

None of our common stock is currently available for resale to the public under Rule 144. In general, Rule 144 as currently in effect permits our common stock that has been acquired by a person who is an affiliate of ours, or has been an affiliate of ours within the past three months, to be sold into the market in an amount that does not exceed, during any three-month period, the greater of:

(1)	one percent of the total number of shares of our common stock outstanding; or

(2)	the average weekly reported trading volume of our common stock for the four calendar weeks prior to the sale.

Such sales are also subject to specific manner of sale provisions, a six-month holding period requirement, notice requirements and the availability of current public information about us.

Rule 144 also provides that a person who is not deemed to have been an affiliate of ours at any time during the three months preceding a sale, and who has for at least six months beneficially owned shares of our common stock that are restricted securities, will be entitled to freely sell such shares of our common stock subject only to the availability of current public information regarding us. A person who is not deemed to have been an affiliate of ours at any time during the three months preceding a sale, and who has beneficially owned for at least one year shares of our common stock that are restricted securities, will be entitled to freely sell such shares of our common stock under Rule 144 without regard to the current public information requirements of Rule 144.

Dividends

There are no restrictions in our articles of incorporation or bylaws that prevent us from declaring dividends.  The Nevada Revised Statutes, however, do prohibit us from declaring dividends where after giving effect to the distribution of the dividend:

(1)	we would not be able to pay our debts as they become due in the usual course of business, or;

(2)	our total assets would be less than the sum of our total liabilities plus the amount that would be needed to satisfy the rights of shareholders who have preferential rights superior to those receiving the distribution.

We have not declared any dividends and we do not plan to declare any dividends in the foreseeable future.

INTERESTS OF NAMED EXPERTS

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

Cane Clark LLP, our independent legal counsel, has provided an opinion on the validity of our common stock.

ZBS Group, LLP, Certified Public Accountants and Advisors have audited our financial statements included in this prospectus and registration statement to the extent and for the periods set forth in their audit report. ZBS Group, LLP has presented their report with respect to our audited financial statements. The report of ZBS Group, LLP is included in reliance upon their authority as experts in accounting and auditing.

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DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION

FOR SECURITIES ACT LIABILITIES.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the following provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the shares being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

DESCRIPTION OF BUSINESS

Business Overview

Rx Safes, Inc. designs, develops, engineers and markets fingerprint medical security storage solutions for consumers and healthcare professionals. Our CEO and director, Ms. Yarde, has years of experience designing, developing and marketing consumer based security fingerprint products including garage door openers, front door locks, thermostats and mail boxes through multiple distribution channels, in prior companies. Founded in 2010, we are a pioneer in a new targeted sector in Prescription (Rx) and over-the-counter (OTC) drug security, providing real solutions to address Rx and OTC drug abuse. The Rx DrugSAFE™ product line of medical safes and prescription drug products offers consumers the security products specifically designed to safely and securely store medications in the home. These secure storage products also offer healthcare professionals a secure and convenient means by which to control access to medications, addressing both loss prevention and safety concerns within a variety of healthcare settings. Our Rx DrugSAFE™ products are easy to set up and operate, convenient and competitively priced.

Our company, led by Ms. Yarde, has 9 years of experience in the consumer security marketplace focusing on access control devices incorporating cutting edge, fingerprint technology. We have spent over a year redesigning the core electronics technology and mechanical locking mechanisms of our products in order to provide further security and convenience for our customers. We have taken our experience in safe and security product design and fingerprint technology and our understanding of consumer’s wants and needs and developed a product line that we believe can help save thousands of lives.

Our strategy over the next twenty-four months will be to penetrate the consumer and healthcare medicine storage markets through comprehensive, multi-tiered marketing, distribution and educational efforts that leverage both traditional and online retail pharmacies, medical supply distributors and strategic partnerships. We plan to engage the support of credible professional and celebrity endorsements to position and market our products directly to consumers. We further plan to leverage relationships we have established with complementary businesses and organizations to provide education and raise awareness on the issue of Rx and OTC drug abuse and the increase in occurrences of accidental poisonings caused by infants, toddlers, adolescents and others accessing unsecured medications in the home.

The Problem and Challenge

A study by the National Drug Abuse Warning Network (DAWN) found the overall, medical emergencies related to nonmedical use  of pharmaceuticals increased 132 percent in the period from 2004 to 2011, with opiate/opioid involvement rising 183 percent. DAWN also estimates that over 1.2 million ER (Emergency Room) visits involved nonmedical use of prescription medicines, over-the-counter drugs, or other types of pharmaceuticals in 2011.

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Parents and providers alike must remain vigilant about keeping kids in their care safe. Infants and toddlers present special concerns, because they often don't yet understand the risks or threats posed by drugs in their surroundings. They are curious about their environment so parents and caregivers must ensure that the environment they explore is always a safe one. Younger toddlers are inclined to put things into their mouths, and preschoolers are curious about items found in drawers and cabinets.

The reality is that all medicines are dangerous and potentially deadly for young children. Even common household medications such as Tylenol and vitamin supplements may appear harmless, but can actually cause harm when accidentally consumed by children.

We provide the solution to safeguard Rx and OTC drugs in the household and in the professional setting. Our Rx DrugSAFE products are real metal safes, utilizing state of the art, simple to use, fingerprint recognition technology. We plan to offer various sizes of safes for consumer use, professional office use, and professional mobile use.

These problems are also uncovered when physicians and pharmacists either write, or fulfill prescriptions. The traditional protocol to “lock up your medications at home to keep kids away from accessing drugs” has been the advice of these professionals for many years, yet there haven’t been any products patients could turn to that effectively, and conveniently, did the job. We believe our Rx DrugSAFE products provide real security against unauthorized persons, yet convenient access to prescribed users. We also believe families will make use of these products to keep medications locked up and their homes Rx and OTC abuse free.

Principal Products and Potential Markets

According to the National Survey on Drug Use and Health. In 2012, an estimated 23.9 million Americans aged 12 or older were current (past month) illicit drug users, meaning they had used an illicit drug during the month prior to the survey interview. This estimate represents 9.2 percent of the population aged 12 or older. Illicit drugs include marijuana/hashish, cocaine (including crack), heroin, hallucinogens, inhalants, or prescription-type psychotherapeutics used non-medically. Of that number, there were 2.6 percent persons aged 12 or older who used prescription-type psychotherapeutic drugs non-medically in the past month. These estimates were similar to estimates in 2009 (7.0 million or 2.8 percent) and to estimates in 2002 (6.3 million or 2.7 percent).

An estimated 52 million people (20% aged 12 and older) have used prescription drugs for nonmedical reasons in their lifetimes.

According to a report on Prescription Drug Trends by the Kaiser Family Foundation, the number of prescriptions dispensed in the US in 2009 increased 2.1% (from 3.8 billion to 3.9 billion), a larger growth rate than the 1.0% increase in 2008 over 2007. From 1999 to 2009, the number of prescriptions increased 39% (from 2.8 billion to 3.9 billion), compared to a US population growth of 9%. Because of the new prevalence of these drugs in US households along with the fact that these medications are typically not locked up and easily accessible, such availability is thought to be one of the main factors contributing to the growing issue of abuse among young adults.

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Our current product, the RxDrugSAFE stores up to 12 regular size pill bottles, as well as cough syrups, respectively. In addition our future planned launch of the RxDrugSAFE PRO will increase that capacity to over 30 regular size pill bottles. These products offer a real solution to potentially100% of the addressable market where there is a need to keep medications on hand and easily accessible but secured when not being used.

Consumer Biometrics Market and Applications

Biometrics (or biometric authentication) refers generally to the identification of humans by their characteristics or traits. Biometric identifiers are the distinctive, measurable characteristics used to label and describe individuals. Biometric identifiers are often categorized as physiological versus behavioral characteristics. A physiological biometric would identify by one's voice, DNA, hand print or finger print. Behavioral biometrics are related to the behavior of a person, including but not limited to, typing rhythm, gait, and voice. Automated fingerprint identification system and live-scan biometric fingerprint identification systems, which automatically match one or many unknown fingerprints against a database of known prints and are primarily used for governmental and criminal justice applications. Historically, the adoption of biometrics technology has been concentrated in the government sector. However, there has been a shift in the dynamics of the market, with an increased number of biometric products being developed for other applications. The main use of biometrics in the consumer sector to date has been in the wireless and PC/network security markets, with a range of select high-end models of biometrically-enabled wireless handsets, PCs and laptops appearing on the market.

At present, consumer biometrics products are in the early adoption phase. Rx Safes, Inc. offers biometric security products for securing prescription drugs and other controlled substances in the home and within a variety of healthcare settings. We believe that there is a unique opportunity for us to establish a trusted brand of biometrically-enabled drug safes.

The Solution to the Problem

At the forefront of the educational information disseminated by pharmaceutical companies and drug abuse awareness organizations is the promotion of the responsible, secure storage of all potentially dangerous medications in the home. Current child resistant packaging, while helpful, is not alone sufficient to prevent children’s access to medications and does not prevent teens from accessing drugs. Pin code safes or combination lock boxes are easy for a child to thwart and not a viable solution for some prescribed users such as the elderly. A safe uses a key and keys can easily be misplaced or found by a determined teen. The keys can be stolen and copied and further, many elderly patients suffer from arthritis and find it difficult to turn a key. Because of the many deficiencies and problems inherent with other storage methods, it is not easy for most families to lock up their medications today.

Until now, there has not been a medicine security lock box product available to families and healthcare professionals that offers the level of security required, coupled with convenient, quick and reliable access by the authorized user(s) when needed.

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Rx DrugSAFE Products

Our products were originally launched in 2010 and are marketed under the trademark Rx DrugSAFE (“Rx DrugSAFE”). They provide consumers and healthcare professionals with professional grade, secure, yet convenient medicine safes, all using state of the art fingerprint recognition technology. Rx DrugSAFE is a metal safe, not a flimsy plastic container with a cheap digital PIN or tumbler briefcase style lock. Rx DrugSAFE is not designed as a deterrent. It is designed to securely store prescription medications to prevent access.

All Rx DrugSAFE products share these features in common:

  Use secure fingerprint recognition technology to prevent unauthorized access yet provide convenient access to responsible adults, parents, caregivers and healthcare professionals. The authorized user’s fingerprint is their unique key which can never be lost, stolen or forgotten.
  No pin codes or combinations needed – making Rx DrugSAFE products simple and convenient for everyone to use but impossible for kids to thwart.
  A key is not required to access the safe, although available as a back-up – eliminates the risk of the keys being stolen or misplaced and prevents the difficulties associated with turning a key for arthritis sufferers.
  Each safe can store up to 120 unique users making it possible to enroll other responsible family members in the event medications need to be accessed in an emergency, thereby making the products ideal for use within healthcare settings where multiple users may require access to the safe contents.
  Durable 17 gauge steel construction – a real safe, not just a deterrent.
  Uses a reinforced steel lock and hinges for extra security.
  Permanent mounting capabilities so the safe can be secured horizontally in a drawer or other horizontal surface or vertically on a wall, maybe inside a closet or in the bathroom. Future Rx DrugSAFE solutions will mount within an existing medicine cabinet providing a secure compartment within the cabinet to place medicines and other controlled or dangerous items.

At the end of 2011, we sent the Rx DrugSAFE to a professional security expert who identified a number of deficiencies with the mechanical/industrial design of the earlier version of the product. Because security is the key attribute of the product, the company chose to undergo a redesign, not changing the basic look and feel of the product but improving the locking mechanism as well as other design features that had been identified as potential vulnerabilities. In addition, we further enhanced the fingerprint technology utilized in the product making it easier to program and operate. We did this by shortening the number of steps required for consumers to enroll in the product and also lessened the matching sensitivity of the device to reduce single use failure. We also added additional features to make the product more consumer friendly including a hinge to hold the cover open when the patient is accessing the contents of the safe, serialized keys so that if the keys are lost or misplaced, we are able to replace them and finally a back-up battery pack, so if the user ignores the warning signs (intermittent red and green flashing led) and does not have the keys to hand, they are still able to gain access to the safe to get their medications and then change the batteries. As a result of this re-design, we now feel strongly that the Rx DrugSAFE product is now ready to re-enter the marketplace. We received a sample order of 100 of the newly designed safes in mid 2013 and have spent the last several months testing them internally as well as, selling a small number of safes to consumers for further feedback.

Technology

We plan to offer several products under the trademark Rx DrugSAFE, designed to securely store prescription medications, pharmaceutical samples and other controlled substances. The products are designed around identity based technology allowing only authorized users to access the products.

Our Rx DrugSAFE products will all incorporate an embedded high performance micro-processor, flash memory, which stores the encrypted fingerprint data, and a radio frequency (“RF’) based silicon fingerprint chip to develop superior performance in a stand-alone device. Based on our many years of experience with this technology, we believe that we offer the industry’s most efficient technology to deliver accurate fingerprint imaging, secure matching, low power consumption to conserve battery life and reduced processor load for fast image capture and matching. In addition, other prescription drug safe products use older mechanical key locks and/or pincodes that are inherently less secure and easier to bypass.

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Our current design incorporates a fingerprint sensor from Authentec,. with its patented TruePrint technology, which utilizes low power radio frequency signals to read beneath the skin’s surface to the living skin layer, which means that unlike any other fingerprint technologies, the solution we use is capable of reading virtually every fingerprint every time, regardless of skin conditions. Authentec was recently acquired by Apple and the sensors have been rebranded and are being manufactured and sold under license, through a company called Digital Persona. We have signed an NDA Agreement with Digital Persona, and are able to continue purchasing sensors from them or through a third party source via our manufacturing partner. Each sensor sold comes with its own license as part of the sale. However, we are not limited to using this technology and are currently evaluating other options such as Fingerprint Cards and Validity.

We currently incorporate this technology into our Rx DrugSAFE product which is presently available for purchase and is offered with an optional mounting bracket:

RxDrugSAFE™

We have further prototyped the technology in a larger safe, the Rx DrugSAFE PRO which will be available for purchase at the end of 2014 and plan to utilize the same fingerprint technology in a product designed to fit inside an existing medicine cabinet, which will be called the Rx DrugSAFE IC and we plan to make available in the market in the Fall of 2015:

RxDrugSAFE PRO™	RxDrugSAFE IC™

RxDrugSAFE for Consumer Use

RxDrugSAFE offers a real solution to families looking to not just send a message to their kids, but to take serious measures to protect them within their home environment. Rx DrugSAFE works by recognizing an authorized user’s finger before it unlocks. It is specifically designed for use in home environments and can be permanently mounted in a bathroom/bedroom drawer or closet. It also provides families with additional flexibility in that it can be easily transported if medications are needed while traveling. The safe comes with a twisted steel security cable, allowing it to be secured to a fixed item in a room or vehicle, such as a car seat. Our Rx DrugSAFE Home Medicine Security Safe can hold up to 12 regular size prescription bottles. It can also secure other controlled or potentially dangerous substances such as cough syrups containing dextromethorphan, morphine vials, insulin and syringes. For less than the cost of a video game console, parents can now protect their children from toddler to teen age.

We have begun preliminary design on and intend to introduce to market the Rx DrugSAFE IC (In Cabinet), a version of the safe which mounts directly into an existing medicine cabinet and can hold up to 18 pill bottles. The “IC” version is designed to be securely mounted on the bottom shelf of an existing medicine cabinet, and is screwed into the back of an existing medicine cabinet (and into the wall).

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RxDrugSAFE Pro for Professional Use

We recognized that the Rx DrugSAFE products and technology could also provide a viable drug security solution to certain areas of the healthcare marketplace, as well as other facilities where medications may be present, such as schools and early learning centers. The Rx DrugSAFE is ideal for use in medical offices as well as by home healthcare providers to store and transport controlled substances. Medical practices can also utilize the product to securely store their prescription pads, an item which is commonly stolen from doctor’s offices. Rx DrugSAFE has also been purchased by hospice facilities and nursing homes, environments where many potentially dangerous drugs are dispensed to individual patients and need to be secured. We have also previously sold units to ambulance services to secure medicines transported in the back of the ambulances. RxDrugSAFE’s sleek, compact design makes its suitable for use by mobile healthcare providers. We also can offer an optional carry handle enhancing the product’s portability.

In addition, based on feedback received from the healthcare community, Rx Safes, Inc. has designed and prototyped a larger version of the product called Rx DrugSAFE PRO. This version is designed specifically for use within a variety of healthcare environments. It is much larger than the RxDrugSAFE product, comes with adaptable foam inserts to secure pill bottles of various sizes in the upright position and can store between 16 to 30 pill bottles, and other controlled items and equipment, depending on the configuration used. We provide real solutions for healthcare professionals to safeguard prescription medications, prescription pads, patient co-pays and drug samples. Based on experience of both Dr. Kutzner and Mr. Yarde and many physicians do not secure their prescription pads further than the top of their desks, and presently, home healthcare workers do not have a secure way to transport medications and syringes to a patient’s home.

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Product Specifications

The RxDrugSAFE™ products are made from hardened 17 gauge steel with steel pin reinforced hinges. They have an advanced steel lock, which is controlled using state of the art fingerprint technology. They are finished in bright white powder coat with the RxDrugSAFE logo and our own personalized medical cross symbol, to distinguish brand identity. The safes come with two sets of back up keys, (most customers seem to require a back-up), and a security cable that is used to temporarily affix the safe to an immovable object. Standard features include:

  Programmable for use by up to 120 individuals
  Uses unique fingerprint technology to prevent unauthorized access
  Simplified programming – user is enrolled in less than 10 seconds
  User recognition takes less than 1 second
  Convenient and portable - runs on 4 AA Batteries
  Battery failsafe - enrollment data is not lost due to battery failure or removal
  Back-up battery pack if the batteries die
  Can hold up to 30 standard size pill bottles
  Tubular pick resistant back up keylock
  Serialized keys
  Stainless steel hinge to hold cover in the open position
  The portable Rx DrugSAFE weighs less than 3 lbs

Dimensions of existing product offerings:

Rx DrugSAFE and RX DrugSAFE PRO

Optional accessories include:

  Carry handle – the detachable handle simply screws on to the RxDrugSAFE, and now you have a portable travel drug safe.
  Mounting bracket – allows a user to mount the Rx DrugSAFE horizontally in a drawer or on a counter top, or vertically on a wall inside a closet. This is a more permanent solution than using the security cable and provides additional security.

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Future Products

Our Rx DrugSAFE and Mounting Bracket are currently available for sale. We plan to introduce additional products and solutions for home and professional use to safeguard medicines and possibly other types of medical equipment and data. As noted above, we intend to introduce a fingerprint activated lockbox called Rx DrugSAFE-IC, which will provide consumers with the ability to convert a portion of an existing medicine cabinet into a secure lockbox to store their medicines and other controlled substances. This product is expected to be ready in the Fall of 2015. Rx DrugSAFE PRO is estimated to reach the market at the end of 2014.

We envision a three tiered product catalogue and product roadmap. Our first products are based on the need to secure controlled substances in the home and in certain institutional and healthcare environments where a smaller storage solution is needed. This includes the two current RxDrugSAFE products, as well as two additional products for future release. The two new products will use the same technology, but the actual safe sizes will be different. We plan on offering a new intermediate size called Rx DrugSAFE II that is between the sizes of the RxDRUGSAFE and RxDURGSAFE PRO, as well as a fourth size, as mentioned before, that will be designed to fit inside a home medicine cabinet.

The second line of products will utilize the same technology but focus on larger storage products, such as lateral and vertical file cabinets and vertical storage cabinets. These storage cabinets would be used primarily in professional healthcare offices and facilities to store physical medical files and sample pharmaceutical products.

The third line of storage products will be roiling medicine carts and other storage cabinets that can be used by healthcare facilities to store controlled substances in between patient rooms, as well as fixed medicine storage products for the same facilities. Once again, these products will incorporate the same secure and convenient fingerprint technology embedded in current storage units, but may also be tied into an enterprise with data relating to the patient, the type, dose and time of medication dispensed, and by whom can be wirelessly communicated to the main system

Trademark, Copyright and Patent Protection

We have begun to establish a recognizable brand behind the Rx DrugSAFE product name in the market. To protect the Rx DrugSAFE brand name and mark, we filed an application with the US Patent and Trademark Office for the Rx DrugSAFE mark, as a standard character mark. This mark was published on March 1, 2011 and registered on May 17, 2011. The serial number for the trademark is 85141627. We established “first use” of the mark in May 2010 and due to aggressive sales and business development efforts were able to justify a claim to the mark based on first use and customer familiarity with the name as it relates to our product and market.

We have secured an exclusive license to use patent number 6,766,040, which covers the system and method for capturing, enrolling and verifying a fingerprint and covers the technology used in the Rx DrugSAFE products. The patent was acquired by us in the asset purchase agreement we entered with Axius Consulting Group, Inc. The patent was originally licensed to Axius by bioMETRX

The patent license is exclusive to Rx Safes, Inc. as it relates to any embedded, battery operated product sold into the healthcare industry, or for related consumer or commercial healthcare applications such as narcotic and prescription pill safes. The patent covers various aspects of the technology used in our products including independent claims on the size of the fingerprint template, the peak power consumption used to process and match a fingerprint image, as well as the fact that it is powered using one or more batteries. The relevant claims of the patent as they relate to the design of the fingerprint user interface used in our products are as follows:

·	A biometric verification device for providing secure access to a unit connected to the device, the device comprising: a. a biometric sensor capable of sensing a biometric trait of a user that is unique to said user and providing a first signal containing information representing said biometric trait; and b. a processing unit connected to said biometric sensor so as to receive said first signal, said processing unit being adapted to compare said information with biometric data stored in said processing unit representing a biometric trait of an enrolled person, and provide a verification signal indicating whether or not said information corresponds sufficiently with said biometric data to verify said user is said enrolled person, wherein said processing unit completes said comparison and generates said verification signal within 20 seconds of when said biometric sensor senses said biometric trait, said biometric sensor and processing unit, together being configured to use no more than 1W of peak power.

·	wherein said biometric trait is a fingerprint
·	wherein said processing unit completes said comparison and generates said verification signal using no more than 400 mW of peak power.
·	wherein said processing unit completes said comparison and generates said verification signal within 7 seconds of when said biometric sensor senses said biometric trait.
·	wherein said processing unit stores said biometric data representing a biometric trait of an enrolled person using no more than 1 K bytes of data.
·	further including one or more batteries that comprise the sole source of power for the device.
·	further including a wired interface for connecting the device with the unit

We believe that any practical application used for a similar purpose within our market will likely infringe upon this patent, meaning that Rx Safes, Inc. has the ability to protect its market, prevent illegal competition and offer the only practical, effective fingerprint based solutions to store pills, medicine bottles and other controlled substances.

We intend to file design patents for our products and will continue to pursue all available protection for our current and future product offerings.

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Marketing And Distribution Plan

As previously discussed, we originally launched the Rx DrugSAFE product in 2010 but took it off the market at the end of 2011 to address some vulnerability issues. The core technology and mechanical locking mechanism have been redesigned to address these issues. We also added some additional features to include a hinge for the cover, serialized keys and a back-up battery system. As part of the redesign, we also focused on pricing and have been able to reduce the overall cost of the Rx DrugSAFE product while improving its overall functionality and usability and adding the new features mentioned.

During the initial launch in 2010, we took steps to validate the demand and need for the product by consumers, the health care segment and professionals alike. We conducted beta testing and initial market testing to ensure we were positioning and pricing the product correctly for our initial launch. To facilitate this market testing, we produced physical prototypes and tested these in typical usage situations, initially with friends and family and then a more expansive group of testers and initial customers. We also conducted informal focus groups with the test groups, at trade shows and during grass roots community health and wellness events and events targeting child safety. We received overwhelming positive acceptance from all groups we spoke with. The main areas we focused on were: product features, functionality, pricing, operation and construction. An important, but not the only goal of the plan, was to increase awareness of our products and fingerprint technology in the market.

With the completion of the redesign, we intend to ramp up our business development efforts. Our plan is to have independent sales and marketing teams focusing on each market segment to include consumer, as well as the health care and B2B professional segment, such as schools, early learning centers, government facilities and corporations, among other entities.

Consumer Market

By far, our largest targeted market is consumers. The overall goal when attempting to create a footprint in the consumer market is to use the Rx DrugSAFE as a tool to educate parents on the Rx abuse issue because raised awareness translates to increased demand. Sensitivities as to need and price have to be considered but it is clear that to be effective, broad market penetration through a variety of channels is a necessity. We have identified a number of key channels that Rx Safes, Inc. must sell through in order to successfully reach the consumer in a meaningful way.

Retail Pharmacies

In focusing on consumers, we have determined the various potential entry points to consumers in the market, which are primarily “bricks and mortar” retail pharmacies, national chains and community retail pharmacists. These are obvious first points of market penetration, considering that these are the places where the majority of potentially dangerous drugs are dispensed to consumers.  Patients often look to their pharmacist for advice and they are often a trusted part of a patient’s care regime.

The national chains operate approximately 39,000 pharmacies and fill nearly 2.6 billion prescriptions annually, which is estimated to be more than 72 percent of annual prescriptions in the United States. Storing medications securely is an initiative that has become more important to these pharmacies due to the increased number of prescriptions being written and the concern that these medications are getting into the wrong hands.

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During our initial launch, chain drug stores, Rite Aid and Walgreens and online pharmacy, drugstore.com, piloted the product online. In addition, we established a relationship with OCI, a tier one distributor to Walmart and have also sold a small amount of product at walmart.com. Clearly, we did not want to sell an inferior product through these channels and consequently pulled the product from these sites during the redesign. We are not presently selling product to any of these online retailers. Now that we have completed our redesigned product we plan to reengage with these partners and resume selling on these sites.

In order to successfully penetrate the retail pharmacy market, it is essential to establish Rx DrugSAFE as an item that can be purchased through one of the 3 largest US based health care distribution companies, McKesson, Cardinal Health and Amerisource Bergen. These three companies service approximately 98% of all US based retail pharmacies, national chains and community retail pharmacies.

McKesson is the second largest medical products and health care services distributor in the world next to Cardinal Health. We established a vendor relationship with McKesson and the Rx DrugSAFE product was added as the first product we are able to sell through McKesson Pharmaceuticals Consumer Products Group to their various customers. McKesson serves more than 25,000 pharmacies nationwide and these customers include many of the top retail pharmacy chains, including Walgreens and Rite Aid. McKesson is also the main distributor to Walmart Pharmacies and has its own franchised chain of over 2,600 community pharmacies that are branded under the “Health Mart” umbrella. Health Mart Pharmacy ranked “Highest in Customer Satisfaction with Chain Drug Pharmacies” in JD Power and Associates 2009 National Pharmacy Study. Health Mart Pharmacies are independently owned and fall under the category of community retail pharmacies. They are usually owner operated and are well established within their communities. These pharmacies struggle on a daily basis to compete with larger chains, which frequently have the ability to offer more competitive pricing and more comprehensive services. These pharmacies typically focus their efforts on offering a higher quality of service to customers and are constantly looking for ways to distinguish themselves from the national chains.

We exhibited the Rx DrugSAFE at the 2010 McKesson Pharmacy Strategies Conference, where we were given an opportunity to present our product to hundreds of McKesson community pharmacy owners, many Health Mart franchise owners and independent pharmacy owners and pharmacists. The feedback regarding the product was overwhelmingly positive and we secured a number of orders through the conference. Once again, due to the redesign effort, we subsequently stopped shipping product under the McKesson agreement and plan to reengage with the distributor in the coming months to re-launch the new improved product through its channels.

Prior to our pulling the original Rx DrugSAFE products, we were establishing a vendor relationship with Cardinal Health, the nation’s largest distributor of healthcare products and actually entered into a formal vendor agreement with the company. The plan was that Cardinal Health would offer Rx DrugSAFE products through its various channels, including its retail pharmacy customers, the largest of which is Walgreens, and through its own franchise group of independent pharmacies, The Medicine Shoppe, which has over 850 pharmacy locations across the US and another 400 international pharmacy locations in Canada, China, Japan, Indonesia and the Middle East. To date, we have not sold any product through Cardinal Health and we plan to reengage with Cardinal to launch the redesigned product through its various channels.

Our distribution agreements with McKesson and Cardinal Health are still active and will not have to be renegotiated. Moving forward, we will just need to re-engage these distributors, establish the pricing for our new products and provide them access to our inventory.

We were also working on establishing a similar relationship with Amerisource Bergen Drug Corporation, which provides a comprehensive line of consumer products to pharmacy customers, including over the counter (OTC), health and beauty care (HBC), home healthcare (HHC), private label (PL), and general merchandise (GM) customers. They also operate Good Neighbor Pharmacy, a distribution, marketing and purchasing group that provides over 3,000 independently owned pharmacies with branded medical supplies and services. We plan to resume discussions with Amerisource Bergen upon receipt of the new product shipment.

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We are not a supplier to Amerisource Bergen Drug Corporation, but we hope to work with Amerisource Bergen to reach hospitals, alternate care facilities and other health care businesses throughout the United States, Canada and selected global markets. Amerisource Bergen’s Specialty Group brings specialty pharmaceutical and medical related products from the manufacturer to such entities, as well as primary care physicians, group purchasing organizations, physician practice management companies and large group practices.

Finally, we will seek to establish distribution relationships with pharmacy cooperative buying groups, and have established such a relationship with Epic Pharmacies, under our standard reseller agreement, so that the product may be offered directly to members of such groups. Epic has over 1,200 independent pharmacy members who purchase products for their pharmacies through Epic. We have already established a reseller relationship with Epic, where its members will enjoy the benefit of special discounted pricing for the Rx DrugSAFE product.

Online pharmacies are also a growing segment in the US pharmacy market and the largest of these is DrugStore.com. DrugStore.com sells more consumer-based medical supplies than all of the other online pharmacies combined and has over 3,000,000 worldwide purchasers annually. DrugStore.com is also the online service provider for Riteaid.com. We solicited DrugStore.com by phone, and we sent the company a product sample which they reviewed and determined that it would complement their product offerings and they established an agreement with us. We were required to establish a relationship with their third party e-commerce provider, CommerceHub. We are an approved vendor to DrugStore.com and have finalized the arrangement by establishing a separate relationship with CommerceHub, a third party fee based service which processes all of the DrugStore.com orders. Through CommerceHub, the Rx DrugSAFE product will be available for sale on both the Drugstore.com and Riteaid.com websites.

Online Resellers

To expand our online presence beyond our own website (www.rxdrugsafe.com), we have created a reseller program to attract a variety of online resellers who have established customers and have already expended resources to position their respective sites at the top searches on major search engines. Our Reseller Agreement offers qualified resellers the ability to purchase our products at a discount to the MSRP for the Rx DrugSAFE. The greater volume of business a reseller conducts with Rx Safes, Inc. the greater the discount the Reseller will enjoy. We presently have 5 Reseller discount levels. To maintain status, a Reseller must agree to abide by our Minimum Advertised Pricing (MAP) policy for the Rx DrugSAFE. To date, we have signed up over 20 online resellers who range from home health and medical supply companies to companies that sell all types of products for the home.

We plan to continue to build upon this reseller network and plan to provide monthly incentives and special offers to encourage the resellers to give the Rx DrugSAFE product high profile placement on each of their respective web sites.

Medical Professionals

We have received endorsements from physicians in various specialties. For instance, Dr. Reef Karim recorded a PSA that plays on our website. Dr. Mary Ellen Renna (pediatrician) appears on Fox and Friends as well as WPIX Channel 11 with our products, covering prescription drug abuse and endorses use of our safe as a way families can safeguard their medicines. Although Dr. Karim and Dr. Renna’s respective agreements have expired, they still continue endorse our products during the course of their business by recommending the safe storage of drugs to their patients and suggesting the Rx DrugSAFE as the best option. They will not receive any additional compensation for this. Doctors are called upon to prescribe medications to their patients for various reasons. Just like pharmacists, doctors typically have a trusted relationship with their patients, so it makes perfect sense that we should look at doctors as a channel through which our product could be marketed to consumers. For example, pediatricians support parents from pregnancy, through birth and often up to 18 years of age. They readily dispense advice to parents on what they can do to prepare their homes for their new babies and children in general and a major part of that is ensuring the home environment is safe. Other physicians also dispense medications that people can potentially abuse and that in the wrong hands can be deadly. In addition, pain management clinics primarily take a pharmacologic approach to treating long term pain and various medical practitioners, clinical psychologists, physiotherapists, occupational therapists and nurse practitioners frequently prescribe various narcotic drugs such as opioids and antidepressants to help manage pain over time. These channels as well as drug rehabilitation centers, recovery centers and sober living facilities also provide a conduit through which the Rx DrugSAFE can be introduced to the general public.

Physicians are typically well respected by patients and their advice is taken seriously. Having such respected professionals recommend our product to patients in effect extends our sales force to qualified medical and related professionals, a team we would not be able to engage in any other manner.

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To help further develop these channels, Rx Safes, Inc. intends to set up a program where medical professionals will be able to display literature on the Rx DrugSAFE product in their waiting rooms and exam rooms. Making this literature available to patients at a physician’s office will provide the Rx DrugSAFE product some credibility in the eyes of the patient. The medical practices would then be able to choose to take a passive or active role in selling the Rx DrugSAFE product, but either way will be incentivized to a degree to sell the product as they automatically receive a percentage of the sales generated from their practice. This program has not been established as yet and is a proposed program that we are discussing internally and with medical practices. As such, we have not established any details on percentages that participating medical practices would receive. Each physician’s office would be assigned a unique code which would be indicated on the back of the literature available to patients to take away with them. The patient will be required to enter that code when they go to our site to order an Rx DrugSAFE in order to receive a small discount on their purchase and this code would tie back specifically to the physician’s office where the literature was displayed. At the end of every month, the physician’s office would receive a check from Rx Safes, Inc. to cover their commission on sales the office generated.

Health Care Systems

Our hospital program marketing program is designed to provide health care systems with an effective outreach program within their local communities, with the visibility to attract patients to their healthcare services. ER doctors often take an active role in advising patients to secure their medications in their homes upon discharge. To facilitate this effort, we plan to supply the hospital system with pre-printed custom Rx DrugSAFE prescription pads that will allow a patient to acquire an Rx DrugSAFE product through our professional referral program at a significant discount to the Management’s Suggested Retail Price (MSRP). In addition, we also plan to provide an informational flyer sponsored by Rx Safes, Inc. offering valuable information on steps discharged patients can take at home to secure their medications. The hospitals/health systems may distribute the pads and flyers throughout their facilities. Physicians and other discharging medical professionals would provide patients with a prescription for an Rx DrugSAFE whenever they issue pain, stimulant or anti-depressant medication. Each safe sold will provide the health system with a 10% commission to further support outreach efforts dealing with prescription drug abuse in their catchment area. This program offers the health systems a tremendous community service opportunity as well as creating increased, credible awareness for the Rx DrugSAFE product. The program is designed to be compliant with regulations specifically pertaining to healthcare advertising and marketing.

Fundraising/Community Collaboration

Good corporate citizenship is a major part of RxSAFES’ business philosophy.  We believe in “Doing Well By Doing Good” and feel strongly about our mission to arm families, educators and other community organizations with the information necessary to keep our kids safe. To support this effort, we have developed various fundraising partnership initiatives which tie the Rx DrugSAFE product in with educational material on drug safety which can be disseminated by schools, church groups, youth and community organizations, PTA groups and other non-profit groups. We will support these groups in their educational programs by providing product materials for them to use or make available to their membership. In exchange, we plan to ask these nonprofit groups to include the Rx DrugSAFE product in their marketing materials for various events. We also plan to offer discounts for nonprofit groups and other organizations who want to advertise the Rx DrugSAFE products directly on their websites or at fundraising events for their groups. In establishing these relationships, we are hoping to reach a broader audience than we would be capable of independently utilizing the resources of already established organizations to reach target demographics.

We have already informal relationships with drug awareness outreach programs embedded in communities around the United States, such as D.A.R.E., Partnership at DrugFree.org and NOT MY KID, as well as various PTA and other community based drug free and child safety advocacy groups. These organizations deliver and lead community education programs and create public awareness campaigns relating to the issues of drug and alcohol abuse.

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Strategic Corporate Partnerships

We hope to develop relationships to promote our products and the benefits of the products with one or more of the large pharmaceutical companies that are responsible for manufacturing some of the medications that people can potentially abuse. Some of the pharmaceutical companies we have contacted to date are Purdue, Pfizer and Abbott. Each of these companies manufactures a least one heavily abused prescription drug and each has received a great deal of negative media coverage about the addictive effects of the drugs and the level of abuse that has been seen. To date, pharmaceutical companies have primarily attempted to curb such abuse by providing educational materials when medications are dispensed, in the hope that the users of the medications would pay attention and read the literature. Unfortunately, in most cases this information goes unread and, as a result, efforts to date to curb abuse in this manner have been ineffective, as the levels of prescription drug abuse has more than doubled in the last 5 years.

We have proposed a variety of initiatives to pharmaceutical companies to address this abuse, such as sponsoring a donation of Rx DrugSAFE products to at-risk families and a coupon drive, which would be offered through national print and online publications to pharmacies, doctor’s offices and others where the coupon would be given in the name of the pharmaceutical company for a patient to purchase an Rx DrugSAFE product at a significant discount to the MSRP. We would then redeem the coupon value back from the pharmaceutical company to cover the cost of the discount provided. These programs were not established due to the redesign of the Rx DrugSAFE product but we plan to resume discussions with the various pharmaceutical companies to move these relationships forward in the coming months.

Prior to our taking the product off the market to engage in the redesign, Purdue Pharmaceuticals had already taken various steps to implement an alliance with us, featuring our product in the “Safeguard My Meds” campaign, an initiative used by the National Community Pharmacists Association (NCPA) and sponsored by Purdue. For example, Purdue has used a short vignette which appears on the “Safeguard My Meds” home page, showing the Rx DrugSAFE as a recommended mechanism to secure medications in the home. The product was also on display at a special “Safeguard My Meds” booth at the NCPA annual convention, which took place October 23rd – 27th, 2011. We intend to reengage in discussions regarding future initiatives with Purdue Pharmaceuticals and hope to work together more significantly on joint efforts to educate families about the importance of locking up medications at home.

By aligning with a product such as the Rx DrugSAFE, the pharmaceutical companies can demonstrate to their customers that they are taking an active role in addressing drug abuse and offer real solutions for families who use and store medications safely. In turn, Rx Safes, Inc. will benefit from the association with such companies and their extensive global outreach capabilities. As part of each relationship, the pharmaceutical company would not only assist us in reaching potential customers directly but would also become a customer of ours, purchasing Rx DrugSAFE units to give away as part of positive public relation campaign and purchasing the coupons that we could use to make the product affordable for more people.

Trade Shows and Community Events

Trade shows and grass roots community events are an excellent way to educate the buying public, whether direct consumers, industry buyers or others, about a company’s products and/or services. We plan to look for every opportunity to exhibit our products and talk to trade show attendees. Some of the industry and community sponsored events we have targeted in the past include The McKesson Pharmacy Strategies Conference, The University of Southern Nevada Drug Abuse Awareness Team’s Annual “We Pledge” event, Nevada Youth Alliance’s Back to School Health Fair, The University of Southern Nevada Annual Health Festival and Boulder City Annual Health Festival and University Medical Center’s Annual Pediatric Trauma Conference, among others. With proper resources at our disposal, there are a number of large industry conferences that we would like to target for 2014, including the National Community Pharmacists Association (NCPA) Convention and Trade Expo, Senior Care Pharmacy Annual Meeting and Exhibition, Community Anti-Drug Coalitions of America’s (CADCA) National Leadership Forum and the National Association of Chain Drug Stores (NACDS) Market Place Conference.

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In addition to the channels focused on consumers that were discussed above, there are other avenues available to increase our sales to consumers that we would like to pursue once the resources are available to do so. These include targeting corporate health and wellness programs of companies by offering the Rx DrugSAFE product as an incentive for company employees to participate in such programs or offering the product at a discounted price so the company employees can lock medications. In addition, we also hope to encourage health insurance companies to offer the Rx DrugSAFE product directly to their subscribers.

Health Care Organizations and Providers

As discussed above, the Rx DrugSAFE products also provide a viable drug security solution to certain areas of the healthcare marketplace including medical offices, hospitals, home health care providers, nursing homes, rehab and sober living centers, assisted living facilities, hospice facilities and ambulance services. This list will become broader as we begin to expand our product line into larger storage solutions. There are three main established channels through which we will market our products into the health care arena: health care and medical distributors; independent manufacturer’s representatives; and online medical supply stores.

Health Care Distributors

There are many smaller distributors in the health care field, some of whom are more industry category focused or support certain geographic regions. However, if we are to make any significant impact selling our products into the health care and medical arena, we believe that we will have to sell through one or more of the global distribution leaders discussed above.

As previously noted, we are already a vendor for McKesson and we plan to sell our products through the McKesson home healthcare group to the consumer market. However, McKesson Pharmaceutical distribution also supplies branded, generic and over-the-counter pharmaceuticals and medical products to more than 40,000 customers spanning institutional providers such as hospitals, health systems, integrated delivery networks and long-term care providers. Through our already established relationship with McKesson, we hope to also service other McKesson distribution groups including McKesson Medical-Surgical. This McKesson group delivers a comprehensive offering of medical-surgical supplies, medical equipment and health care technology-related services to the alternate site market, including physician offices, surgery centers, long-term care facilities and home care businesses across the country and distributes more than 150,000 medical-surgical products to more than 300,000 customers. Finally, McKesson also owns Moore Medical, an internet-enabled, multichannel, specialty direct marketer and distributor of medical, surgical and pharmaceutical products to nearly 100,000 healthcare practices and facilities in non-hospital settings nationwide, including: physicians, emergency medical technicians, schools, correctional institutions, municipalities, occupational healthcare professionals and other specialty practice communities.

Independent Manufacturer’s Representatives

Independent Sales Representatives play an important role within the health care industry and form a unique bridge between manufacturers and health care facilities, allowing companies like us to effectively get a new product to market and utilize a national sales force, which is purely performance driven, without the burden of the monthly overhead to hire inside sales personnel. By forming relationships with independent sales representatives, we hope to take immediate advantage of their already established relationships in various areas of health care, including hospitals, ambulatory centers, home health care providers, doctor’s offices, dental practices, assisted living and nursing facilities and hospice care centers.

Through membership with the Healthcare Independent Representative Association (HIRA), we intend to expand our network of independent sales representatives. HIRA is a national organization that focuses on furthering the function and professionalism of independent sales agents in the health care marketplace and works to match manufacturer’s products with the right sales agencies and markets.

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The advantages to us of establishing a network of independent sales agents is that they will provide us with immediate entry into various territories, permit regular calls to be made on existing customers of the representatives and prospective customers, provide quality salesmanship and help control expenses.

Online Medical Supply Stores

With the newfound dependence on everything electronic, many small to mid-size health care providers and even purchasing departments of hospitals and other medical facilities are turning to reputable sites on the internet to procure a variety of medical products. There are many sites that are recognized as leaders in the online medical supply space. Allegro Medical was one of the first companies to sell medical supplies online back in 1997. Their B2B program serves schools, government agencies, hospital, doctors, nursing homes, rehab facilities, durable medical equipment stores and more. Upon receipt of the new product shipment, we plan to launch the Rx DrugSAFE product on the Allegro site. In addition, we were already selling the Rx DrugSAFE product through a number of online medical supply companies such as Medical Supplies and Equipment Company, Mednetdirect, Universal Medical and Devon Medical Products and we plan to reengage with these groups as well as work with other online medical supply companies to get them to carry their products.

B2B Professional Sales

We are also attempting to market our products to a variety of other organizations and businesses such as educational facilities, day care centers, rehabilitation facilities, government agencies, the military and corporations in general. We have spent a limited amount of time targeting these particular businesses, but plan to increase our efforts in this area and establish a team of independent representatives who will focus on B2B channels on our behalf.

In 2014, we plan to target the largest health care supplier to school nurses nationwide, School Nurses Supply, Inc., to add our products to their catalog. We will also reestablish discussions with Phoenix House, a non-profit residential and outpatient drug and alcohol rehabilitation organization with 120 programs in 10 states, and Hazelden Treatment Centers, one of the world’s largest and most respected private not for profit alcohol and drug addiction treatment centers, to share the benefits of using the Rx DrugSAFE product with its patients. In addition, we also plan on targeting Kinder Care Learning Centers, a Knowledge Learning Corporation Company and Tutor Time, two of the nation’s leading providers of early childhood learning and school age education and care, which are required to lock up medications by law.

Hospice Leasing Program

In any business, it is generally desirable to have some form of recurring revenue model, where the business can expect to receive payment on products or services on a monthly or other regular basis, such as through a leasing arrangement. Although Rx DrugSAFE products may be difficult to market on a recurring revenue basis, we have identified hospice facilities as a segment of the market that could benefit from leasing as opposed to purchasing Rx DrugSAFE and Rx DrugSAFE PRO units.

Medications used by hospice patients are often stored and dispensed at the point of care in the patient’s hospice room. The family and friends of a hospice patient may be concerned the security of these medications. When family members and friends visit the patient, these visits are often unsupervised and it is easy for an inquisitive teen, other family members or friends with the wrong motivation to steal a patient’s pain medications without the knowledge of the patient, the family or the hospice staff.

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To eliminate this concern, we plan to develop a leasing program for hospice facilities. For the family of a hospice patient, it may not make practical sense for them to purchase the Rx DrugSAFE. However, leasing the product from the hospice may make more sense. The hospice facilities we have spoken with believe such a program could be effective and some appear interested in offering the product as part of the services available patients. For each Rx DrugSAFE product leased, the facility would receive a percentage of the monthly lease cost. The benefit for Rx Safes, Inc. is that each unit is easily reprogrammable back to factory default once a patient has passed and the family no longer needs the unit. One single Rx DrugSAFE unit can be used over and over within the same facility and continue generating revenue for us and the hospice.

Shipping

Orders for our products are either placed on line at our website or certain customers will call and place a telephone or fax order which we enter into our online ecommerce store. Presently with minimal inventory, orders are shipped directly by the company from our offices but if a larger order comes in, we plan to ship to our warehousing and distribution partner Exxtra Express and products will be shipped from there. Exxtra Express, is located at 8640 Slauson Avenue, Pico Rivera, CA 90660. Orders are expected to be sent to the warehouse on a daily basis, either by fax, email or my providing access to our online order system.

Government Regulation and Legislative Developments

Food and Drug Administration Registration

Our ultimate goal is to facilitate accessibility to our products for the entire patient population. In order to accomplish this, we will need to obtain Food and Drug Administration (FDA) recognition and approval of the Rx DrugSAFE as a medical device to enable us to offer the product through health plans and have the majority of the acquisition costs reimbursable by Medicaid, Medicare and/or other health insurance providers.

The FDA regulates medical devices through the Center for Devices and Radiological Health (CDRH). The Food, Drug and Cosmetic Act and implementing regulations regulate the certification of medical devices. Medical devices must comply with the standards enforced by the CDRH to pass certification. Once a device has been registered with the FDA, the device will appear on a list of FDA registered devices which is accessible through a searchable database by the general buying public. It is also a requirement of many insurance providers that such devices must be registered with the FDA and comply with applicable regulations and controls in order to be covered under insurance plans.

In 2011, we began the process of establishing our business as a “device establishment” to be entered into the FDA Registration and Device Listing Database. We were assigned an Owner Operator Number 10036866, a Listing Number D124488 and requested a new Product Code for our products so that they could be recognized as medical devices. Due to the lack of capital at the time, we did not complete the registration process, which incidentally has to be renewed on an annual basis. With our newly designed product, it is our intention to once again pursue device registration in order to move to the next step of making our product accessible and reimbursable through Medicaid, Medicare and other insurance providers.

Commonwealth of Massachusetts

On August 9, 2010, Massachusetts Governor Deval Patrick signed a bill into law requiring every pharmacy located in the Commonwealth of Massachusetts to make available lock boxes for sale at each location commencing January 1, 2011. The new law, Chapter 283 of the Acts of 2010, added Safeguards to the Prescription Monitoring Program and to Substance Abuse Education and Prevention.

This new legislation mandates that pharmacies offer for sale, and stock, a secure prescription medication safe in all stores located within the Commonwealth. This is the first such law in the United States and similar legislation may be introduced in the near future. This may be a very significant event for our company and products if other states and local governmental units take the initiative to require pharmacies to carry locking prescription safes and there is compulsory enforcement by the government.

Manufacturing/R&D

We have an established relationship with a contract manufacturer/sourcing company called Good Promotion, LTD., located in Shenzen, China. We have been working with this company for over 4 years from the manufacturing of our original safe product through the redesign and cost reduction effort we completed in 2013. Good Promotion acts as our representative in China and sources materials, components and contracts with a specialist electronics manufacturer for the production of the fingerprint module that is used in our products. Good Promotion then manufactures the body of the safe and assembles the mechanical and electronic components, delivering us a finished, packaged product. Good Promotion also offers custom design and development services and was also responsible for the re-design of the mechanical locking mechanism and other hardware features of our current product.

We have no written agreement with Good Promotions to manufacture our products. Our arrangement with our manufacturer to acquire inventory is strictly through purchase orders.

While we may look to change the fingerprint module we use in our product as technology advances, purchase a module from a different electronics contract manufacturer or design and develop our own module, it is our intention to continue our relationship with Good Promotion and use them for the final assembly, packaging and freight forwarding of our products going forward. The fingerprint sensor that is used in the current fingerprint module in our Rx DrugSAFE product contains intellectual property that is not specifically owned by Rx Safes, Inc, However, each sensor chip comes with an individual license to use the intellectual property from the manufacturer and this license cost is factored into the cost of the sensor. The design of the overall fingerprint module that is produced by our electronics manufacturer, incorporates the fingerprint sensor as a part of the design and it is the overall design of the electronic module and its functionality that is covered by the claims in the patent to which we have a license.

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Competitive Position Of Rx Safes, Inc.

The following narrative generally describes our competitors in the market for professional grade security safes that protect medications and other controlled substances/items from those who may abuse such products.

Professional Narcotics/Drug Safes

There are several leading manufacturers of Professional Grade Narcotic Safes/lock boxes, designed for medication storage, offering a large selection of medication lockable boxes, locking drug boxes, divisible lock boxes, refrigerator lock boxes, locking drug boxes, narcotic cabinets, medical bins, organizers, narcotic boxes, digital narcotic boxes, keyed boxes, combination boxes, lockable medicine cabinets, and drug storage cabinets in many different sizes, shapes, and styles.

The safes are priced from $99.00 to over $900 for larger storage cabinets. They are manufactured using a range of materials from 20 gauge steel to polyethylene terephthalate (PETG) plastic. The safes use a variety of locking mechanisms, including single and double key locks, mechanical thumb wheel combination locks and electronic keypads with back-up keys.

Medicine Storage Products

Currently, there are several other products that are available to consumers to deter prescription drug abuse in the home. We believe that these products are much less secure and much less tamper resistant than our products.

Because the products are made from plastic or lightweight aluminum and do not use the advanced security technology found in the Rx DrugSAFE products, they are less expensive to manufacture and have a lower cost than the Rx DrugSAFE product. As such, these products do not provide the same level of safety and security as the Rx DrugSAFE products and in the case of one of the products, are easy to break into without the use of any tools. In addition, these products use pin or combination codes, so they are not as convenient as the Rx DrugSAFE and are easy to thwart. Since consumers have so many access codes and numbers to remember, there is a chance they will use a pin that they already use frequently. In our opinion, this is much less secure approach. In addition, it is easy to forget a pin code, which causes people write such codes down, which opens the device up to potential undetected tampering. Further, the competitor products will not be suitable for use by the elderly, especially Alzheimer patients and stroke victims, who have difficulty remembering numbers and access codes. Finally, none of these products have a back-up entry method so that in case of an emergency, life-saving medications may not be easily accessible if a family member has not been told the pin code or combination in advance.

Plastic Storage Containers

Other manufacturers have produced competing products using plastic containers designed to resemble several pill bottles adjoined together. These products have sold at retail for approximately $14.95. The main security feature of these storage containers is an antiquated tri-tumbler locking mechanism which can be easily accessed. In addition to the low level of security afforded by the locking mechanism, this product can only store up to 4 standard pill bottles and, since it cannot be securely affixed to surface, it can also easily be stolen. One of the major brands of these types of storage containers was forced to recall its product from the market. Since our product is technologically more advanced and more secure than the plastic containers, we do not believe that the plastic containers will be able to effectively compete with our products.

Employees

We presently employ Lorraine Yarde, as our CEO and Director, and Susan Kutzner, as our Treasurer and Director, Mr. Yarde presently dedicates approximately 25 hours per week on our business while Ms. Kutzner approximately 10 hours per week.

Ms. Yarde is a partner and co-founder in Axius Consulting Group which provides general business consulting services to companies on an as need as basis (not full time) and is also a partner in Axius Entertainment which produces TV content, also part time. She used to also work with Axius Healthcare Security but she provides no service at the present time, nor does she expect to do so in the future. As such, Mr. Yarde currently splits her time with these various other obligations and with work with our company.

It is Ms. Yarde’s intention that she will resign with these other obligations and move to a full time position with Rx Safes, Inc. once this registration statement is effective. We believe that Dr. Kutzner’s 10 hours of week service is satisfactory to fulfill our needs.

We have engaged the services of a third party consultant Wall Street Buy Sell Hold (“WSBSH”), which is in the business of assisting public companies in strategic business planning, and investor and public relations services. WSBSH is not an underwriter or broker-dealer in our public offering. We paid WSBSH an initial deposit of $20,000 to offset our first month’s payment. We are required to pay WSBSH $20,000 per month starting upon the effectiveness of our registration statement. Once we have concluded the offering, the fee increases to $30,000 per month. We are also required to issue WSBSH a warrant to purchase 5,000,000 shares of our common stock upon the effectiveness of our registration statement. At the end of six months of service following the effective registration statement, WSBSH will be issued a warrant to purchase 2,500,000 shares of common stock and, unless we opt out of the agreement, at the end of a year of service following the effective registration statement, WSBSH will be issued a warrant to purchase 2,500,000 shares of common stock.

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND PLAN OF OPERATION

Plan of Operations

In the 12 months immediately following the offering, with the assumption that we are able to sell 100% of the offering, we intend to continue with our research and product development, implement on several areas of our marketing and distribution plan, purchase inventory of our existing product and new product designs and use working capital to secure office space, hire sales and support personnel, secure necessary business insurances and continue to establish business relationships to generate awareness, increase sales and comply with all necessary reporting requirements.

As indicated previously in the Use of Proceeds section of this Prospectus, we have applied $246,000 for Research and Development and will use this capital to develop additional products to add to our product line. To date we have funded our Research and Development through the sale of unregistered securities. The majority of the product development work was conducted under our Agreement with Axius Consulting Group, Inc. whose principals have extensive experience in designing and developing consumer biometrics products. Based on our needs which were identified from feedback we received from customers as well as from a security specialist who evaluated our product, Axius worked with our sourcing company in China, providing them with the specifications for the product changes that were needed and then assisting them in conjunction with Rx Safes, Inc. to facilitate the prototyping and testing of these various changes to the product. Although we can continue to use this newly designed core technology, if we are able to sell 100% of the shares offered through the S-1 registration we will further re-design our core electronic fingerprint and mechanical locking systems to incorporate the latest improvements in technology and cost reduction. As part of our product roadmap, we presently have two additional products at various stages of design. Firstly, we have a hand manufactured model of a larger version of the Rx DrugSAFE, the Rx DrugSAFE Pro, which can still be used in the home but is primarily designed to accommodate larger and a greater number of prescription pill bottles to support the needs of a variety of healthcare environments including assisted living facilities, nursing homes and emergency service vehicles. In order to commercialize these products, there are various steps we must take. The second product is the Rx DrugSAFE IC.

The fingerprint technology we plan on using in the Rx Drug SAFE Pro is identical to that of our current product. However, we will need to recreate CAD drawings for the assembly and then manufacture tooling for all the parts that make up the metal box. We anticipate that this will take approximately 2 months. We will then need to manufacture several samples of these parts, known as “first shots” from the tooling to test the integrity of the tools. This sampling is expected to take one month. Once we have verified that the tools are sufficient, we will then need to hand-assemble and test approximately 20 samples of the Rx DrugSAFE PRO with the new electronics, mechanical lock and other new design features that were incorporated into the new Rx DrugSAFE. At this point we will need to design in stronger mechanical locking components to support the larger size and greater weight of the Rx DrugSAFE Pro. This step is anticipated to take an additional 2 months. We will work with our manufacturing and development partner in China, Good Promotions, to source the necessary components, make the mold and prototype the Rx DrugSAFE Pro so that we can test the product prior to mass manufacturing. Once these samples are properly tested we will then be able to place an order for production. We anticipate that this will occur at the end of December so we will have units of the Rx DrugSAFE PRO available for resale in April 2015. Many of the healthcare facilities we have spoken with to date have requested additional features be available with our products to make them more applicable for their use. As part of the development of the Rx DrugSAFE PRO, we will also evaluate the cost of adding audit tracking capabilities to the safe, which will require additional flash memory, newly developed software and a time clock be added to the Printed Circuit Board. We may consider engaging the services of a US based engineering partner to perform this evaluation and deliver a report on the feasibility and cost differential for adding these additional features. This evaluation is anticipated to take 2 months and will be designed into the electronics over time.

All of the steps need for the development of the Rx DrugSAFE PRO will be taken with the Rx DrugSAFE IC. This product is an insert designed to be installed inside of most standard medicine cabinets to allow seamless introduction of our secure technology in a place most households are familiar with keeping their medications. Because we do not intend to change the fingerprint module we use in the IC, we will simply focus on the industrial and mechanical design for this product and will work with our manufacturing and development partner, Good Promotions, to complete these designs and create the mold. We anticipate we will begin the process of developing this product in January 2015 and that the CAD drawing and tooling for this will be completed at the end of February. Sampling of the parts will take place in March 2015 and then testing of the finished sample units will be conducted in April and May 2015. The IC will need to be tested in various standard medicine cabinets offered for sale in the US prior to launching in the market. We should be able to place or first order for this product for availability in the Fall of 2015. As with the Pro, we have already received a number of enquiries for the IC version of our product.

If we are only able to raise the minimum amount necessary to continue our business operations we will have to scale back the number of samples of the Rx DrugSAFE PRO that we produce for testing although the schedule will stay the same. We will not be able to afford evaluation for adding new technology but anticipate the timeline to bring the basic RxDrugSAFE PRO to market will remain the same. However, we anticipate that the development of the Rx DrugSAFE IC will be delayed until additional funds are available that can be further dedicated to Research and Development.

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In order to create a market for our current and future products we recognize the importance of having a strong sales and marketing plan as illustrated in the Description of Business section of this Prospectus and have budgeted $369,000 of the capital raised through the offering to be spent on sales and marketing over the next 12 months of operations.

We have already taken steps to establish sales channels for our product(s) and intend to re-engage with the large distributors McKesson, Cardinal Health and Amerisource Bergen and invest in the participation of their various marketing programs to provide exposure for our product(s) within their channels of distribution, which are the national pharmacy chains as well as the many independently owned or franchised neighborhood pharmacies. With McKesson and Cardinal Health, we already have established distribution agreements in place and anticipate it will take about one month the re-establish parameters for these two accounts. We have yet to establish a distribution agreement with Amerisource Bergen and anticipate that this will take approximately 3 months to develop the necessary relationships and establish an agreement. We will be able to accomplish these two prior goals even if we are only able to raise the minimum necessary to continue operations. However, a key to making these relationships successful is participating in their various “pay to play” programs where each company’s sales force is incentivized to sell particular products based on our participation in such programs. These programs include but are not limited to providing targeted sales material to the reps to help market our product, attending and exhibiting at various trade shows hosted by each respective distributor, offering special discounted pricing and providing special financial incentives to the sales reps to encourage them to sell our products. The participation in such programs is an ongoing effort and if we are only able to raise the minimum necessary to continue our business operations, we will not have the adequate financial resources in place to participate and will therefore have to rely on traditional grass roots efforts, i.e. establishing our own demand at the end user level, in order to make these relationships a success.

It is our goal to immediately identify and retain an investor/public relations firm to work with the company to gain exposure and build brand awareness in various television, print an online media. However, we will not be able to meet our obligations to this firm if we are only able to raise the minimum amount to continue operations as this expense would then consume the majority of the sales and marketing budget. In this case the company will have to use create its own investor/public relations campaign and attempt to secure its own PR opportunities within various media.

A critical part of any business success is a strong web and social media presence. To facilitate this, we intend to immediately hire a company to manage our social media presence as well as revamp and optimize our own website with SEO and SEM with an ultimate goal to be in the top 3 of browser searches for our products and related products. The goal would be to increase our ranking over a period of 6 months. This is a top priority for us to be able to increase consumer awareness of our business and we will execute this even if we are only able to raise the minimum amount required to continue operations as this is considered a critical component of our ongoing sales and marketing efforts.. To support this we will also need to create strong visual branding and have already identified a graphics design consultant we will engage to strengthen our visual presence across the web, promotional material and in any media campaigns. Even if we are only able to raise the minimum amount needed to continue operations, we will still set aside the necessary resource to engage a graphics person although we will scale down the amount of time spent on visual branding to only address the web based needs of the company,

An effective way to reach our targeted consumer audience is through the use of an infomercial. We will set aside approximately $100,000 of our sales and marketing budget to produce both a short form and long form infomercial and buy media time in select target markets to test the success of this for our current product. If successful we will dedicate additional resources from an intended subsequent capital raise to launch a full blown infomercial campaign and will engage with a third party fulfillment company to handle the incoming calls and product fulfillment. We will be able to fund an infomercial at this level if we are able to sell a minimum of 75% of the shares. If we are not able to raise 75%, we will not have sufficient funds to develop an infomercial or purchase media time and therefore will not be able to execute on this part of our plan.

Our ultimate goal for the consumer version of our product is to make it widely attainable to the public through medical reimbursement. To this end, we will once again pursue FDA registration, set aside approximately $10,000 to pay the necessary product and facility registration fees and will then hire a consultant to assist us in the process of navigating CMS and private health insurance companies to recognize the product as a medical device and offer reimbursement of the majority of the purchase price through their plans so that the customer will only have to pay a small co-payment to purchase the product. Our goal is to have the Rx DrugSAFE product be reimbursable by Fall 2014. However, if we are only able to raise the minimum amount required to continue operations we will still look to immediately obtain the necessary registrations and pay the corresponding fees but will not be in a position to hire a consultant to assist us in establishing the product as a reimbursable medical device and will instead need to navigate this effort without the assistance of an industry expert. Without the guidance of an industry specialist, we anticipate that the Fall 2014 goal would be too aggressive and we would likely push back our targeted date to Spring 2015.

We have also found trade shows to be an effective way to reach a large number of potential customers for a small investment of capital a plan on attending 5 in the next 12 month period.To support our intended growth in facilities within the healthcare industry, we will invest approximately $50,000 of our sales and marketing budget to attend and exhibit at a number of industry trade shows, securing booth space, and creating a small trade show display for the company and products. If we are only able to raise the minimum amount required to continue operations we will significantly reduce our trade show budget to $10,000 and will select only one event to attend in the initial 12 month period.

Also, it is our intentions to sign up immediately with PR Newswire as we will need to regularly inform our customers and the market on our business progress as well as provide updated information on trends in our industry. Our goal would be to issue a Press Release a minimum of once every two weeks as the business continues to achieve its milestones and the industry landscape changes. However, with limited resources should we only raise the minimum amount required to continue operations, we will have to significantly decrease our commitment to this effort limiting the issuing of a Press Release to once every two months.

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Finally, we have identified a number of not for profit organizations with whom we would like to partner. These organizations have access to targeted audiences of potential consumers of our product and would advertise our product on their website, at various events and as part of targeted campaigns. All of these organizations require financial sponsorship in order to take advantage of the wide reach they enjoy and this outreach could be key in creating awareness of our product by qualified potential customers who are already taking the time to investigate the issue of prescription drug abuse by visiting the organizations site or attending an event. We will need to raise at least 50% of our targeted amount to in order to participate with at least one of these organizations. If we only raise the minimum amount, we will not be able to afford the sponsorship fees and will therefore not be able to pursue this avenue to potential customers.

With our multifaceted effort to create a market for our product it is essential to ensure we have adequate product to meet the potential demand and will therefore budget $615,000 raised through the offering to place an immediate inventory order from our manufacturing partner Good Promotions and have it shipped and housed at Exxtra Express with whom we have already established a warehousing and distribution relationship. These units will have a lead time of approximately 90 days to arrive at our warehousing facility from the time of order. We find it effective to invest in a third party warehouse to fulfill our orders as we benefit from their fast turn around and discounted shipping rates and overall believe the company will save a substantial amount of money using them as a partner. We plan to order approximately 7,500 units of our current product and set aside any remaining balance to place a small order for each of the Pro and IC products once we have completed their product design so that we can do a pilot test of those products in select markets. Through our manufacturing sourcing partner we have access to multiple factories should our capacity outgrow the capabilities of our present facility. Thus, we believe 7,500 units will not be a problem. If we are only able to raise the minimum amount needed through our offering, we will have to significantly reduce the amount of units of the Rx DrugSAFE to 2,000 pieces and will likely only be able to afford to order approximately 300 units of the Rx DrugSAFE PRO product. This will have an negative impact on our pricing as the less units we order, the higher the cost. This will also clearly impact our revenue potential and will mean that the release of the Rx DrugSAFE IC will need to be postponed until we have adequate capital to order the necessary inventory.

We have budgeted $1,205,000 of the money raised through the offering for general working capital. Up to February 2014 we had been operating the business from a home office but recently identified suitable office/design space to relocate the company to. The space we have secured is in an executive office and although we have presently secured one small office, we have the ability to easily expand the space needed as we bring on additional personnel. We will use approximately $25,000 of the working capital to immediately secure and pay for office space within the next 12 months. We expect to incur additional office expense for telephone/internet, office furniture and equipment postage and utilities and have budgeted another $50,000 to cover these expenses. We will then look to hire targeted human capital to help support the company’s intended growth and execute on our business plan. These resources will include three executive personnel, a CEO, CFO and COO, two senior sales executives, one to focus on developing our market in the consumer space and the other focusing on the healthcare industry in general, each with their respective sales support administrator, an in-house bookkeeper, and a receptionist/office administrator. This hiring effort will begin immediately and we are budgeting approximately $750,000 within the next 12 months of operations for payroll costs and benefits. The remaining $380,000 of working capital will be used as needed to continue to support our business and will be spent in the areas of T&E, consulting and professional fees (we will re-engage with Axius Consulting Group, Inc. to continue providing business and professional consulting to the company and will place our securities counsel, Cane Clark, LLP our audit firm ZBS Group, LLP and our accountants, Tichy and Ioanides, CPA on monthly retainers), inventory management and distribution (Exxtra Express), and to build on our intellectual property portfolio through the filing of design patents for each of our products and other day to day operating expenses. If we are only able to raise the minimum amount through the offering it will force us to significantly scale back our proposed operations. We will still need to maintain suitable office space but will simply keep 1- 2 small offices in the Executive Suite and reduce the monthly budget to approx. $1,000 per month, including phones and internet. We will also then eliminate the need to purchase costly office furniture and equipment. Regarding Human Capital, we will only be able to hire one sales professional and one person in a sales support and administrative role. The current acting CEO, Lorraine Yarde will become our only full time executive staff member.

A tabular presentation of our plan of operations for the next 12 months follows:

			Needed Capital to Achieve Milestone Assuming 25%, 50%, 75%, and 100% of the Shares Are Sold
	Step (Milestone)	Estimated Month of Completion (A)	25%	50%	75%	100%
1.	Product Development:
	a. Rx DrugSAFE Pro	January 2015	$58,500	$61,500	$61,500	$61,500
	b. Rx Drug SAFE IC	May 2015	—	59,500	61,500	61,500
	c. Other		—	—	60,500	123,000
	Total product development		58,500	121,000	183,500	246,000

2.	Inventory:	April 2015	119,375	218,750	375,000	375,000
	a. Rx DrugSAFE Pro	April 2015	26,875	41,875	41,875	120,000
	b. Rx DrugSAFE IC	September 2015	—	41,875	41,875	120,000
	Total inventory		146,250	302,500	458,750	615,000

3.	Sales and Marketing:
	a. Finalization of 3
	distribution agreements	February 2015	18,000	25,000	25,000	52,000
	b. Website development	March 2015	12,000	12,000	12,000	12,000
	c. Infomercial	June 2015	—	—	75,000	100,000
	d. FDA registration for
	medical reimbursement	April 2015	10,000	50,000	50,000	50,000
	e. Industry trade shows	June 2015	10,000	25,000	35,000	50,000
	f. Sponsorship fees for
	partnerships with non-profit
	Organizations	June 2015	—	25,000	25,000	25,000
	g. Social media	June 2015	20,000	20,000	20,000	20,000
	g. Other		17,750	24,500	33,250	60,000
	Total sales and marketing		87,750	181,500	275,250	369,000

4.	Working Capital
	a. Office space and equipment	September 2015	25,000	37,500	75,000	75,000
	b. Employment costs for up to 3
	executive personnel, 2 senior
	sales executives, and 2 clerical
	Persons	September 2015	200,000	475,000	750,000	750,000
	c. Other		42,500	67,500	67,500	380,000
	Total working capital		367,500	580,000	892,500	1,205,000

5.	Legal and Accounting		25,000	25,000	25,000	25,000

	Total capital		$585,000	$1,210,000	$1,835,000	$2,460,000

(A) Assumes completion of the first stage of the offering in September 2014.

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Results of Operations for the Three Months Ended March 31, 2014 and 2013

Revenues

Our total revenue reported for the three months ended March 31, 2014 was $1,066, an increase from $0 for the same period ended 2013. The revenues we had for the three months ended March 31, 2014 were from online sales.

Gross Profit

Gross profit for the three months ended March 31, 2014 was $776, or approximately 72% of sales.

Operating Expenses

Operating expenses decreased to $12,930 for the three months ended March 31, 2014 from $61,856 for the three months ended March 31, 2013. Our operating expenses for both periods consisted of general and administrative expenses.

General and Administrative Expenses

Expense	2014	2013
Merchant Account Fees	$210	$96
Advertising and Promotion	95	90
Automobile Expense	149	-
Bank Service Charges	24	(24)
Consulting	—	60,000
Meals & Entertainment	170	-
Marketing Expense	517	-
Computer and Internet Expenses	87	87
Business Licenses	480	-
Meals and Entertainment	20	-
Office Supplies	455	7
Office Expense	32	-
Postage	316	-
Professional Fees	8,425	1,600
Rent Expense	1,950	-
Total Expense	12,930	61,856

Net Loss

Net loss for the three months ended March 31, 2014 was $12,912 compared to net loss of $61,856 for the three months ended March 31, 2013.

Results of Operations for the Years Ended December 31, 2013 and 2012

Revenues

Our total revenue reported for the year ended December 31, 2013 was $3,024, a decrease from $5,195 for the year ended December 31, 2012. The decrease in revenues for the year ended December 31, 2013 from the prior year is primarily attributable to halting sales to redesign our products.

Gross Profit

Gross profit for the year ended December 31, 2013 was $1,937, or approximately 64% of sales. Gross profit for the year ended December 31, 2012 was $4,282, or approximately 82% of sales.

Operating Expenses

Operating expenses increased to $172,665 for the year ended December 31, 2013 from $1,369,509 for the year ended December 31, 2012. Our operating expenses for both years consisted of general and administrative expenses.

General and Administrative Expenses

Expense	2013	2012
Merchant Account Fees	$898	$1,989
Advertising and Promotion	440	549
Automobile Expense	654	547
Bank Service Charges	821	767
Consulting	120,000	1,115,850
Travel & Entertainment	—	1,813
Meals & Entertainment	107	135
Marketing Expense	1,758	218,041
Computer and Internet Expenses	1,894	771
Freight and Shipping	54	59
Business Licenses	500	1,700

Trade Shows	—	1,100
Office Supplies	176	391
Office Expense	—	53
Postage	280	62
Professional Fees	43,605	18,750
Product Development	—	6,162
Telephone Expense	—	8
Travel Expense	1,478	762
Total Expense	$172,665	$1,369,509

Net Loss

Net loss for the year ended December 31, 2013 was $166,007 compared to net loss of $1,365,227 for the year ended December 31, 2012.

Liquidity and Capital Resources

As of March 31, 2014, we had total current assets of $41,279 and total current liabilities of $186,496. We had a working capital deficit of $145,217 as of March 31, 2014.

Operating activities used $20,822 in cash for the three months ended March 31, 2014. Our net loss of $12,912 and a $9,575 decrease in accounts payable and accrued expenses were the main component of our negative operating cash flow.

Cash flows provided by financing activities during the three months ended March 31, 2014 amounted to $56,000 from related party loan advances.

We have $36,899 in cash available as of March 31, 2014. Management believes that the amount of this offering, $2,500,000, is sufficient to implement and fully carry out our business plan and no further funding will be required.  However, we must raise at least $585,000 in net proceeds in the next two to twelve months otherwise we may temporarily or permanently have to cease operations.

For purposes of short term capital, we have entered into three Master Promissory Notes: one on May 1, 2013 and the other two on January 1, 2014. The first Master Promissory Note is with Axius and allows us to borrow up to $50,000 at 4% interest per annum that matures on December 31, 2014. At March 31, 2014 we have a balance of $35,773.86. There was total accrued interest of $962.00 as of March 31, 2014. The second Master Promissory Note is with Lorraine Yarde and allows us to borrow up to $100,000, at Ms. Yarde’s sole discretion, bearing simple interest in the amount of 4% per annum with a maturity date of December 31, 2014. To date, we have borrowed the amount of $55,000.00 under this Master Promissory Note. There was total accrued interest of $500.00 as of March 31, 2014. The third Master Promissory Note is with a majority shareholder, Naples Trust, and allows us to borrow up to $100,000, at the trust’s sole discretion, bearing simple interest in the amount of 4% per annum with a maturity date of December 31, 2014. On April 4, 2014, we borrowed $20,000.00 under this Master Promissory Note.

Based upon our current financial condition, we do not have sufficient cash to operate our business at the current level for the next twelve months. We intend to fund operations through increased sales and debt and/or equity financing arrangements, which may be insufficient to fund expenditures or other cash requirements. We plan to seek additional financing in a private equity offering to secure funding for operations. There can be no assurance that we will be successful in raising additional funding. If we are not able to secure additional funding, the implementation of our business plan will be impaired. There can be no assurance that such additional financing will be available to us on acceptable terms or at all.

Off-Balance Sheet Arrangements

As of March 31, 2014 there were no off balance sheet arrangements.

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Going Concern

The accompanying financial statements have been prepared in conformity with generally accepted accounting principle, which contemplate continuation of our company as a going concern. However, we had minimal revenues for the period from inception ending March 31, 2014. We have negative working capital, and have not completed our efforts to establish a stabilized source of revenues sufficient to cover operating costs over an extended period of time.

Management anticipates that we will be dependent, for the near future on additional investment capital to fund operating expenses. We intend to position the company so that we may be able to raise additional funds through the capital markets. In light of management’s efforts, there are no assurances that we will be successful in this or any of our endeavors or become financially viable and continue as a going concern.

Emerging Growth Company Status

We are an "emerging growth company" as defined under the Jumpstart our Business Startups Act ("JOBS Act"). We will remain an "emerging growth company" for up to five years, or until the earliest of:

1.	the last day of the first fiscal year in which our total annual gross revenues exceed $1 billion,

2.	the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Securities Exchange Act of 1934, which would occur if the market value of our ordinary shares that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter, or

3.	the date on which we have issued more than $1 billion in non-convertible debt during the preceding three year period.

As an "emerging growth company", we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not "emerging growth companies" including, but not limited to:

§	not being required to comply with the auditor attestation requirements of section 404(b) of the Sarbanes-Oxley Act (“Sarbanes Oxley”) (we also will not be subject to the auditor attestation requirements of section 404(b) as long as we are a "smaller reporting company", which includes issuers that had a public float of less than $75 million as of the last business day of their most recently completed second fiscal quarter);

§	reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements; and

§	exemptions from the requirements of holding a non-binding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.

We have already taken advantage of these reduced reporting burdens in this prospectus, some of which, as described below, are also available to us as a “smaller reporting company,” as defined under Rule 12b-2 of the Exchange Act, meaning that we are not an investment company, an asset-backed issuer, or a majority-owned subsidiary of a parent company that is not a “smaller reporting company” and have a public float of less than $75 million and annual revenues of less than $50 million during the most recently completed fiscal year. In the event that we are still considered a “smaller reporting company,” at such time we cease being an “emerging growth company,” the disclosure we will be required to provide in our SEC filings will increase, but will still be less than it would be if we were not considered either an “emerging growth company” or a “smaller reporting company.” Specifically, similar to “emerging growth companies,” “smaller reporting companies” are able to provide simplified executive compensation disclosures in their filings; are exempt from the provisions of Section 404(b) of the Sarbanes-Oxley Act of 2002 requiring that independent registered public accounting firms provide an attestation report on the effectiveness of internal control over financial reporting; and have certain other decreased disclosure obligations in their SEC filings, including, among other things, being permitted to provide two years of audited financial statements in annual reports rather than three years.

In addition, section 107 of the JOBS Act provides that an "emerging growth company" can take advantage of the extended transition period provided in section 7(a)(2)(B) of the Securities Act of 1933 (the "Securities Act") for complying with new or revised accounting standards. Under this provision, an "emerging growth company" can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. However, we are choosing to "opt out" of such extended transition period and, as a result, we will comply with new or revised accounting standards on the relevant dates on which adoption of such standards is required for non-emerging growth companies. Section 107 of the JOBS Act provides that our decision to opt out of the extended transition period for complying with new or revised accounting standards is irrevocable.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Aside from that which follows, none of our directors or executive officers, nor any proposed nominee for election as a director, nor any person who beneficially owns, directly or indirectly, shares carrying more than 5% of the voting rights attached to all of our outstanding shares, nor any members of the immediate family (including spouse, parents, children, siblings, and in-laws) of any of the foregoing persons has any material interest, direct or indirect, in any transaction since the beginning of our last fiscal year on January 1, 2013 and within two years preceding our most recent fiscal year, or in any presently proposed transaction which, in either case, has or will materially affect us.

Lorraine Yarde, our CEO, is the co-founder and minority shareholder with Axius Consulting Group, Inc. (“Axius”). Mr. Mark Basile, our former director, is also a co-founder and majority shareholder of Axius. Effective July 1, 2010, we entered into a consulting agreement with Axius. We engaged Axius to provide services in connection with our efforts to seek out business relationships and financing to grow our business. We agreed to pay Axius a retainer of $20,000 per month for a 12 month consecutive period. We renewed the yearlong agreement on July 1, 2011 and again on July 1, 2012. The consulting agreement was not renewed on July 1, 2013. Axius has at its sole discretion, to have the option to take payment of the accrued fee in cash or as common stock of the business, at a 50% discount to the current market value of the common stock. Certain payments made directly on behalf of the principals of Axius, in the form of health insurance payments of $32,977 in 2013. Balances included in accounts payable to Axius totaled $176,701 for both the three months ended March 31, 2014, and the year ended December 31, 2013. The value of Mr. Basile’s interest in the Axius Consulting Agreement was $132,526 and Ms. Yarde’s interest was $44,175 for both the three months ended March 31, 2014, and the year ended December 31, 2013.

On January 1, 2014, Lorraine Yarde executed a Master Promissory Note that allows us to borrow up to $100,000, at Ms. Yarde’s sole discretion, bearing simple interest in the amount of 4% per annum with a maturity date of December 31, 2014. To date, we have borrowed the amount of $55,000.00 under this Master Promissory Note. There was total accrued interest of $500.00 as of March 31, 2014.

On July 1, 2010, we agreed to purchase all assets of Axius for the amount of $16,262. Included in the asset purchase was inventory valued at $26,000. In connection with the sale, we agreed to purchase Aaron Kapner’s interest in the assets of Axius for the original amount invested. Mr Kapner was issued 260,000 shares of our common stock for full settlement for the purchase of his interest in Axius.

Included in the assets purchase of Axius was a Patent & Licensing Rights Agreement with bioMETRX. The agreement grants the licensee a royalty based ($.50 per unit on the sale) exclusive license under the Patent License to use, manufacture, have manufactured, license and/or sell licensed intellectual property for any legal purpose with North America within the health care and consumer health markets. The term of the agreement is from the effective date (March 1, 2009) to the full end of the term or terms for which Patent Rights have not expired or, if only Technology Rights are licensed and no Patent Rights are applicable, for a term of 8 years. No royalties have been paid to bioMETRX to date.

Effective May 1, 2013, we entered into a Master Promissory Note with Axius that allows us to borrow up to $50,000 at 4% interest that matures on December 31, 2014. At March 31, 2014 we have a balance of $35,773.86. There was total accrued interest of $962.00 as of March 31, 2014.

Effective January 1, 2014 we entered into a Master Promissory Note with Naples Trust, a majority shareholder of the company, which allows us to borrow up to $100,000 at 4% interest that matures on December 31, 2014. The outstanding balance of the note payable at March 31, 2014 was $0. On April 4, 2014, we borrowed $20,000 under the note.

44

EXECUTIVE COMPENSATION

The table below summarizes all compensation awarded to, earned by, or paid to our executive officers for all services rendered in all capacities to us for the years ended December 31, 2013 and 2012.

Summary Compensation Table

Name and Principal Position	Title	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All other Compensation ($)	Total ($)
Lorraine Yarde	President, Chief Executive Officer, Principal Executive Officer Chief Financial Officer, Principal Financial Officer, Principal Accounting Officer, Secretary and Director	2013 2012	0 0	0 0	0 1,000,000	0 0	0 0	0 0	11,542 0	11,542 1,000,000
Susan Von Kutzner	Treasurer and Director	2013 2012	0 0	0 0	0 0	0 0	0 0	0 0	0 0	0 0

Narrative to Compensation Table

Although we do not currently compensate our officers with any regularity, we reserve the right to provide compensation at some time in the future. Our decision to compensate officers depends on the availability of our cash resources with respect to the need for cash to further business purposes.

Mr. Yarde received compensation through our agreement with Axius Consulting Group, Inc. Certain payments made directly on behalf of the principals of Axius, in the form of health insurance payments of $32,977 in 2013. Ms. Yarde received $11,542 of those health insurance payments, which are listed as “Other Compensation” above in the Summery Compensation Table for 2013.

Ms. Yarde received 4,000,000 shares as compensation in 2012. At that time the company had last sold stock at $0.25 and hence the value of that issuance is calculated at $1,000,000 in the above Summary Compensation Table. Ms. Yarde was awarded the stock because she worked for the company for two years at the time without direct compensation.

Outstanding Equity Awards As of the End of December 31, 2013

	OPTION AWARDS					STOCK AWARDS
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Units or Units of Stock that have not Vested (#)	Market Value of Units or Units of Stock that have not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Units, Units or Other Rights that have not Vested ($)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Units, Units or Other Rights that have not Vested ($)
LorraineYarde	0	0	0	0	0	0	0	0	0
Susan Von Kutzner	0	0	0	0	0	0	0	0	0

Long-Term Incentive Plans

We currently have no long-term incentive plans.

Director Compensation

None.

45

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

The following table presents certain information regarding beneficial Ownership of our Common Stock as of July 8, 2014 , by (i) each person known by us to be the beneficial owner of more than 5% of the outstanding shares of Common Stock, (ii) each director of our company, (iii) each Named Executive Officer and (iv) all directors and executive officers as a group. Unless otherwise indicated, each person in the table has sole voting and investment power as to the shares shown. Unless otherwise indicated, the address of each beneficial owner is 670 Du Fort Avenue, Henderson, NV 89002.

Title of Class	Name and Address of Beneficial Owner	Shares Beneficially Owned (1)	Percent of Common Stock (2)
Common	Lorraine Yarde	31,990,000	27%
Common	Susan Von Kutzner	3,000,000	2%
	Officers and Directors as a Group	34,990,000	30%
	5% Shareholders
Common	The Naples Trust(3) 736 Carlisle Road Jericho, NY 11753	33,270,000	28%
(1)	As used in this table, "beneficial ownership" means the sole or shared power to vote, or to direct the voting of, a security, or the sole or shared investment power with respect to a security (i.e., the power to dispose of, or to direct the disposition of, a security).In addition, for purposes of this table, a person is deemed, as of any date, to have "beneficial ownership" of any security that such person has the right to acquire within 60 days after such date.
(2)	The above table is based on current outstanding shares of 115,095,072 as of July 8, 2014 .
(3)	Nick Albano has voting and disposition authority over the trust.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

There have been no changes in or disagreements with our certified public accountants on accounting matters or financial disclosure.

46

FINANCIAL STATEMENTS

The following financial statements begin on the next page:

RX SAFES INC.

(A DEVELOPMENT STAGE COMPANY)

INDEX TO FINANCIAL STATEMENTS

Financial Statements for the Three Months Ended March 31, 2014 and 2013 and the Cumulative Period from June 1, 2010 (Inception) through March 31, 2014

Condensed Balance Sheets - (Unaudited) - March 31, 2014 and December 31, 2013	F-1
Condensed Statements of Operations - (Unaudited) - Cumulative During the Development Stage (June 1, 2010 to March 31, 2014) and The Three Month Ended March 31, 2014 and 2013	F-2
Condensed Statements of Cash Flows - (Unaudited) - Cumulative During the Development Stage (June 1, 2010 to March 31, 2014) and The Three Months Ended March 31, 2014 and 2013	F-3
Notes to Interim Condensed Financial Statements - (Unaudited)	F-4

Financial Statements for the Years Ended December 31, 2013 and 2012 and the Cumulative Period from June 1, 2010 (Inception) through December 31, 2013

Report of Independent Registered Public Accounting Firm	F-10
Balance Sheets - December 31, 2013 and 2012	F-11
Statements of Operations for the Years Ended December 31, 2013 and 2012 and the Cumulative Period from June 1, 2010 (inception) through December 31, 2013	F-12
Statement of Changes in Stockholders' Deficit for the Years Ended December 31, 2013 and 2012 and the Cumulative Period from June 1, 2010 (inception) through December 31, 2013	F-13
Statements of Cash Flows for the Years Ended December 31, 2013 and 2012 and the Cumulative Period from June 1, 2010 (inception) through December 31, 2013	F-14
Notes to Financial Statements	F-15

47

RX SAFES, INC.
(A DEVELOPMENT STAGE COMPANY)

CONDENSED BALANCE SHEETS

(Adjusted to retroactively reflect the 5 for 1 stock split effective August 22, 2012)

ASSETS	March 31, 2014 (Unaudited)	December 31, 2013
Current Assets
Cash and cash equivalents	$36,899	$1,721
Inventory	4,380	5,187
Total Assets	$41,279	$6,908

LIABILITIES AND STOCKHOLDERS' DEFICIT
Current Liabilities
Accounts payable & accrued expenses	$186,496	$196,071
Total Current Liabilities	186,496	196,071
Long Term Liabilities
Loans payable to related party	90,774	34,774
Interest Payable	1,462	604
Total Long Term Liabilities	92,236	35,378
Total Liabilities	278,732	231,449

Stockholders Deficit
Common stock, par value $.001, 250,000,000 authorized; 115,095,072 shares issued and outstanding as of March 31, 2014 and December 31, 2013	115,094	115,094
Additional paid in capital	1,643,632	1,643,632
Additional paid in capital - Warrants	389,235	389,235
Additional paid in capital - expired options	21,302	21,302
Deficit accumulated during development stage	(2,406,716)	(2,393,804)
Total Stockholders' Deficit	(237,453)	(224,541)
Total Liabilities and Stockholders' Deficit	$41,279	$6,908

See notes to interim condensed financial statements

F-1

RX SAFES, INC.
(A DEVELOPMENT STAGE COMPANY)

CONDENSED STATEMENTS OF OPERATIONS

(UNAUDITED)

	Three Months Ended March 31,		For the Period June 1, 2010 (Inception) through
	2014	2013	March 31, 2014

REVENUES	$1,066	$—	$31,566

COST OF GOODS SOLD
PRODUCT SOLD	290	—	22,671

GROSS PROFIT	776	—	8,895

OPERATING EXPENSES

General and Administrative Expense	12,930	61,856	2,417,378

TOTAL OPERATING EXPENSES

NET LOSS FROM OPERATIONS	(12,154)	(61,856)	(2,408,483)

LOSS ON IMPAIRMENT	—	—	(2,196)

LOSS BEFORE INCOME TAXES	(12,154)	(61,856)	(2,410,679)

OTHER INCOME (EXPENSE)
Other Income	100	—	5,425
Interest Expense	(858)	—	(1,462)
TOTAL OTHER INCOME (EXPENSES)	(758)	—	3,963

PROVISION FOR INCOME TAX	—	—	—

NET LOSS	$(12,912)	$(61,856)	$(2,406,716)

BASIC AND DILUTED NET LOSS PER SHARE	$(0.00)	$(0.00)

WEIGHTED AVERAGE SHARES OUTSTANDING FOR BASIC AND DILUTED CALCULATIONS	182,611,926	116,573,929

See notes to interim condensed financial statements

F-2

RX SAFES, INC.
(A DEVELOPMENT STAGE COMPANY)

CONDENSED STATEMENTS OF CASH FLOWS

(UNAUDITED)

	Three Months Ended March 31,		For the period June 1, 2010 (Inception) through
	2014	2013	March 31,2014

OPERATING ACTIVITIES
Net loss	$(12,912)	$(61,856)	$(2,406,716)
Adjustments to reconcile net loss to net cash used in operations:
Expenses related to options and warrants	—	—	453,785
Common Stock issued for services	—	—	1,041,978
Decrease (increase) in assets
Inventory	807	(7,500)	(4,380)
Advance to vendor	—	3,050	—
Increase (decrease) in liabilities
Accounts payable & accrued expenses	(9,575)	52,836	186,496
Interest Payable	858	—	1,462

Net cash used in operating activities	(20,822)	(13,470)	(727,375)

INVESTING ACTIVITIES
Trademarks and License Agreements	—	—	—

FINANCING ACTIVITIES
Proceeds from issuance of common stock	—	—	673,500
Proceeds from related party loan advances	56,000	—	90,774
Net cash from financing activities	56,000	—	764,274

NET INCREASE (DECREASE) IN CASH	35,178	(13,470)	36,899
Cash and cash equivalents beginning of year /period	1,721	32,006	—
Cash and cash equivalents end of year /period	$36,899	$18,536	$36,899

Supplemental Disclosure of Cash Flow Information
Cash Paid
Interest	$—	$—	$—
Income Taxes	$—	$—	$—

See notes to interim condensed financial statements

F-3

RX SAFES INC.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO THE FINANCIAL STATEMENTS

March 31, 2014

(Unaudited)

NOTE 1.

Nature of Operations:

Rx Safes, Inc. (“the Company”) was incorporated under the laws of the State of Nevada on June 1, 2010 and is a developing stage Company. The Company develops, designs, manufactures, and sells finger print activated medication safes and other health care storage equipment.

NOTE 2.

Summary of Significant Accounting Policies:

The financial statements of the Company have been prepared using generally accepted accounting principles (“GAAP”) in the United States (“U.S.”) of America that are applicable to a going concern which contemplates that the Company will continue in operation for the foreseeable future and will be able to realize its assets and discharge its liabilities in the normal course of business.

Management’s use of estimates

The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and cash equivalents

Cash and cash equivalents include funds on hand and short-term investments with original maturities of three months or less. Cash deposits are insured in limited amounts by the Federal Deposit Insurance Corporation (FDIC).

Inventories

Inventories consist of safes and brackets. All inventories are valued at lower of average cost or market. The Company periodically reviews inventories and items considered obsolete or outdated are reduced to their estimated net realizable value.

The components of inventory as of March 31, 2014 and December 31, 2013 are valued as follows:

	March 31, 2014	December 31, 2013
Safes	$4,275	$5,072
Brackets	105	115
Total Inventory	$4,380	$5,187

F-4

RX SAFES INC.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO THE FINANCIAL STATEMENTS

March 31, 2014

(Unaudited)

Shipping and Handling Freight Fees and Costs

All amounts billed to a customer in a sales transaction related to shipping and handling represent revenues earned and are reported as revenue. The costs incurred by the Company for shipping and handling are reported as part of cost of goods sold.

Revenue recognition

Revenue is recognized when the four criteria for revenue recognition are met: (1) persuasive evidence of an arrangement exists; (2) shipment or delivery has occurred; (3) the price is fixed or determinable and (4) collectability is reasonably assured. The Company has recognized revenue associated with its mission as stated above in the nature of operations footnote. Sales to customers are recorded when the goods are shipped to the customer. Sales are reported net of allowances for estimated returns and allowances in the accompanying statements of income. Allowances for returns are estimated based on historical customer return rates. The Company has not had any product returns since inception. Customers pre-pay for orders though a website with their credit cards prior to the shipment of the goods, which takes place within a few days after the order is placed.

Advertising expense

The Company expenses advertising costs as incurred. Advertising expense charged to operating expenses was $95 and $90 for the three months ended March 31, 2014 and 2013, respectively.

Research and development costs

Research and development costs, consisting primarily of expenditures paid to our manufacturing and development partner in China, are expensed as incurred. Research and development expense charged to operating expenses was $0 for the three months ended March 31, 2014 and 2013.

Fair value measurements

Generally accepted accounting principles require disclosing the fair value of financial instruments to the extent practicable for financial instruments which are recognized or unrecognized in the balance sheet. The fair value of the financial instruments disclosed herein is not necessarily representative of the amount that could be realized or settled, nor does the fair value amount consider the tax consequences of realization or settlement.

In assessing the fair value of financial instruments, the Company uses a variety of methods and assumptions, which are based on estimates of market conditions and risks existing at the time. For certain instruments, including cash and cash equivalents, accounts receivable, accounts payable, and accrued expenses, it was estimated that the carrying amount approximated fair value because of the short maturities of these instruments. All debt is based on current rates at which the Company could borrow funds with similar remaining maturities and approximates fair value.

GAAP establishes a hierarchy for inputs used in measuring fair value that maximizes the use of observable inputs and minimizes the use on unobservable inputs by requiring that the most observable inputs be used when available. Observable inputs are inputs that market participants would use in pricing the asset or liability developed based on market data obtained from sources independent of the Company. Unobservable inputs are inputs that reflect the Company’s assumptions about the assumptions market participants would use in pricing the asset or liability developed based on the best information available in the circumstances. The hierarchy is described below:

Level 1:  Quoted prices (unadjusted) in active markets that are accessible at the measurement date for assets or liabilities. The fair value hierarchy gives the highest priority to Level 1 inputs.

Level 2:  Observable prices that are based on inputs not quoted on active markets, but corroborated by market data.

Level 3:  Unobservable inputs are used when little or no market data is available. The fair value hierarchy gives the lowest priority to Level 3 inputs .Determining which category an asset or liability falls within the hierarchy requires significant judgment. We evaluate our hierarchy disclosures each quarter

F-5

RX SAFES INC.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO THE FINANCIAL STATEMENTS

March 31, 2014

(Unaudited)

Income Taxes

The Company provides for income taxes under the provisions of Accounting Standards Codification (“ASC”) Topic No. 740, “Income Taxes”, which requires that an asset and liability based approach be used in accounting for income taxes. Deferred income tax assets and liabilities are recorded to reflect the tax consequences on future years of the temporary differences of revenue and expense items for financial statement and income tax purposes. Valuation allowances are provided against assets, which are not likely to be realized.

Stock-based Compensation

The Company adopted ASC 718, "Compensation - Stock Compensation" for stock-based compensation. ASC 718 requires that the fair value of the equity instruments (such as stock options) exchanged for services be recognized as an expense in the financial statements as the related services are performed.

Earnings Per Share

Earnings per share (“EPS”) have been calculated in accordance with ASC 260, “Earnings Per Share" which requires the presentation of both basic net income per share and net income per common share assuming dilution. Basic earnings per share are computed by dividing income available to common stockholders by the weighted average number of shares outstanding for the year. Diluted earnings per share reflects the potential dilution that could occur upon the exercise of common stock options resulting in the issuance of common stock to stockholders who would then share in the earnings of the Company. ASC 260 precludes the inclusion of any potential common shares in the computation of any diluted per-share amounts when such inclusion is anti-dilutive.

NOTE 3.

RELATED PARTY TRANSACTIONS

The Company has entered into certain transactions in the normal course of business with entities under common ownership. While being on the Board of Directors for the Company, Mark Basile was also CEO of Axius Consulting Group, Inc. On August 2, 2012 Mr. Basile resigned from his position on the Board. Loraine Yarde, CEO of the Company, also has a position with Axius Consulting Group.

Consulting Agreement

Effective July 1, 2010 the Company entered into a consulting agreement with Axius Consulting Group, Inc (“Axius”). The Company engaged Axius to provide services in connection with the Company's efforts to seek out business relationships and financing to grow the Company's business The Company agreed to pay Axius a retainer of $20,000 per month for a 12 month consecutive period. The Company renewed the year long agreement on July 1, 2011 and again on July 1, 2012. The consulting agreement was not renewed on July 1, 2013. Axius Consulting has at its sole discretion, to have the option to take payment of the accrued fee in cash or as common stock of the business, at a 50% discount to the current market value of the common stock. Certain payments made directly on behalf of the principals of Axius, in the form of health insurance payments of $32,977 in 2013 were applied against balances owing to Axius Consulting Group.

Consulting fees charged to operations for the three months ended March 31, 2014 and 2013 amounted to $0 and $60,000 respectively.

Balances included in accounts payable to Axius totaled $176,701 for both the three months ended March 31, 2014, and the year ended December 31, 2013.

Loans Payable

Effective May 1, 2013 the Company entered into an agreement with Axius Consulting Group, Inc (“Axius”). It is the intent of both parties to create a line of credit agreement. The Company may borrow up to $50,000 from Axius. The unpaid principal of this line of credit shall bear an interest rate of Four percent per annum. Interest on the unpaid balance of the note shall accrue monthly but shall not be due and payable until the principal balance becomes due and payable. The principal balance of the note is due and payable on December 31, 2014. The outstanding balance of the note payable was $35,774 and $34,774 for the three months ended March 31, 2014 and year ended December 31, 2013, respectively. Total interest accrued on the note as of March 31, 2014 was $962.

Effective January 1, 2014 the Company entered into a Master Promissory Note agreement with the Chief Executive Officer. It is the intent of both parties to create a line of credit agreement. Under the terms of the note the Company may borrow up to $100,000. The unpaid principal of this line of credit shall bear an interest rate of four percent per annum. Interest on the unpaid balance of the note shall accrue monthly but shall not be due and payable until the principal balance becomes due and payable. The principal balance of the note is due and payable on December 31, 2014. The outstanding balance of the note payable at March 31, 2014 was $55,000. Total interest accrued on the note as of March 31, 2014 was $500.

Effective January 1, 2014 the Company entered into a Master Promissory Note agreement with Naples Family Trust. It is the intent of both parties to create a line of credit agreement. Under the terms of the note the Company may borrow up to $100,000. The unpaid principal of this line of credit shall bear an interest rate of four percent per annum. Interest on the unpaid balance of the note shall accrue monthly but shall not be due and payable until the principal balance becomes due and payable. The principal balance of the note is due and payable on December 31, 2014. The outstanding balance of the note payable at March 31, 2014 was $0.

F-6

RX SAFES INC.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO THE FINANCIAL STATEMENTS

March 31, 2014

(Unaudited)

NOTE 4.

Purchase of Axius Consulting Group, Inc. Assets.

On July 1, 2010 RX Safes agreed to purchase all assets of Axius Consulting Group, Inc. for the amount of $16,262. Included in the asset purchase was inventory valued at $26,000. In connection with the sale, RX Safes agreed to purchase Aaron Kapner's interest in the assets of Axius Consulting Group, Inc. for the original amount invested. Mr Kapner was issued 260,000 shares of common stock in RX Safes for full settlement for the purchase of his interest in Axius Consulting Group, Inc.

NOTE 5.

License Agreements

Included in the assets purchase of Axius Consulting Group, Inc. was a Patent & Licensing Rights Agreement with bioMTRX. The agreement grants the licensee a royalty based, ($.50 per unit) exclusive license under their Patent License to use, manufacture, have manufactured, license and/or sell licensed intellectual property for any legal purpose with North America within the health care and consumer health markets. The term of the agreement is from the effective date (March 1, 2009) to the full end of the term or terms for which Patent Rights have not expired or, if only Technology Rights are licensed and no Patent Rights are applicable, for a term of 8 years.

NOTE 6.

Income Taxes

As of March 31, 2014, the Company has net operating loss carry forwards of approximately $2,406,000 that may be available to reduce future years’ taxable income in varying amounts through 2031. Future tax benefits which may arise as a result of these losses have not been recognized in these financial statements, as their realization is determined not likely to occur and accordingly , the Company has recorded a valuation allowance for the deferred tax asset relating to these tax loss carry-forwards.

The provision for Federal income tax consists of the following:

	Three Months Ended March 31, 2014	Year Ended December 31, 2013
Federal income tax benefit attributable to:
Current Operations	$4,519	$58,102
Less: valuation allowance	(4,519)	(58,102)
Net Provision for Federal income taxes	$—	$—

The cumulative tax effect at the expected rate of 35% of significant items comprising our net deferred tax amount is as follows:

	Three Months Ended March 31, 2014	Year Ended December 31, 2013
Statutory tax rate	35%	35%
Loss before income taxes	$(12,912)	$(166,007)
Deferred tax asset	(4,519)	(58,102)

Net operating loss carryover	4,519	58,102
Less: valuation allowance	(4,519)	(58,102)
Net deferred tax asset	$—	$—

The Company reviews tax positions taken to determine if it is more likely than not that the position would be sustained upon examination resulting in an uncertain tax position. The Company did not have any material unrecognized tax benefit at March 31, 2014 and December 31, 2013, respectively. The Company recognizes interest accrued and penalties related to unrecognized tax benefits in tax expense. The Company recognized no interest and penalties during the three months ended March 31, 2014 and year ended December 31, 2013, respectively.

The Company files U.S. federal tax returns and a tax return in states where obligated. All tax periods since inception remain open to examination by the taxing jurisdictions to which the Company is subject.

F-7

RX SAFES INC.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO THE FINANCIAL STATEMENTS

March 31, 2014

(Unaudited)

NOTE 7.

Stock options and warrants

A summary of stock option and warrant activity for the period from inception June 1, 2010 to March 31, 2014 (as adjusted retroactively for the 5 for 1 forward stock split effective August 22, 2012) follows:

Description	Stock Options	Warrants

Granted to marketing consultant for
services in connection with letter
agreement dated June 26, 2010	1,500,000	—

Granted to marketing consultant for
services in connection with letter
agreement dated August 31, 2010	—	1,260,000

Issued to investor in connection with sale
of common stock on September 28, 2010	—	2,000,000

Outstanding at December 31, 2010	1,500,000	3,260,000

Issued to investor in connection with
sale of Company common stock
on January 28, 2011	—	50,000

Issued to investor in connection with
sale of Company common stock
on February 14, 2011	—	500,000

Additional warrants granted to marketing
consultant for services in connection with
amendment dated May 23, 2011 to
letter agreement dated August 31, 2010	—	6,990,000

Outstanding at December 31, 2011	1,500,000	10,800,000

Expired June 20, 2012	(500,000)	—

Outstanding at December 31, 2012	1,000,000	10,800,000

Options exercised June 20, 2013	(1,000,000)
Outstanding at December 31, 2013	—	8,800,000
Expired January 28, 2014	—	(50,000)

Expired February 10, 2014	—	(500,000)

Outstanding at March 31, 2014	—	8,250,000

Pursuant to a Letter Agreement effective June 26, 2010 with Dr. Mary Ellen Renna for marketing services for a term of two years ending on June 25, 2012, the Company issued a total of 1,500,000 post-split (300,000 pre-split) stock options to Dr. Renna. Each option is exercisable into one share of Company common stock at an exercise price of $0.01 post-split ($0.05 pre-split) per share. 500,000 of the options vested June 26, 2010 and expired June 20, 2012, 500,000 of the options vested June 26, 2011 of which 500,000 of the options were exercised on June 20, 2013, and 500,000 of the options vested June 26, 2012 of which 500,000 of the options were exercised on June 13, 2013. The $64,550 estimated fair value of the 1,500,000 stock options (calculated using the Black-Scholes option pricing model and the following assumptions: (i) $0.05 share price, (ii) $0.01 exercise price, (iii) terms of 2 years, 3 years, and 4 years, (iv) 100% expected volatility, and (v) risk free interest rates of 0.65%, 1.07%, and 1.49%) has been expensed evenly over the two year period from June 26, 2010 to June 25, 2012.

On June 20, 2013, Ms. Renna exercised the balance of her stock options amounting to 1,000,000 shares and paid to the Company $10,000 in cash.

Pursuant to a Letter Agreement dated August 20, 2010 with Dr. Reed Karim for marketing services for a term of two years ending on August 31, 2012, the Company issued a total of 1,260,000 post-split (252,000 pre-split) warrants to Dr. Karim. Each warrant is exercisable into one share of Company common stock at an exercise price of $0.005 post-split ($0.025 pre-split) per share. 630,000 of the warrants vested August 20, 2010 and expire August 20, 2015, 315,000 of the warrants vested September 1, 2011 and expire September 1, 2016, and 315,000 of the warrants vested September 1, 2012 and expire September 1, 2017. The $59,693 estimated fair value of the 1,260,000 warrants (calculated using the Black-Scholes option pricing model and the following assumptions: (i) $0.05 share price, (ii) $0.005 exercise price, (iii) terms of 5 years, 6 years, and 7 years, (iv) 100% expected volatility, and (v) risk free interest rates of 1.47%, 1.78%, and 2.08%) has been expensed evenly over the period from August 20, 2010 to August 31, 2012.

On May 23, 2011, pursuant to an amendment to the Letter Agreement dated August 20, 2010 referred to in the preceding paragraph, the Company increased the number of issued warrants to Dr. Karim from a total of 1,260,000 post-split (252,000 pre-split) warrants to a total of 8,800,000 post-split (1,650,000 pre-split) warrants. 2,750,000 of the warrants vested August 20, 2010 and expire August 20, 2015, 2,750,000 warrants vested September 1, 2011 and expire September 1, 2016, and 2,750,000 warrants vested September 1, 2012 and expire September 1, 2017. The $329,542 excess of the $389,235 estimated fair value of the 8,800,000 warrants (calculated using the Black-Scholes option pricing model and the following assumptions: (i) $0.05 share price, (ii) $0.005 exercise price, (iii) terms of 4.25 years, 5.25 years, and 6.25 years, (iv) 100% expected volatility, and (v) risk free interest rates of 1.46%, 1.89%, and 2.23%) over the $59,693 estimated fair value of the 1,260,000 warrants at August 20, 2010 referred to in the preceding paragraph has been expensed evenly over the period from May 23, 2011 to August 31, 2012.

F-8

RX SAFES INC.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO THE FINANCIAL STATEMENTS

March 31, 2014

(Unaudited)

NOTE 8.

Equity

Common Stock.

Stock Split On August 22, 2012 the Company amended its Certificate of Incorporation to split its outstanding shares of the companies’ common stock at a ratio of 5-for-1. The par value of the common stock was decreased to $.001 and increased the number of authorized shares to issue to 250,000,000. The accompanying financial statements have been adjusted to retroactively reflect the stock split.

Preferred Stock.

The Company is authorized to issue a second class of 5,000,000 preferred shares.

NOTE 9.

Going Concern

The accompanying financial statements have been prepared in conformity with generally accepted accounting principle, which contemplate continuation of the Company as a going concern. However, the Company had minimal revenues for the three months ending March 31, 2014 and year ended December 31, 2013, respectively. The Company currently has limited working capital, and has not completed its efforts to establish a stabilized source of revenues sufficient to cover operating costs over an extended period of time.

Management anticipates that the Company will be dependent, for the near future, on additional investment capital to fund operating expenses. The Company intends to position itself so that it may be able to raise additional funds through the capital markets. In light of management’s efforts, there are no assurances that the Company will be successful in this or any of its endeavors or become financially viable and continue as a going concern.

NOTE 10.

Consulting Agreement

On February 20, 2014, the Company executed a Consulting Agreement with Wall Street Buy Sell Hold Inc. (the “Consultant) to become effective once the Company’s Form S-1 registration statement becomes effective. The Agreement provides for the Consultant to perform certain specified business and investor relations services for the Company for a term of six months commencing on the effective date of the Company’s Form S-1 registration statement. If an opt-out clause is not exercised at the end of the six months, the term will extend for an additional six month period. The Agreement provides for the payment of monthly cash compensation to the Consultant of $20,000 per month until such time as the Company has raised $1,500,000 in its public offering and $30,000 per month thereafter.

On February 10, 2014, the consultant was issued 5,000,000 post split shares of common stock for investor relations consulting services. These shares were returned by the consultant to treasury. The Company is required to issue the consultant a warrant to purchase 5,000,000 shares of common stock upon the effectiveness of the Company’s registration statement. At the end of six months of service following the effective registration statement, the consultant will be issued a warrant to purchase 2,500,000 shares of common stock and, unless the Company opts out of the agreement, at the end of a year of service following the effective registration statement, the consultant will be issued a warrant to purchase 2,500,000 shares of common stock.

F-9

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders

Rx Safes Inc.

Henderson, NV

We have audited the accompanying balance sheets of Rx Safes Inc. (a development stage company) as of December 31, 2013 and December 31, 2012, and the related statements of operations, stockholder’s deficit and cash flows for each of the years in the two year period ended December 31, 2013 and for the period from June 1, 2010 (Inception) through December 31, 2013. Rx Safes, Inc. management is responsible for these financial statements. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. The company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Rx Safes, Inc. (a development stage company) as of December 31, 2013 and 2012, and the results of its operations and its cash flows for each of the years in the two year period ended December 31, 2013 and for the period from June 1, 2010 (Inception) through December 31, 2013 are in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 9 to the financial statements, the Company is in the development stage with limited operations and resources, which raises substantial doubt about its ability to continue as a going concern. Management’s plans regarding those matters are also described in Note 9. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

ZBS Group LLP

/s/ ZBS Group LLP

Plainview, New York

April 25, 2014

F-10

RX SAFES INC.

(A DEVELOPMENT STAGE COMPANY)

BALANCE SHEETS

(Adjusted to retroactively reflect the 5 for 1 stock split effective August 22, 2012)

	December 31,	December 31,
	2013	2012
ASSETS
Current Assets
Cash and cash equivalents	$1,721	$32,006
Inventory	5,187	532
Advances to vendors	—	3,050
Total Assets	$6,908	$35,588
LIABILITIES AND STOCKHOLDERS' DEFICIT
Current Liabilities
Accounts payable and accrued expenses	$196,071	$113,797
Total Current Liabilities	196,071	113,797
Long Term Liabilities
Loans payable related party	34,774	—
Interest payable	604	—
Shareholder loans payable	—	325
Total Long Term Liabilities	35,378	325
Total Liabilities	231,449	114,122
Stockholders Deficit
Common stock, par value $.001, 250,000,000 shares authorized 115,095,072 and 114,061,739 shares issued and outstanding as of December 31, 2013 and December 31, 2012	115,094	114,061
Additional paid in capital	1,643,632	1,581,417
Additional paid in capital - warrants	389,235	389,235
Additional paid in capital - options	—	64,550
Additional paid in capital - expired options	21,302	—
Deficit accumulated during development stage	(2,393,804)	(2,227,797)
Total Stockholders' Deficit	(224,541)	(78,534)
Total Liabilities and Stockholders' Deficit	$6,908	$35,588

   The accompanying notes are an integral part of these financial statements

F-11

RX SAFES INC.

(A DEVELOPMENT STAGE COMPANY)

STATEMENTS OF OPERATIONS

	For the Year Ended December 31,		For the Period June 1, 2010 (Inception) through
	2013	2012	December 31, 2013
REVENUES	$3,024	$5,195	$30,500
COST OF GOODS SOLD
Products sold	1,087	913	22,381
GROSS PROFIT	1,937	4,282	8,119
OPERATING EXPENSES
General and administrative expense	172,665	1,369,509	2,404,448
NET LOSS FROM OPERATIONS	(170,728)	(1,365,227)	(2,396,329)
LOSS ON IMPAIRMENT	—	—	(2,196)
LOSS BEFORE INCOME TAXES	(170,728)	(1,365,227)	(2,398,525)
OTHER INCOME (EXPENSE)
Other Income	5,325	—	5,325
Interest expense	(604)	—	(604)
TOTAL OTHER INCOME (EXPENSES)	4,721	—	4,721
LOSS BEFORE INCOME TAXES	(166,007)	(1,365,227)	(2,393,804)
Provision for income taxes	—	—	—
NET LOSS	$(166,007)	$(1,365,227)	$(2,393,804)
BASIC AND DILUTED NET LOSS PER SHARE	$(0.00)	$(0.01)
WEIGHTED AVERAGE SHARES OUTSTANDING
BASIC AND DILUTED	166,272,891	100,488,992

    The accompanying notes are an integral part of these financial statements

F-12

RX SAFES INC.

(A DEVELOPMENT STAGE COMPANY)

STATEMENTS OF STOCKHOLDERS' DEFICIT

FOR THE PERIOD FROM JUNE 1, 2010 (INCEPTION) TO DECEMBER 31, 2013

(Adjusted to retroactively reflect the 5 for 1 stock split effective August 22, 2012)

	Common Stock		Additional Paid-in	Deferred	Deficit Accumulated during the Development	Total Stockholders'
	Shares	Amount	Capital	Compensation	Stage	Deficit
Balance ( Inception), June 1, 2010	—	$—	$—	$—	$—	$—
On 6/1/10, Founders shares issued	35,000,000	35,000	(35,000)	—	—	—
On 6/1/10, shares issued	5,500,000	5,500	(5,500)	—	—	—
On 6/26/10 Issuance of Stock options	—	—	64,550	—	—	64,550
On 8/20/10, issuance of warrants	—	—	59,693	—	—	59,693
On 7/23/10, shares issued for services	525,000	525	25,725	—	—	26,250
On 12/6/10, shares issued for services	42,540	42	2,085	—	—	2,127
On 6/1/10, shares issued for service	1,300,000	1,300	63,700	—	—	65,000
Shares issued for cash	2,000,000	2,000	98,000	—	—	100,000
Deferred Compensation related to options and warrants	—	—	—	(98,157)	—	(98,157)
Net loss for period ended December 31, 2010	—	—	—	—	(280,464)	(280,464)
Balance, December 31, 2010	44,367,540	$44,367	$273,253	$(98,157)	$(280,464)	$(61,001)
On 1/28/11, shares issued for cash	50,000	50	2,450	—	—	2,500
On 2/14/11, shares issued for cash	500,000	500	24,500	—	—	25,000
On 11/15/11, shares issued for services	1,000,000	1,000	—	—	—	1,000
On 9/28/11, shares issued for cash	500,000	500	24,500	—	—	25,000
On 5/2/11, shares issued for services	2,232,125	2,233	109,373	—	—	111,606
2011 Issuance of warrants	—	—	329,542	—	—	329,542
Deferred Compensation related to Warrants and Options	—	—	—	(113,634)	—	(113,634)
Net loss for year ended December 31, 2011	(582,106)	(582,106)
Balance, December 31, 2011	48,649,665	$48,650	$763,618	$(211,791)	$(862,570)	$(262,093)
On 8/1/12, shares issued for services	750,000	750	36,750	—	—	37,500
On 3/24/12, shares issued for services	125,000	125	12,520	—	—	12,645
On 4/1/12, shares issued for services	125,000	125	6,125	—	6,250
On 6/1/12, shares issued for services	125,000	125	6,125	—	—	6,250
On 6/20/12, shares issued for services	5,589,025	5,589	273,861	—	—	279,450
On 6/20/12, shares issued for services	5,589,025	5,589	273,861	—	—	279,450
On 8/1/12, shares issued for services	5,589,025	5,589	273,861	—	—	279,450
On 6/23/12, shares issued for cash	2,500,000	2,500	122,500	—	—	125,000
On 6/23/12, shares issued for cash	500,000	500	24,500	—	—	25,000
On 8/1/12, shares issued for cash	300,000	300	14,700	—	—	15,000
On 8/1/12, shares issued for cash	500,000	500	24,500	—	—	25,000
On 8/6/12, shares issued for cash	1,000,000	1,000	49,000	—	—	50,000
On 8/6/12, shares issued for cash	1,000,000	1,000	49,000	—	—	50,000
On 8/6/12, shares issued for cash	1,000,000	1,000	49,000	—	—	50,000
On 8/6/12, shares issued for cash	480,000	480	23,520	—	—	24,000
On 10/1/12, shares issued for cash	83,333	83	24,917	—	—	25,000
On 10/3/12, shares issued for cash	20,000	20	5,980	—	—	6,000
On 10/11/12, shares issued for cash	40,000	40	11,960	—	—	12,000
On 10/25/12, shares issued for cash	80,000	80	23,920	—	—	24,000
On 10/29/12, shares issued for cash	16,666	16	4,984	—	—	5,000
On 1/3/12 Additional Founders Shares	40,000,000	40,000	(40,000)	—	—
Deferred Compensation related to Warrants and Options	—	—	—	211,791	—	211,791
Net loss for year ended December 31, 2012	—	—	—	—	(1,365,227)	(1,365,227)
Balance, December 31, 2012	114,061,739	$114,061	$2,035,202	$—	$(2,227,797)	$(78,534)
Balance, December 31, 2012	114,061,739	$114,061	$2,035,202	$—	$(2,227,797)	$(78,534)
On 6/26/13, stock options exercised	1,000,000	1,000	9,000	—	10,000
On 6/26/13 shares issued for cash	33,333	33	9,967	10,000
Net loss for year ended December 31, 2013	—	—	—	—	(166,007)	(166,007)
Balance, December 31, 2013	115,095,072	$115,094	$2,054,169	$—	$(2,393,804)	$(224,541)

   The accompanying notes are an integral part of these financial statements

F-13

RX SAFES INC.

(A DEVELOPMENT STAGE COMPANY)

STATEMENTS OF CASH FLOWS

	For the Year Ended December 31,		For the period June 1, 2010 (Inception) through
	2013	2012	December 31, 2013
OPERATING ACTIVITIES
Net loss	$(166,007)	$(1,365,227)	$(2,393,804)
Adjustments to reconcile net loss to net cash used in operations:
Expenses related to options and warrants	—	211,791	453,785
Common stock issued for services	—	900,995	1,041,978
Decrease (increase) in assets
Inventory	(4,655)	913	(5,187)
Advance to vendor	3,050	(3,050)	—
Increase (decrease) in liabilities
Accounts payable and accrued expenses	82,274	(150,538)	196,071
Interest payable	604	—	604
Net cash used in operating activities	(84,734)	(405,116)	(706,553)
INVESTING ACTIVITIES	—	—	—
FINANCING ACTIVITIES
Proceeds from issuance of common stock and options	20,000	436,000	673,500
Proceeds from related party loan advances	34,774	—	34,774
Loans from shareholders	(325)	300	—
Net cash provided by financing activities	54,449	436,300	708,274
NET INCREASE (DECREASE) IN CASH	(30,285)	31,184	1,721
Cash and cash equivalents beginning of year /period	32,006	822	—
CASH AND CASH EQUIVALENTS END OF YEAR / PERIOD	$1,721	$32,006	$1,721
Supplemental Disclosure of Cash Flow Information
Cash paid for:
Interest	$—	$—	$—
Income taxes	$—	$—	$—

   The accompanying notes are an integral part of these financial statements

F-14

RX SAFES INC.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO THE FINANCIAL STATEMENTS

December 31, 2013 and December 31, 2012

NOTE 1.

Nature of Operations:

Rx Safes, Inc. (“the Company”) was incorporated under the laws of the State of Nevada on June 1, 2010 and is a developing stage company. The Company develops, designs, manufactures, and sells finger print activated medication safes and other health care storage equipment.

NOTE 2.

Summary of Significant Accounting Policies:

The financial statements of the Company have been prepared using generally accepted accounting principles (“GAAP”) in the United States (“U.S.”) of America that are applicable to a going concern which contemplates that the Company will continue in operation for the foreseeable future and will be able to realize its assets and discharge its liabilities in the normal course of business.

Management’s use of estimates

The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and cash equivalents

Cash and cash equivalents include funds on hand and short-term investments with original maturities of three months or less. Cash deposits are insured in limited amounts by the Federal Deposit Insurance Corporation (FDIC).

Inventories

Inventories consist of safes and brackets. All inventories are valued at lower of average cost or market. The company periodically reviews inventories and items considered obsolete or outdated are reduced to their estimated net realizable value.

The components of inventory as of December 31, 2013 and December 31, 2012 are valued as follows:

	December 31, 2013	December 31, 2012
Safes	$5,072	$187
Brackets	115	345
Total Inventory	$5,187	$532

Shipping and Handling Freight Fees and Costs

All amounts billed to a customer in a sales transaction related to shipping and handling represent revenues earned and are reported as revenue. The costs incurred by the Company for shipping and handling are reported as part of cost of goods sold.

Revenue recognition

Revenue is recognized when the four criteria for revenue recognition are met: (1) persuasive evidence of an arrangement exists; (2) shipment or delivery has occurred; (3) the price is fixed or determinable and (4) collectability is reasonably assured. The Company has recognized revenue associated with its mission as stated above in the nature of operations footnote. Sales to customers are recorded when the goods are shipped to the customer. Sales are reported net of allowances for estimated returns and allowances in the accompanying statements of income. Allowances for returns are estimated based on historical customer return rates. The Company has not had any product returns since inception. Customers pre-pay for orders though a website with their credit cards prior to the shipment of the goods, which takes place within a few days after the order is placed.

F-15

RX SAFES INC.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO THE FINANCIAL STATEMENTS

December 31, 2013 and December 31, 2012

Advertising expense

The Company expenses advertising costs as incurred. Advertising expense charged to operating expenses was $440 and $549 for the years ended December 31, 2013 and 2012, respectively and $1,679 for the period from inception (June 1, 2010) through December 31, 2013.

Research and development costs

Research and development costs, consisting primarily of expenditures paid to our manufacturing and development partner in China, are expensed as incurred. Research and development expense charged to operating expenses was $0 and $6,163 for the years ended December 31, 2013 and 2012, respectively, and $8,636 for the period from inception (June 1, 2010) through December 31, 2013.

Fair value measurements

Generally accepted accounting principles require disclosing the fair value of financial instruments to the extent practicable for financial instruments which are recognized or unrecognized in the balance sheet. The fair value of the financial instruments disclosed herein is not necessarily representative of the amount that could be realized or settled, nor does the fair value amount consider the tax consequences of realization or settlement.

In assessing the fair value of financial instruments, the Company uses a variety of methods and assumptions, which are based on estimates of market conditions and risks existing at the time. For certain instruments, including cash and cash equivalents, accounts receivable, accounts payable, and accrued expenses, it was estimated that the carrying amount approximated fair value because of the short maturities of these instruments. All debt is based on current rates at which the Company could borrow funds with similar remaining maturities and approximates fair value.

GAAP establishes a hierarchy for inputs used in measuring fair value that maximizes the use of observable inputs and minimizes the use on unobservable inputs by requiring that the most observable inputs be used when available. Observable inputs are inputs that market participants would use in pricing the asset or liability developed based on market data obtained from sources independent of the Company. Unobservable inputs are inputs that reflect the Company’s assumptions about the assumptions market participants would use in pricing the asset or liability developed based on the best information available in the circumstances. The hierarchy is described below:

Level 1:  Quoted prices (unadjusted) in active markets that are accessible at the measurement date for assets or liabilities. The fair value hierarchy gives the highest priority to Level 1 inputs.

Level 2:  Observable prices that are based on inputs not quoted on active markets, but corroborated by market data.

Level 3:  Unobservable inputs are used when little or no market data is available. The fair value hierarchy gives the lowest priority to Level 3 inputs.

Determining which category an asset or liability falls within the hierarchy requires significant judgment. We evaluate our hierarchy disclosures each quarter.

Income Taxes

The Company provides for income taxes under the provisions of Accounting Standards Codification (“ASC”) Topic No. 740, “Income Taxes”, which requires that an asset and liability based approach be used in accounting for income taxes. Deferred income tax assets and liabilities are recorded to reflect the tax consequences on future years of the temporary differences of revenue and expense items for financial statement and income tax purposes. Valuation allowances are provided against assets, which are not likely to be realized.

Stock-based Compensation

The Company adopted ASC 718, "Compensation - Stock Compensation" for stock-based compensation. ASC 718 requires that the fair value of the equity instruments (such as stock options) exchanged for services be recognized as an expense in the financial statements as the related services are performed.

Earnings Per Share

Earnings per share ("EPS") has been calculated in accordance with ASC 260, “Earnings Per Share" which requires the presentation of both basic net income per share and net income per common share assuming dilution. Basic earnings per share are computed by dividing income available to common stockholders by the weighted average number of shares outstanding for the year. Diluted earnings per share reflects the potential dilution that could occur upon the exercise of common stock options resulting in the issuance of common stock to stockholders who would then share in the earnings of the Company. ASC 260 precludes the inclusion of any potential common shares in the computation of any diluted per-share amounts when such inclusion is anti-dilutive.

F-16

RX SAFES INC.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO THE FINANCIAL STATEMENTS

December 31, 2013 and December 31, 2012

NOTE 3.

RELATED PARTY TRANSACTIONS

The Company has entered into certain transactions in the normal course of business with entities under common ownership. While being on the Board of Directors for the Company, Mark Basile was also CEO of Axius Consulting Group, Inc. On August 2, 2012 Mr. Basile resigned from his position on the Board. Loraine Yarde, CEO of the Company, also has a position with Axius Consulting Group. Consulting fees charged to operations for the years ended December 31, 2013 and 2012 amounted to $120,000 and $240,000 respectively. Amounts paid to Axius Consulting during the years ended December 31, 2013 and 2012 amounted to $17,000 and $358,740 respectively.

Consulting Agreement

Effective July 1, 2010 the company entered into a consulting agreement with Axius Consulting Group, Inc (“Axius”). The Company engaged Axius to provide services in connection with the Company's efforts to seek out business relationships and financing to grow the Company's business The Company agreed to pay Axius a retainer of $20,000 per month for a 12 month consecutive period. The Company renewed the year long agreement on July 1, 2011 and again on July 1, 2012. The consulting agreement was not renewed on July 1, 2013. Axius Consulting has at its sole discretion, to have the option to take payment of the accruedfee in cash or as common stock of the business, at a 50% discount to the current market value of the common stock. Certain payments made directly on behalf of the principals of Axius, in the form of health insurance payments of $32,977 in 2013 were applied against balances owing to Axius Consulting Group Balances included in accounts payable to Axius totaled $176,701 and $106,678 for the years ended December 31 2013, and 2012, respectively.

Loans Payable

Effective May 1, 2013 entered into an agreement with Axius Consulting Group, Inc (“Axius”). It is the intent of both parties to create a line of credit agreement. The company may borrow up to $50,000 from Axius. The unpaid principal of this line of credit shall bear an interest rate of Four percent per annum. Interest on the unpaid balance of the note shall accrue monthly but shall not be due and payable until the principal balance becomes due and payable. The principal balance of the note is due and payable on December 31, 2014. The outstanding balance of the note payable at December 31, 2013 was $34,774. Total interest accrued on the note as of December 31, 2013 was $604.

NOTE 4.

Purchase of Axius Consulting Group Inc. Assets.

On July 1, 2010 RX Safes agreed to purchase all assets of Axius Consulting Group, Inc. for the amount of $16,262. Included in the asset purchase was inventory valued at $26,000. In connection with the sale, RX Safes agreed to purchase Aaron Kapner's interest in the assets of Axius Consulting Group, Inc. for the original amount invested. Mr Kapner was issued 260,000 shares of common stock in RX Safes for full settlement for the purchase of his interest in Axius Consulting Group, Inc.

NOTE 5.

License Agreements

Included in the assets purchase of Axius Consulting Group, Inc. was a Patent & Licensing Rights Agreement with bioMTRX. The agreement grants the licensee a royalty based, ($.50 per unit) exclusive license under their Patent License to use, manufacture, have manufactured, license and/or sell licensed intellectual property for any legal purpose with North America within the health care and consumer health markets. The term of the agreement is from the effective date (March 1, 2009) to the full end of the term or terms for which Patent Rights have not expired or, if only Technology Rights are licensed and no Patent Rights are applicable, for a term of 8 years.

F-17

RX SAFES INC.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO THE FINANCIAL STATEMENTS

December 31, 2013 and December 31, 2012

NOTE 6.

Income Taxes

As of December 31, 2013, the Company has net operating loss carry forwards of approximately $2,400,000 that may be available to reduce future years’ taxable income in varying amounts through 2031. Future tax benefits which may arise as a result of these losses have not been recognized in these financial statements, as their realization is determined not likely to occur and accordingly , the Company has recorded a valuation allowance for the deferred tax asset relating to these tax loss carry-forwards.

The provision for Federal income tax consists of the following:

	Year Ended	Year Ended
	December 31,	December 31,
	2013	2012
Federal income tax benefit attributable to:
Current Operations	$58,102	$477,829
Less: valuation allowance	(58,102	(477,829)
Net Provision for Federal income taxes	$—	$—

The cumulative tax effect at the expected rate of 35% of significant items comprising our net deferred tax amount is as follows:

	Year Ended	Year Ended
	December 31,	December 31,
	2013	2012
Statutory tax rate	35%	35%
Loss for the year before income taxes	$(166,007)	$(1,365,227)
Deferred tax asset	(58,102)	(477,829)
Net operating loss carryover	58,102	477,829
Less: valuation allowance	(58,102)	(477,829)
Net deferred tax asset	$—	$—

The Company reviews tax positions taken to determine if it is more likely than not that the position would be sustained upon examination resulting in an uncertain tax position. The Company did not have any material unrecognized tax benefit at December 31 2013 and December 31, 2012, respectively. The Company recognizes interest accrued and penalties related to unrecognized tax benefits in tax expense. The Company recognized no interest and penalties during the years ended December 31, 2013 and December 31, 2012, respectively.

The Company files U.S. federal tax returns and a tax return in states where obligated. All tax periods since inception remain open to examination by the taxing jurisdictions to which the Company is subject.

F-18

RX SAFES INC.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO THE FINANCIAL STATEMENTS

December 31, 2013 and December 31, 2012

NOTE 7.

Stock options and warrants

A summary of stock option and warrant activity for the period from inception June 1, 2010 to December 31, 2013 (as adjusted retroactively for the 5 for 1 forward stock split effective August 22, 2012) follows:

	Stock
Description	Options	Warrants
Granted to marketing consultant for services in connection with letter agreement dated June 26, 2010	1,500,000	—
Granted to marketing consultant for services in connection with letter agreement dated August 31, 2010	—	1,260,000
Issued to investor in connection with sale of common stock on September 28, 2010	—	2,000,000
Outstanding at December 31, 2010	1,500,000	3,260,000
Issued to investor in connection with sale of Company common stock on January 28, 2011	—	50,000
Issued to investor in connection with sale of Company common stock on February 14, 2011	—	500,000
Additional warrants granted to marketing consultant for services in connection with amendment dated May 23, 2011 to letter agreement dated August 31, 2010	—	6,990,000
Outstanding at December 31, 2011	1,500,000	10,800,000
Expired June 20, 2012	(500,000)	—
Outstanding at December 31, 2012	1,000,000	10,800,000
Options exercised June 20, 2013	(1,000,000)	—
Expired September 28, 2013	—	2,000,000
Outstanding at December 31, 2013	—	8,800,000

Warrants outstanding at December 31, 2013
	Number	Number	Exercise	Expiration
Date Granted	Outstanding	Exercisable	Price	Date
August 31, 2010 (as amended May 23, 2011)	2,750,000	2,750,000	$0.01	August 20, 2015
August 31, 2010 (as amended May 23, 2011)	2,750,000	2,750,000	$0.01	September 1, 2016
August 31, 2010 (as amended May 23, 2011)	2,750,000	2,750,000	$0.01	September 1, 2017
January 23, 2011	50,000	50,000	$0.05	January 28, 2014
February 10, 2011	500,000	500,000	$0.05	February 10, 2014
Totals	8,800,000	8,800,000

F-19

RX SAFES INC.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO THE FINANCIAL STATEMENTS

December 31, 2013 and December 31, 2012

Pursuant to a Letter Agreement effective June 26, 2010 with Dr. Mary Ellen Renna for marketing services for a term of two years ending on June 25, 2012, the Company issued a total of 1,500,000 post-split (300,000 pre-split) stock options to Dr. Renna. Each option is exercisable into one share of Company common stock at an exercise price of $0.01 post-split ($0.05 pre-split) per share. 500,000 of the options vested June 26, 2010 and expired June 20, 2012, 500,000 of the options vested June 26, 2011 of which 500,000 of the options were exercised on June 20, 2013, and 500,000 of the options vested June 26, 2012 of which 500,000 of the options were exercised on June 13, 2013. The $64,550 estimated fair value of the 1,500,000 stock options (calculated using the Black-Scholes option pricing model and the following assumptions: (i) $0.05 share price, (ii) $0.01 exercise price, (iii) terms of 2 years, 3 years, and 4 years, (iv) 100% expected volatility, and (v) risk free interest rates of 0.65%, 1.07%, and 1.49%) has been expensed evenly over the two year period from June 26, 2010 to June 25, 2012.

On June 20, 2013, Ms. Renna exercised the balance of her stock options amounting to 1,000,000 shares and paid to the Company $10, 000 in cash.

Pursuant to a Letter Agreement dated August 20, 2010 with Dr. Reed Karim for marketing services for a term of two years ending on August 31, 2012, the Company issued a total of 1,260,000 post-split (252,000 pre-split) warrants to Dr. Karim. Each warrant is exercisable into one share of Company common stock at an exercise price of $0.005 post-split ($0.025 pre-split) per share. 630,000 of the warrants vested August 20, 2010 and expire August 20, 2015, 315,000 of the warrants vested September 1, 2011 and expire September 1, 2016, and 315,000 of the warrants vested September 1, 2012 and expire September 1, 2017. The $59,693 estimated fair value of the 1,260,000 warrants (calculated using the Black-Scholes option pricing model and the following assumptions: (i) $0.05 share price, (ii) $0.005 exercise price, (iii) terms of 5 years, 6 years, and 7 years, (iv) 100% expected volatility, and (v) risk free interest rates of 1.47%, 1.78%, and 2.08%) has been expensed evenly over the period from August 20, 2010 to August 31, 2012.

On May 23, 2011, pursuant to an amendment to the Letter Agreement dated August 20, 2010 referred to in the preceding paragraph, the Company increased the number of issued warrants to Dr. Karim from a total of 1,260,000 post-split (252,000 pre-split) warrants to a total of 8,800,000 post-split (1,650,000 pre-split)

warrants. 2,750,000 of the warrants vested August 20, 2010 and expire August 20, 2015, 2,750,000 warrants vested September 1, 2011 and expire September 1, 2016, and 2,750,000 warrants vested September 1, 2012 and expire September 1, 2017. The $329,542 excess of the $389,235 estimated fair value of the 8,800,000 warrants (calculated using the Black-Scholes option pricing model and the following assumptions: (i) $0.05 share price, (ii) $0.005 exercise price, (iii) terms of 4.25 years, 5.25 years, and 6.25 years, (iv) 100% expected volatility, and (v) risk free interest rates of 1.46%, 1.89%, and 2.23%) over the $59,693 estimated fair value of the 1,260,000 warrants at August 20, 2010 referred to in the preceding paragraph has been expensed evenly over the period from May 23, 2011 to August 31, 2012.

NOTE 8.

Equity

Common Stock.

Stock Split: On August 22, 2012 the Company amended its Certificate of Incorporation to split its outstanding shares of the companies’ common stock at a ratio of 5-for-1. The par value of the common stock was decreased to $.001 and increased the number of authorized shares to issue to 250,000,000. The accompanying financial statements have been adjusted to retroactively reflect the stock split.

Preferred Stock.

The company is authorized to issue a second class of 5,000,000 preferred shares.

NOTE 9.

Going Concern

The accompanying financial statements have been prepared in conformity with generally accepted accounting principle, which contemplate continuation of the Company as a going concern. However, the Company had minimal revenues for the years ending December 31, 2013 and December 31, 2012, respectively. The Company currently has limited working capital, and has not completed its efforts to establish a stabilized source of revenues sufficient to cover operating costs over an extended period of time.

Management anticipates that the Company will be dependent, for the near future, on additional investment capital to fund operating expenses. The Company intends to position itself so that it may be able to raise additional funds through the capital markets. In light of management’s efforts, there are no assurances that the Company will be successful in this or any of its endeavors or become financially viable and continue as a going concern.

F-20

RX SAFES INC.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO THE FINANCIAL STATEMENTS

December 31, 2013 and December 31, 2012

NOTE 10.

Subsequent Event

In accordance with SFAS (ASC 855-10) the Company has analyzed its operations subsequent to December 31, 2013 through April 25th 2014, the date which the financial statements were available to be issued and has determined that it has the following material subsequent event to be disclosed in these financial statements

Effective January 1, 2014 the Company entered into a Master Promissory Note agreement with the Chief Executive Officer. It is the intent of both parties to create a line of credit agreement. Under the terms of the note the company may borrow up to $100,000.The unpaid principal of this line of credit shall bear an interest rate of four percent per annum. Interest on the unpaid balance of the note shall accrue monthly but shall not be due and payable until the principal balance becomes due and payable. The principal balance of the note is due and payable on December 31, 2014.

F-21

Available Information

We have filed a registration statement on form S-1 under the Securities Act of 1933 with the Securities and Exchange Commission with respect to the shares of our common stock offered through this prospectus. This prospectus is filed as a part of that registration statement, but does not contain all of the information contained in the registration statement and exhibits. Statements made in the registration statement are summaries of the material terms of the referenced contracts, agreements or documents of the company. We refer you to our registration statement and each exhibit attached to it for a more detailed description of matters involving the company, and the statements we have made in this prospectus are qualified in their entirety by reference to these additional materials. You may inspect the registration statement, exhibits and schedules filed with the Securities and Exchange Commission at the Commission's principal office in Washington, D.C. Copies of all or any part of the registration statement may be obtained from the Public Reference Section of the Securities and Exchange Commission, 100 F Street, NE, Washington, DC 20549. Please Call the Commission at (202) 942-8088 for further information on the operation of the public reference rooms. The Securities and Exchange Commission also maintains a Web Site at http://www.sec.gov that contains reports, proxy Statements and information regarding registrants that files electronically with the Commission. Our registration statement and the referenced exhibits can also be found on this site.

If we are not required to provide an annual report to our security holders, we intend to still voluntarily do so when otherwise due, and will attach audited financial statements with such report.

Dealer Prospectus Delivery Obligation

Until ________________, all dealers that effect transactions in these securities whether or not participating in this offering may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE OF AND DISTRIBUTION.

The following table indicates the expenses to be incurred in connection with the offering described in this registration statement, all of which will be paid by RX SAFES, INC. All amounts are estimates, other than the Securities and Exchange Commission registration fee.

Securities and Exchange Commission registration fee	$500
Printing and engraving expenses	1,000
Accounting fees and expenses	17,500
Legal fees and expenses (other than Blue Sky)	17,500
Blue sky fees and expenses (including legal and filing fees)	1,000
Miscellaneous expenses	2,500
Total	$40,000

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

The statutes, charter provisions, bylaws, contracts or other arrangements under which controlling persons, directors or officers of the registrant are insured or indemnified in any manner against any liability which they may incur in such capacity are as follows:

Section 78.751 of the Nevada Revised Statutes provides that each corporation shall have the following powers regarding indemnification:

1)	A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interest of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, does not, of itself create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and that, with respect to any criminal action or proceeding, he had reasonable cause to believe that his conduct was unlawful.

2)	A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys' fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals there from, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction, determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity such expenses as the court deems proper.

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3)	To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections 1 and 2, or in defense of any claim, issue or matter therein, he must be indemnified by the corporation against expenses, including attorneys' fees, actually and reasonably incurred by him in connection with the defense.

4)	Any indemnification under subsections 1 and 2, unless ordered by a court or advanced pursuant to subsection 5, must be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. The determination must be made:

a)	By the stockholders;
b)	By the board of directors by majority vote of a quorum consisting of directors who were not parties to the act, suit or proceeding;

c)	If a majority vote of a quorum consisting of directors who were not parties to the act, suit or proceeding so orders, by independent legal counsel, in a written opinion; or if a quorum consisting of directors who were not parties to the act, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion.
d)	The certificate or articles of incorporation, the bylaws or an agreement made by the corporation may provide that the expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding must be paid by the corporation as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the corporation. The provisions of this subsection do not affect any rights to advancement of expenses to which corporate personnel other than directors or officers may be entitled under any contract or otherwise by law.

5)	The indemnification and advancement of expenses authorized in or ordered by a court pursuant to this section:

a)	Does not exclude any other rights to which a person seeking indemnification or advancement of expenses may be entitled under the certificate or articles of incorporation or any bylaw, agreement, vote of stockholders of disinterested directors or otherwise, for either an action in his official capacity or an action in another capacity while holding his office, except that indemnification, unless ordered by a court pursuant to subsection 2 or for the advancement of expenses made pursuant to subsection 5, may not be made to or on behalf of any director or officer if a final adjudication establishes that his acts or omissions involved intentional misconduct, fraud or a knowing violation of the law and was material to the cause of action.
b)	Continues for a person who has ceased to be a director, officer, employee or agent and inures to the benefit of the heirs, executors and administrators of such a person.

Article X of our Bylaws also provides specific indemnification provisions for our officers, directors, employees and or agents to the fullest extent of the law.

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ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES

On June 1, 2010, co-founder Lorraine Yarde was issued 4,100,000 pre-split (20,500,000 post-split) shares of common stock for services rendered.

On June 1, 2010 co-founder Mark Basile was issued 4,000,000 pre-split (20,000,000 post-split) shares of common stock for services rendered.

On June 1, 2010 Aaron Kapner was issued 260,000 pre-split (1,300,000 post-split) shares of common stock as part of the acquisition of assets from Axius Consulting Group, Inc. by us. The issuance was made based on an original investment by Mr. Kapner into Axius in the amount of $65,000 based on a pre-spit per share price of $0.25 per share.

On July 23, 2010, a consultant was issued 105,000 pre-split (525,000 post-split) shares of common stock as compensation for web and graphics design and development for services valued at $26,250 based on a pre-split per share price of $0.25 per share.

On September 30, 2010 Susan Kutzner and an investor purchased 400,000 pre-split (2,000,000 post-split) shares of common stock at a price of $0.25 per share.

On December 6, 2010, consultants were each respectively issued 4,254 pre-split (21,270 post-split) shares of common stock totaling 42,540 post-split shares for technical support services valued at $2,127 based on a pre-split per share price of $0.25.

On January 28, 2011 an investor purchased 10,000 pre-split (50,000 post-split) shares of common stock at a price of $0.25 per share.

On February 14, 2011 an investor purchased 100,000 pre-split (500,000 post-split) shares of common stock at a price of $0.25 per share.

On April 29, 2011, a consultant was issued 446,425 pre-split (2,232,125 post-spit) share of common stock at $0.00 per share as compensation under an agreement for the provision of product endorsement and marketing services.

On September 28, 2011, an investor purchased 100,000 pre-split (500,000 post-split) shares of common stock at a price of $0.25 per share.

On September 28, 2011, Susan Kutzner was issued 200,000 pre-split (1,000,000 post-split) share of common stock as a bonus for services rendered as a board advisor.

On January 3, 2012 co-founder Lorraine Yarde was issued 4,000,000 pre-split (20,000,000 post-split) shares of common stock for ongoing services rendered.

On January 3, 2012, co-founder Mark Basile was issued 4,000,000 pre-split (20,000,000 post-split) shares of common stock for ongoing services rendered.

On March 24, 2012, a consultant was issued 25,000 pre-split (125,000 post-split) shares of common stock as compensation in lieu of cash against a balance of $12,645 owed to them for PR services provided.

On April 1, 2012, a consultant was issued 25,000 pre-split (125,000 post-split) share of common stock for marketing services provided to the company.

On June 1, 2012, a consultant was issued 25,000 pre-split (125,000 post-split) share of common stock as compensation for accounting services provided to the company valued at $6,250 based on a per share price of $0.25.

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On June 20, 2012, a consultant was issued 5,589,025 post-split shares of common stock for corporate consulting services.

On June 23, 2012 an investor purchased 500,000 pre-split (2,500,000 post-split) shares of common stock at $0.25 per share.

On June 23, 2012, an investor purchased 100,000 pre-split (500,000 post-split) shares of common stock at $0,25 per share.

On August 1, 2012 an investor purchased 60,000 pre-split (300,000 post-split) shares of common stock at $0.25 per share.

On August 1, 2012 an investor purchased 100,000 pre-split (500,000 post-split) shares of common stock at $0,25 per share.

On August 1, 2013, a consultant was issued 150,000 pre-split (750,000 post-split) shares of common stock as compensation for financial, accounting and business consulting services provided to the company valued at $37,500 based on a per share price of $0.25,

On August 1, 2012, a consultant was issued 5,589,025 post-split shares of common stock for corporate consulting services.

On August 1, 2012, a consultant was issued 5,589,025 post-split shares of common stock for corporate consulting services.

On August 6, 2012, an investor purchased 200,000 pre-split (1,000,000 post-split) shares of common stock at $0.25 per share.

On August 6, 2012 an investor purchased 200,000 pre-split (1,000,000 post-split) shares of common stock at $0.25 per share.

On August 6, 2012 an investor purchased 200,000 pre-split (1,000,000 post-split) shares of common stock at $0.25 per share.

On September 1, 2012 an investor purchased 96,000 pre-split (480,000 post-split) shares of common stock at $0.25 per share.

On October 1, 2012, an investor purchased 83,333 post-split share of common stock at $0.30 per share.

On October 3, 2013, an investor purchased 40,000 post-split shares of common stock at $0.30 per share.

On October 11, 2012, an investor purchased 20,000 post-split shares of common stock at $0.30 per share.

On October 25, 2012, an investor purchased 80,000 post-split shares of common stock at $0.30 per share.

On October 29, 2012, an investor purchased 16,666 post-split shares of common stock at $0.30 per share.

On June 20, 2013, an investor exercised options to purchase 100,000 post-split shares of common stock at $0.01 per share, and 33,333 post-split shares of common stock at $0.30 per share.

On February 10, 2014, a consultant was issued 5,000,000 post-split shares of common stock for investor relations consulting services. These shares were returned by the consultant to our treasury and the consultant will instead be issued, after our registration statement becomes effective, a warrant to purchase 5,000,000 shares of our common stock. At the end of six months of service following the effective registration statement, the consultant will be issued a warrant to purchase 2,500,000 shares of common stock and, unless we opt out of the agreement, at the end of a year of service following the effective registration statement, the consultant will be issued a warrant to purchase 2,500,000 shares of common stock.

These securities were issued pursuant to Section 4(2) of the Securities Act and/or Rule 506 promulgated thereunder. The holders represented their intention to acquire the securities for investment only and not with a view towards distribution. The investors were given adequate information about us to make an informed investment decision. We did not engage in any general solicitation or advertising. We directed our transfer agent to issue the stock certificates with the appropriate restrictive legend affixed to the restricted stock.

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ITEM 16. EXHIBITS

Exhibit Number	Exhibit Name
3.1	Amended and Restated Articles of Incorporation (1)
3.2	Bylaws (1)
5.1	Opinion and Consent of Cane Clark LLP (1)
10.1	Sale of Assets, dated July 1, 2010 (1)
10.2	Patent and Licensing Rights Agreement (1)
10.3	Master Promissory Note (1)
10.4	Master Promissory Note (1)
10.5	Consulting Agreement (1)
10.6	Amendment No. 1 to Consulting Agreement (1)
10.7	Master Promissory Note (1)
23.1	Consent of Independent Accountant
23.2	Consent of Cane Clark LLP (Contained in Exhibit 5.1) (1)
99.1	Form of Subscription Agreement (1)

(1) Previously filed.

ITEM 17. UNDERTAKINGS.

a.	The undersigned registrant hereby undertakes:

1.	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i.	To include any prospectus required by Section 10 (a)(3) of the Securities Act of 1933;

ii.	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

iii.	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

2.	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4.	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

A.	Each prospectus filed by the registrant shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

B.	Each prospectus required to be filed as part of a registration statement in reliance on Rule 430B relating to an offering for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

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ii.	Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

5.	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i.	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

ii.	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

iii.	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

iv.	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

6.	In the event the registrant requests acceleration of effective date or filing of registration statement becoming effective upon filing then the registrant undertakes to advise you as follows:

a.	If any provision or arrangement exists whereby the registrant may indemnify a director, officer or controlling person of the registrant against liabilities arising under the Securities Act, or

b.	There is no underwriter.

c.	The benefits of such indemnification are not waived by such persons:

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registrant statement to be duly signed on its behalf by the undersigned, thereunto duly authorized in the City of Las Vegas, State of Nevada, on July 8, 2014 .

RX SAFES, INC.

By: /s/ Lorraine Yarde

Lorraine Yarde

Chief Executive Officer, Principal Executive Officer, Chief Financial Officer, Principal Financial Officer, Principal Accounting Officer, President, Secretary and Director

By: /s/ Susan Von Kutzner

Susan Von Kutzner

Treasurer and Director

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

By: /s/ Lorraine Yarde

Lorraine Yarde

Chief Executive Officer, Principal Executive Officer, Chief Financial Officer, Principal Financial Officer, Principal Accounting Officer, President, Secretary and Director

Date: July 8, 2014

By: /s/ Susan Von Kutzner

Susan Von Kutzner

Treasurer and Director

Date: July 8, 2014

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